UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ACCESS TO MONEY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Access to Money, Inc., a Delaware corporation (the “Company”, “we” or “us”), to be held on Friday, October 28, 2011, at 9:00 am.,  local time at Crowne Plaza Cherry Hill, located at 2349 West Marlton Pike, Cherry Hill, New Jersey 08002.

At the special meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of August 15, 2011 (the “Merger Agreement”), by and among the Company, Cardtronics USA, Inc., a Delaware corporation (“Buyer”), CATM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), LC Capital Master Fund, Ltd., a Cayman Islands exempted company and principal stockholder of the Company (“LC Capital”), and Cardtronics, Inc., a Delaware corporation and parent company of the Buyer (“Cardtronics”), as guarantor, pursuant to which Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer (the “Merger”). Upon completion of the Merger, you will be entitled to receive $0.285 in cash, without interest and less applicable withholding taxes, for each share of common stock of the Company that you own immediately prior to the effective time of the Merger.

You will also be asked to (i) vote on the approval, on a non-binding advisory basis, of compensation that may be received by our named executive officers in connection with the Merger, (ii) vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting, and (iii) consider and act upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Following the completion of the Merger, Buyer will own all of the Company’s issued and outstanding capital stock, and the Company will become a wholly-owned subsidiary of Buyer. As a result, our common stock will no longer be traded on the OTC Bulletin Board and we will no longer be required to file periodic and other reports with the Securities and Exchange Commission. After the Merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.

Our Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. In arriving at its recommendation, our Board of Directors carefully considered a number of factors described in the accompanying proxy statement.

If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares without receiving instructions from you. You should instruct your broker, bank or other nominee to vote your shares, and you should do so by following the procedures provided by your broker, bank or other nominee. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against approval and adoption of the Merger Agreement.

If you do not hold your shares in “street name” and you complete, sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of approval and adoption of the Merger Agreement. If you fail to return your proxy card and fail to vote at the special meeting, the effect will be the same as a vote against approval and adoption of the Merger Agreement. Returning the proxy card does not deprive you of your right to attend the special meeting and vote your shares in person.

Your proxy may be revoked at any time before it is voted by submitting a later-dated proxy to us in writing or by telephone or over the Internet, by submitting a written revocation to the secretary of the Company prior to the vote at the special meeting, or by attending and voting in person at the special meeting. For shares held in “street name,” you may revoke or change your vote by submitting instructions to your bank, broker or other nominee.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock approve and adopt the Merger Agreement. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by telephone or over the Internet following the instructions on the proxy card.

Your prompt submission of a proxy card will be greatly appreciated.

Sincerely, Richard B. Stern President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated September 28, 2011 and is first being mailed to the Company’s stockholders on or about October 4, 2011.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 2011

ACCESS TO MONEY, INC.

To the Stockholders of Access to Money, Inc.:

Notice is hereby given that a special meeting of stockholders of Access to Money, Inc., a Delaware corporation (the “Company”, “we,” or “us”), will be held on Friday, October 28, 2011, at 9:00 a.m.,  local time at Crowne Plaza Cherry Hill, located at 2349 West Marlton Pike, Cherry Hill, New Jersey 08002, for the following purposes:

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 15, 2011 (the “Merger Agreement”), by and among the Company, Cardtronics USA, Inc., a Delaware corporation (“Buyer”), CATM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), LC Capital Master Fund, Ltd., a Cayman Islands exempted company and principal stockholder of the Company (“LC Capital”), and Cardtronics, Inc., a Delaware corporation and parent company of Buyer (“Cardtronics”), as guarantor, pursuant to which Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer (the “Merger”). Upon completion of the Merger, you will be entitled to receive $0.285 in cash, without interest and less applicable withholding taxes, for each share of the Company common stock that you own immediately prior to the effective time of the Merger.

2.
To consider and vote, on a non-binding advisory basis, to approve the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

3.
To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

4.	To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements thereof.

As described in the accompanying proxy statement, we will not consummate the Merger unless Proposal 1 is approved.

Only holders of record of our common stock at the close of business on September 15, 2011 the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

The Merger Agreement and the Merger are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock vote for the approval of the Merger Agreement. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by telephone or over the Internet following the instructions on the proxy card.

Our Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” the approval of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting.

Under Delaware law, our stockholders may exercise appraisal rights in connection with the Merger. Stockholders who do not vote in favor of the Merger proposal and who comply with all of the other necessary procedural requirements under Delaware law will have the right to dissent from the Merger and to seek appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger.  For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the General Corporation Law of the State of Delaware, a copy of which is included as Appendix C to the accompanying proxy statement.

By Order of the Board of Directors, Michael J. Dolan Secretary

Cherry Hill, New Jersey
September 28, 2011

Please do not send your common stock certificates to us at this time. If the Merger is completed, you will be sent instructions regarding the surrender of your certificates.

Proxy Statement

Page

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MERGER, THE MERGER AGREEMENT AND THE SPECIAL MEETING	9
INTRODUCTION	16
THE PARTIES	16
Access to Money, Inc.	16
Cardtronics, Inc. and Cardtronics USA, Inc.	16
CATM Merger Sub, Inc.	17
LC Capital Master Fund, Ltd.	17
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION	18
THE SPECIAL MEETING	19
General	19
Record Date and Voting Information	19
How You Can Vote	20
Proxies; Revocation	21
Expenses of Proxy Solicitation	21
Adjournments	21
Other Matters	21
THE MERGER (PROPOSAL 1)	22
Background of the Merger	22
Recommendation of Our Special Committee and Our Board of Directors	30
Purpose and Reasons for the Merger	33
Opinion of Our Financial Advisor	33
Projected Financial Information	37
Certain Effects of the Merger	40
Interests of Our Directors and Executive Officers in the Merger	40
Note Purchase Agreement with Mr. Falcone	45
LC Capital Master Fund Secured Note	45
Employment Agreement with Mr. Falcone	45
Golden Parachute Compensation	46
Our Stockholders’ Rights of Appraisal	47
Material U.S. Federal Income Tax Consequences	49
Litigation Relating to the Merger	51

i

THE MERGER	52
Effective Time of Merger	52
Payment of Merger Consideration and Surrender of Stock Certificates	52
Fees and Expenses	53
THE MERGER AGREEMENT	53
General; The Merger	54
Certificate of Incorporation; Directors and Officers	54
Conversion of Securities	54
Treatment of Options, Warrants and Restricted Stock	55
Representations and Warranties	56
Covenants of the Company	58
Covenants of Buyer and/or Merger Sub	63
Certain Covenants of Each Party	64
Conditions to the Completion of the Merger	64
Termination of the Merger Agreement	65
Effect of Termination; Fees and Expenses	67
Amendment; Extension; Waiver	68
Related Transactions and Agreements	68
GOLDEN PARACHUTE COMPENSATION (PROPOSAL 2)	69
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)	69
Adjournment of the Special Meeting	69
Vote Required and Board of Directors Recommendation	69
MARKET PRICE	70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	72
FUTURE STOCKHOLDER PROPOSALS	72
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	73
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	73

Agreement and Plan of Merger	Appendix A
Opinion of GuideCap Partners, LLC	Appendix B
Section 262 of the General Corporation Law of the State of Delaware	Appendix C
Annual Report on Form 10-K for the year ended December 31, 2010	Appendix D
Quarterly Report on Form 10-Q for the quarter ended June 30, 2011	Appendix E

ii

SUMMARY

This following summary highlights selected information contained in this proxy statement and may not contain all of the information that may be important to you. You are urged to carefully read this entire proxy statement, including the appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 73.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 2011.  THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND APPENDICES A, B, C, D AND E, ARE AVAILABLE AT HTTP://WWW.CFPPROXY.COM/4301sm.  In accordance with rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

Information About Access to Money, Inc.

In this proxy statement, the terms the “Company,” “we,” “our,” and “us” refer to Access to Money, Inc. and our subsidiaries. We are an independent automated teller machine deployer, acting as the source for business to purchase, operate, and service automated teller machines, which we refer to herein as “ATMs”.  We are one of the largest independent providers of ATMs in the United States and offer a comprehensive suite of related services for both large and small customers.  We entered the ATM business in 1999 and expanded our operations through internal growth and acquisitions.  We manage, own or operate approximately 10,400 ATMs in the United States.  We typically locate our ATMs in high traffic retail environments through national, regional, and locally-owned supermarkets, convenience stores and other retail locations.  We participate in as many electronic funds transfer networks, or EFTNs, as practical, including, but not limited to, NYCE, Visa, MasterCard, Plus, American Express, Discover/Novus, STAR, Allpoint, and Moneypass.

Our principal executive offices are located at 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034 and our telephone number is (856) 414-9100. Our website is www.accesstomoney.com. Our common stock is eligible for trading on the OTC Bulletin Board (“OTCBB”) under the symbol “AEMI.” Additional information about our Company is included in our Annual Report on SEC Form 10-K for the year ended December 31, 2010 and our Quarterly Report on SEC Form 10-Q for the quarter ended June 30, 2011, copies of which are attached hereto as Appendix D and Appendix E, respectively. See the section entitled “Where Stockholders Can Find More Information” beginning on page 73.

Information About Cardtronics, Inc. and Cardtronics USA, Inc.

           Cardtronics Inc., parent company of the Buyer, which we refer to herein as “Cardtronics” or “Parent”, is the world's largest retail ATM owner. As of June 30, 2011, it operated approximately 37,400 ATMs in the United States, the United Kingdom, Mexico, and the Caribbean, primarily with well-known retailers such as  7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Rite Aid®, Safeway®, Target®, and Walgreens®.  It also assists in the operation of an additional approximately 4,500 ATMs under managed services contracts with customers such as Kroger®, Travelex®, and Circle K®. In addition to its retail ATM operations, Cardtronics provides services to large and small banks, credit unions, and prepaid card issuers, allowing them to place their brands on over 14,900 Cardtronics' ATMs and providing surcharge-free access through Cardtronics' Allpoint Network.

Cardtronics USA, Inc., which we refer to herein as the Buyer, is the principal United States operating subsidiary of Cardtronics.  Cardtronics has agreed to guarantee the obligations of Buyer under the Merger Agreement.  Buyer and Cardtronics are headquartered in Houston, Texas, and their website is www.cardtronics.com. Cardtronics’ common stock is listed on The NASDAQ Global Market exchange and trades under the symbol “CATM.”

Information About Merger Subsidiary

CATM Merger Sub, Inc., which we refer to herein as “Merger Sub”, is a wholly-owned subsidiary of Buyer, is a Delaware corporation formed for the purpose of effecting the Merger of the Merger Sub with and into the Company. At the effective time of the Merger, we will be the surviving corporation and become a wholly-owned subsidiary of Buyer.

The Merger (page 52)

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with Delaware law, at the effective time (as defined on page 52) the Merger Sub will merge with and into the Company in accordance with Delaware law, whereupon the separate existence of the Merger Sub will cease, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Each share of common stock of the Company will be converted into the right to receive $0.285, without interest and less applicable withholding taxes.

We encourage you to read the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement, which sets forth the key terms and conditions of the Merger.

Payment of Merger Consideration and Surrender of Stock Certificates (page 52)

At the effective time, each share of common stock of the Company outstanding immediately prior to the effective time will be converted into the right to receive $0.285 in cash, without interest and less applicable withholding taxes, which we refer to as the “Merger Consideration”.

Effect of the Merger on our Equity Awards (page 55)

    Upon completion of the Merger, each outstanding option to purchase Company common stock will be canceled in exchange for the right to receive $0.285 in cash, without interest, less the exercise price of the option, multiplied by the number of shares subject to the option immediately prior to the completion of the Merger. If the per share exercise price of an outstanding option equals or exceeds the Merger Consideration of $0.285 per share, then such outstanding option will be cancelled and terminated at the effective time without payment or other consideration.

Each share of restricted stock that is outstanding and unvested immediately prior to the Merger will become fully vested and the holder will be entitled to receive an amount of cash equal to $0.285 without interest and less applicable withholding taxes for each such restricted share.

Effect of the Merger on our Outstanding Warrants (page 55)

Upon completion of the Merger, each outstanding warrant to purchase Company common stock will be canceled in exchange for the right to receive an amount of cash equal to $0.285 without interest, less the exercise price of the warrant, multiplied by the number of shares subject to the warrant immediately prior to the completion of the Merger. If the per share exercise price of an outstanding warrant equals or exceeds the Merger Consideration of $0.285 per share, then such outstanding warrant will be cancelled and terminated at the effective time without payment or other consideration.

Recommendation of Our Special Committee and Our Board of Directors (page 30)

    The Board of Directors of the Company, which we refer to as the “Board” or the “Board of Directors”, acting on the unanimous recommendation of a special committee of disinterested directors, which we refer to as the “Special Committee”, has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of our Company and our stockholders and has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Board has resolved to recommend that our stockholders vote “FOR” the adoption of the Merger Agreement.

Our Reasons for the Merger (page 33)

In evaluating the Merger, the Board of Directors consulted with the Special Committee, our management, as well as our legal and financial advisors and, in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby and to recommend that our stockholders adopt the Merger Agreement, our Board of Directors considered a number of factors, including those listed in the section of this proxy statement entitled “The Merger (Proposal 1) — Recommendation of our Special Committee and our Board of Directors” beginning on page 30.

Opinion of Our Financial Advisor (page 33)

    The Board of Directors retained GuideCap Partners, LLC, which we refer to herein as “GuideCap”, as its financial advisor in connection with the Merger. On August 5, 2011 at a meeting of the Board of Directors and Special Committee, GuideCap delivered its opinion that, based upon and subject to the factors, considerations, qualifications, limitations and assumptions set forth in the opinion, as of that date, the per share Merger Consideration to be received by the holders of shares of our common stock (other than shares owned by the Company, Cardtronics or their subsidiaries, or as to which dissenters’ rights are perfected) in connection with the Merger pursuant to the Merger Agreement was fair to the holders of shares of our common stock, from a financial point of view.

The full text of GuideCap’s written opinion, dated August 5, 2011 is attached to this proxy statement as Appendix B and sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion.  Stockholders should read the opinion in its entirety, as well as the section of this proxy statement entitled “The Merger — Opinion of Our Financial Advisor” beginning on page 33. GuideCap addressed its opinion to the Board of Directors and Special Committee, and its opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting with respect to the Merger or as to any other action that a stockholder should take with respect to the Merger. See “The Merger — Opinion of Our Financial Advisor” beginning on page 33.

Record Date and Voting Information (page 19)

The record date for the special meeting of the Company’s stockholders is September 15, 2011. This means that you must be a stockholder of record of our common stock at the close of business on September 15, 2011 in order to vote at the special meeting. You are entitled to one vote for each share of our common stock you own as of the record date.  As of the record date, there were 33,294,348 shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting.

Vote Required

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of  the shares of Company common stock entitled to vote thereon at the special meeting. Approval of the vote, on a non-binding advisory basis, of compensation that may be received by our named executive officers in connection with the Merger requires the affirmative vote of a majority of  the shares of common stock entitled to vote thereon at the special meeting. Approval of the proposal to adjourn or postpone the special meeting requires the affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

LC Capital Proxy

Pursuant to the Merger Agreement, LC Capital Master Fund, Ltd., which we refer to herein as “LC Capital”, the record and beneficial owner of 10,997,903 shares of the Company’s common stock, representing 33.8% of our outstanding shares and has agreed to (i) vote its shares in favor of the Merger Agreement, (ii) irrevocably appoint the Buyer as proxy to vote the shares that it owns in favor of the Merger, and (iii) not dispose of the shares that it owns prior to the termination of the Merger Agreement, or closing of the Merger.

Stock Ownership of Directors, Executive Officers and their Affiliates (page 71)

At the close of business on the record date, the directors, executive officers of the Company and their affiliates beneficially owned and were entitled to vote 5,164,556 shares of common stock, collectively representing approximately 15.4% of the shares of common stock outstanding on that date.

Interests of Our Directors and Executive Officers in the Merger (page 40)

In considering the recommendation of the Special Committee and the Board of Directors, you should be aware that our directors and executive officers may have financial interests in the Merger that are in addition to or different from their interests as stockholders and the interests of the Company’s stockholders generally, and these additional or differing interests may present actual or potential conflicts of interest. The Special Committee and the Board were aware of these additional or differing interests and considered them, among other matters, in unanimously approving the Merger Agreement and the transactions contemplated thereby. You should consider these additional or differing interests of our directors and executive officers that are described in this proxy statement.  Such interests of our directors and executive officers include:

•	the accelerated vesting of restricted shares held by our executive officers;

•	the cash payment for in-the-money stock options held by our executive officers;

•
the payment of severance benefits pursuant to employment agreements with two of our executive officers, Richard Stern and Michael Dolan, in connection with certain qualifying terminations of employment that may occur following the Merger;

•	the executive employment agreement to be entered into by Douglas B. Falcone with the Buyer effective upon completion of the Merger;

•	the right to continued indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the Merger;

•
the receipt upon completion of the Merger by LC Capital of approximately $3,500,000 in full payment of all outstanding principal and interest under a secured promissory owed by the Company, dated September 3, 2011 in the original principal amount of $3,150,000.  Michael Venezia is employed by Lampe Conway & Co., LLC, the investment manager of LC Capital;

•
 The Note Purchase Agreement executed simultaneously with the Merger Agreement by Douglas B. Falcone and the Buyer, pursuant to which Mr. Falcone agreed to sell to Buyer, at the closing of the Merger, that certain subordinated promissory note under which we currently owe Mr. Falcone $14.3 million of principal and interest in consideration of the payment of $3,000,000 of cash from the Buyer at closing and certain contingent deferred payments from the Buyer in a maximum aggregate amount of up to an additional $5,250,000 payable over the first full four calendar years after the closing of the Merger.

De-listing and Deregistration of Our Common Stock (page 40)

The Shares of our common stock are currently traded on the OTC Bulletin Board under the symbol “AEMI.” If the Merger is completed, our common stock will no longer be eligible for trading on the OTCBB and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will no longer file periodic reports with the SEC. See “The Merger (Proposal 1) – Certain Effects of the Merger.”

Stockholders’ Rights of Appraisal (page 47)

Stockholders of the Company have the right under Delaware law to dissent from the approval and adoption of the Merger Agreement, to exercise appraisal rights and to receive payment in cash of the judicially determined fair value for their shares, plus interest, if any, on the amount determined to be the fair value, in accordance with Delaware law. The fair value of shares of our common stock, as determined in accordance with Delaware law, may be more or less than, or equal to, the Merger Consideration to be paid to non-dissenting stockholders in the Merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must follow the specific procedures provided under Delaware law for perfecting appraisal rights. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights will be lost. These procedures are described in this proxy statement, and a copy of Section 262 of the Delaware General Corporation Law, which we refer to as “Section 262”, which grants appraisal rights and governs such procedures, is attached as Appendix C to this proxy statement. See “The Merger — Our Stockholders’ Rights of Appraisal” beginning on page 47.

Non-solicitation Provisions (page 60)

We are subject to a “no shop” restriction on our ability to solicit third party proposals or provide information and engage in discussions with third parties relating to alternative business combination transactions. The “no shop” provision is subject to a “fiduciary-out” provision that allows us, prior to obtaining stockholder approval of the Merger, to (i) participate in negotiations or discussions (including making any counterproposal or counter offer) with any third party that has made after the date of the Merger Agreement a “superior proposal” (as defined on page 61) or a bona fide unsolicited written acquisition proposal that the Board of Directors believes in good faith (after consultation with its financial advisor and outside legal counsel) would reasonably be executed to lead to a “superior proposal”; (ii) furnish to any third party that has made after the date of the Merger Agreement a “superior proposal”, nonpublic information pursuant to an acceptable confidentiality agreement; (iii) make a “company adverse recommendation change,” (as defined on page 60); and (iv) enter into a “company acquisition agreement” (as defined on page 60), but in each case only if the Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law. See “The Merger Agreement — Covenants of the Company” beginning on page 58.

Conditions to Completion of the Merger (page 64)

The obligations of the Company, Buyer and Merger Sub to complete the Merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the Merger of certain conditions, including:

•	a majority of our outstanding shares have voted in favor of the Merger;

•
no governmental entity has enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

•
all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the Certificate of Merger with the Secretary of State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse effect on the Company or a material adverse effect on Buyer’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement.

In addition, the obligations of Buyer and Merger Sub to complete the Merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the Merger of certain conditions, including:

•	the representations and warranties of the Company shall be true and correct in all material respects;

•	the Company shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Company under the Merger Agreement;

•	the Company shall not have suffered a Material Adverse Effect (as defined on page 57) subsequent to August 15, 2011;

•	the shares of common stock dissenting from adoption of the Merger Agreement and exercising appraisal rights shall not exceed 10% of our issued and outstanding shares as of August 15, 2011; and

•
the Note Purchase Agreement, between Buyer and Douglas B. Falcone, shall be in full force and effect and Mr. Falcone shall be willing and able to perform all of his obligations under the Note Purchase Agreement.

In addition, our obligations to complete the Merger are subject to the satisfaction (or, to the extent permissible, waiver) on or prior to the closing date of the Merger of certain conditions, including:

•	the representations and warranties of Buyer and Merger Sub shall be true and correct in all material respects on and as of the closing;

•	the Buyer and Merger Sub have performed in all material respects all obligations and covenants required to be performed or complied with by them under the Merger Agreement;

•	the Buyer shall have made payment in full satisfaction of our outstanding obligations to Sovereign Bank, N.A., LC Capital, and Cadence Special Holdings II, LLC (“Cadence”); and

•
the Note Purchase Agreement, between Buyer and Douglas B. Falcone, shall be in full force and effect and Buyer shall be willing and able to perform all of its obligations under the Note Purchase Agreement.

Termination of the Merger Agreement (page 65)

The Merger Agreement may be terminated at any time before the effective time, whether or not our stockholders have adopted the Merger Agreement:

•	by mutual written agreement of Buyer and us;

•	by either Buyer or us if:

•
the Merger has not been consummated on or before December 31, 2011, which we refer to as the “end date”, unless the breach of the Merger Agreement by the party seeking to terminate resulted in the failure to consummate the Merger by the end date;

•
any applicable law, judgment or decree makes consummation of the Merger illegal or otherwise prohibited or permanently enjoins the consummation of the Merger and such enjoinment has become final and non-appealable, provided the party seeking to terminate the Merger Agreement shall have used all reasonable best efforts to prevent, oppose and remove such applicable law; or

•	the adoption of the Merger Agreement by our stockholders was not obtained at the special meeting (or any adjournment or postponement of the meeting).

•	by Buyer if:

•
a breach by us of a representation, warranty, covenant or agreement has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not capable of being cured by December 31, 2011, subject to certain limitations;

•	our Board of Directors has effected a Company Adverse Recommendation Change;

•	our Board of Directors shall have entered into or recommended a Company Acquisition Agreement;

•	we shall have breached or failed to perform in any material respect any of the covenants and agreements relating to the “no solicitation” provision of the Merger Agreement;

•	our Board of Directors fails to publicly reaffirm its recommendation of the Merger within 10 business days of a request by Buyer that it do so;

•
a tender offer or exchange offer relating to our common stock shall have been commenced by a person unaffiliated with Buyer and we shall not have sent or given to our stockholders pursuant to Rule 14e-2 under the Exchange Act, within 10 Business Days after such tender offer or exchange offer is first published, a statement reaffirming the Board recommendation in favor of the Merger Agreement and recommending that stockholders reject such tender or exchange offer; or

•	the Board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing.

•	by us if:

•
our Board of Directors authorizes us, subject to complying with the terms of the Merger Agreement, to enter into a written definitive agreement concerning a “superior proposal” provided that we have paid a termination fee to Buyer;

•
a breach of a representation, warranty, covenant or agreement by Buyer or Merger Sub has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not capable of being cured by December 31, 2011, subject to certain limitations; or

•	all conditions to the obligations of Buyer and Merger Sub to complete the Merger have been satisfied or waived and Buyer and Merger Sub have breached their obligation to complete the Merger.

Termination Fees and Expenses (page 67)

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement — Effect of Termination” beginning on page 67, we may be obligated to pay to Buyer a termination fee of $1,000,000 plus out-of-pocket expenses not to exceed $100,000.

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement — Effect of Termination of the Merger Agreement” beginning on page 67, Buyer must pay us $1,000,000, plus out-of-pocket expenses not to exceed $100,000.

In general, the Buyer and the Company will each bear its own expenses in connection with the Merger Agreement and the related transactions.

Material United States Federal Income Tax Consequences (page 49)

The exchange of shares for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes. You should read “Material United States Federal Income Tax Consequences” beginning on page 49 for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to our stockholders will depend on their particular tax situations. Our stockholders should consult their tax advisors to determine the tax consequences of the transaction to them.

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE MERGER AGREEMENT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions about the Merger, the Merger Agreement and the special meeting and are qualified in their entirety by the more detailed information contained elsewhere in this proxy statement. These questions and answers may not address all questions that may be important to you. You should still carefully read this entire proxy statement, including the attached appendices.

Q:	Why am I receiving these materials?

A:
The Board of Directors is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of the Company’s stockholders. The enclosed proxy is being solicited by the Board of Directors for use at the special meeting. The Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. .

Q:	When and where is the special meeting?

A:	The special meeting will be held on Friday, October 28, 2011, at 9:00 a.m., local time at Crowne Plaza Cherry Hill, located at 2349 West Marlton Pike, Cherry Hill, New Jersey 08002.

Q:	Upon what am I being asked to vote?

A:
You are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer. You are also voting on the approval, on a non-binding advisory basis, of compensation that may be received by the Company’s named executive officers in connection with the Merger. You are also being asked to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

Q:	Why is the Merger being proposed?

A:
The purpose in proposing the Merger is to enable stockholders to receive, upon completion of the Merger, $0.285 in cash per share, without interest and less applicable withholding taxes. After careful consideration, our Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved and authorized the Merger Agreement, determined that the Merger Agreement and the terms and conditions of the Merger are advisable and in the best interests of the Company and its stockholders, and unanimously recommends that our  stockholders vote “FOR” adoption of the Merger Agreement. For a more detailed discussion of the conclusions, determinations and reasons of the Board of Directors for recommending that we undertake the Merger on the terms of the Merger Agreement, see “The Merger (Proposal 1) —  Recommendation of the Special Committee and the Company’s Board of Directors,” beginning on page 30.

Q:	What will happen in the Merger?

A:	In the Merger, Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer.

Q:	What will I receive in the Merger?

A:
If the Merger is completed, you will be entitled to receive $0.285 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the effective time of the Merger.

Q:	What is the recommendation of the Company’s Board of Directors?

A:
Based on the factors described in “The Merger (Proposal 1)— Recommendation of the Special Committee and the Company’s Board of Directors,” our Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has approved and authorized the Merger Agreement by unanimous vote and unanimously recommends that you vote “FOR” the Merger Agreement. In the unanimous opinion of the Board of Directors and the Special Committee, the Merger Agreement and the terms and conditions of the Merger are advisable, fair to, and in the best interests of the Company and its stockholders. See “The Merger (Proposal 1) — Recommendation of the Special Committee and the Company’s Board of Directors” beginning on page 30.

Q:	Who are the members of the Special Committee?

A:
Thomas McNamara and Kenneth Paull. Mr. McNamara was appointed to the Board of Directors in April 2008. Mr. McNamara is an attorney and founding partner in the law firm of Indik & McNamara, P.C.  From October 2007 to present, Mr. McNamara has also served as President and Chairman of the Board of Directors of Innovative Clinical Solutions, Ltd., a company engaged in implementing plans of liquidation.  Mr. Paull was appointed to the Board of Directors in April 2008. Mr. Paull is an Executive Vice President of Roam Data, a mobile commerce company.  From February 2011 to August 31, 2011, he was a Director of Market Platform Dynamics, a management consulting firm with a focus in the electronic payments industry.  Prior to this, Mr. Paull served as Chief Executive Officer of Moneta Corporation, an alternative payment brand for e-commerce businesses, and as President of PAX Technology, Inc., a point of sale payment terminals manufacturing and distribution company.  Neither Mr. McNamara nor Mr. Paull has any interest in the Merger or the Merger Agreement, nor does either have any consulting or other relationship with us and each satisfies the independence standards for directors set forth under NASDAQ Marketplace Rule 5600.

Q:	Who will own the Company after the Merger?

A:	After the Merger, we will be a wholly-owned subsidiary of the Buyer.

Q:	What are the consequences of the Merger to present members of management and the Company’s Board of Directors?

A:
Shares of common stock owned by members of management and the Board of Directors will be treated the same as shares held by other stockholders. Options and restricted stock owned by members of management and the Board of Directors will be treated the same as options and restricted stock held by other employees. See “Treatment of Outstanding Options and Restricted Stock” in the Summary section above.  Certain executive officers are entitled to receive severance payments under their existing employment agreements if their employment is terminated other than “for cause” within 12 months after the Merger.  One of our executive officers, Douglas B. Falcone, will enter into an executive employment agreement with the Buyer effective upon completion of the Merger and must sell to the Buyer the subordinated promissory note under which we currently owe him $14.3 million in principal and interest for a maximum aggregate amount of $8.25 million, subject to certain subsequent financial conditions related to the post -aquisition performance of the Buyer's and the Company’s “merchant own-and-load” ATM businesses.  For more information, see “The Merger (Proposal 1) — Interests of Our Directors and Executive Officers in the Merger” beginning on 40.

Q:	Is the Merger subject to the satisfaction of any conditions?

A:
Yes. Before completion of the transactions contemplated by the Merger Agreement, a number of closing conditions must either be satisfied or waived. These conditions are described in “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 64. These conditions include, among others, the adoption of the Merger by our stockholders, the absence of legal prohibitions to the Merger, the accuracy of the representations and warranties of the parties (subject to certain qualifications), and the absence of a Company Material Adverse Effect.

Q:	Who can vote on the Merger Agreement?

A:
Holders of the Company’s common stock at the close of business on September 15, 2011, the record date for the special meeting, may vote in person or by proxy on the Merger Agreement at the special meeting.

Q:	What vote is required to approve the Merger Agreement?

A:	The Merger Agreement must be approved and adopted by the affirmative vote of a majority of the shares of Company common stock outstanding on the record date.

Q:	What is a quorum?

A:
A quorum of the holders of the outstanding shares of Company common stock must be present for the special meeting to be held. A quorum is present if the holders of record of a majority of the outstanding shares of common stock entitled to vote at the meeting are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:	How many votes do I have?

A:	You have one vote for each share of Company common stock that you own as of the record date.

Q:	How are votes counted?

A:
Votes will be counted by the inspector of elections appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the Merger proposal, the adjournment proposal, or the advisory vote regarding compensation that may become payable to our named executive officers as a result of the Merger.  Because under Delaware law adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock, the failure to vote, broker non-votes, and abstentions will have the same effect as voting “AGAINST” the Merger proposal. See “Adjournment of the Special Meeting (Proposal 3),” beginning on page 69.

Because approval of the “golden parachute” compensation proposal requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” the “golden parachute” compensation proposal, and broker non-votes will have no effect on the outcome of the “golden parachute” compensation proposal.

Because approval of the adjournment proposal requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and broker non-votes will have no effect on the outcome of the adjournment proposal.

Q:	How do I vote my common stock?

A:
Before you vote, you should read this proxy statement in its entirety, including the appendices, and carefully consider how the Merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see “The Special Meeting—Record Date and Voting Information” beginning on page 19.

Q:	What happens if I do not vote?

A:
The vote to adopt the Merger Agreement is based on the total number of shares of our common stock outstanding on the record date, and not just the number of shares that are voted. If you do not vote, it will have the exact same effect as a vote “AGAINST” the Merger proposal. If the Merger is completed, whether or not you vote for the Merger proposal, you will be paid the Merger Consideration for your shares of Company common stock upon completion of the Merger, unless you properly exercise your appraisal rights. See “The Special Meeting” and “The Merger (Proposal 1) — Our Stockholders’ Appraisal Rights” beginning on page 19 and 47, respectively, and Appendix C to this proxy statement.

Q:	If the Merger is completed, how will I receive cash for my shares?

A:
If the Merger Agreement is adopted and the Merger is consummated, and if you are the record holder of your shares of the Company’s common stock immediately prior to the effective time of the Merger (i.e., you have a stock certificate), you will be sent a letter of transmittal to complete and return to Wells Fargo Bank, National Association, referred to herein as the “paying agent.” In order to receive the $0.285 in cash, without interest and less any applicable withholding taxes, per share, you must send the paying agent, according to the instructions provided, your validly completed letter of transmittal together with your Company stock certificates and other required documents as instructed in the separate mailing. Once you have properly submitted a completed letter of transmittal, you will receive cash for your shares. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions after the effective time of the Merger from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:	When should I send in my stock certificates?

A:	You should send your stock certificates together with the letter of transmittal sent to you following the consummation of the Merger. You should not send your stock certificates now.

Q:	How are stock options treated in the merger?

A:
We have agreed to take all action necessary so that each option outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash, without interest and subject to the applicable tax withholding, equal to (a) the amount, if any, by which the Merger Consideration of $0.285 per share exceeds the per share exercise price of such outstanding option, multiplied by (b) the number of shares of common stock subject to such outstanding option immediately prior to the effective time. If the per share exercise price of an outstanding option equals or exceeds the Merger Consideration of $0.285 per share, then such outstanding option will be cancelled and terminated at the effective time without payment or other consideration.

Q:	How are warrants treated in the merger?

A:
We have agreed to use our reasonable efforts so that each warrant outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash, without interest and subject to the applicable tax withholding, equal to (a) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such outstanding warrant, multiplied by (b) the number of shares of common stock subject to such outstanding warrant immediately prior to the effective time. If the per share exercise price of an outstanding warrant equals or exceeds the Merger Consideration, then such outstanding warrant will be cancelled and terminated at the effective time without payment or other consideration therefor and the holder will have no rights with respect to such outstanding warrants.

Q:	If I do not know where my stock certificate is, how will I get my cash?

A:
The materials you are sent after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Buyer may also require that you provide a bond to the Buyer in order to cover any potential loss.

Q:
Why am I being asked to consider and approve on a non-binding, advisory basis compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger?

A:
The SEC recently adopted new rules that require us to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to our named executive officers and is based on or otherwise relates to the Merger (also known as “golden parachute” compensation).

Q:	What will happen if stockholders do not approve the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A:
Approval of the compensation that may be paid or become payable to our named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that may be received by our named executive officers that is based on or otherwise relates to the Merger is an advisory vote and will not be binding on the Company. Therefore, if the Merger is approved by the stockholders and completed, this “golden parachute” compensation will still be payable, if payable in accordance with our existing contractual obligations to the named executive officers, whether or not this vote on compensation is approved by the stockholders.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the Merger. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Your broker, bank or other nominee will vote your shares only if you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the directions provided to you by your broker, bank or other nominee.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an Individual Retirement Account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of materials?

A:
This means you own shares of the Company’s common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	What if I fail to instruct my broker?

A:
Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes will have exactly the same effect as a vote “AGAINST” the Merger proposal, but will have no effect on the outcomes of the vote on the adjournment proposal or advisory vote with respect to certain compensation that may be paid to our named executive officers.

Q:	When do you expect the Merger to be completed?

A:
The parties to the Merger Agreement are working to complete the Merger as quickly as possible. In order to complete the Merger, we must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger prior to December 31, 2011, although we cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined.

Q:	What are the U.S. federal income tax consequences of the Merger ?

A:
The Merger will be a taxable event for U.S. federal income tax purposes. Each U.S. holder (as defined herein) will recognize a taxable gain or loss in an amount equal to the difference between the consideration received in the Merger (prior to reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in the shares of the Company’s common stock surrendered. See “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences” beginning on page 49 for a discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders.

The tax consequences of the Merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

Q:	What happens if I do not return a proxy card?

A:	Unless you attend the meeting and cast your vote in person, your failure to return your proxy card will have the same effect as voting against adoption of the Merger Agreement.

Q:	May I vote in person?

A:
Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from such record holder.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:
	•	First, you can send a written notice to the Company’s Corporate Secretary stating that you would like to revoke your proxy;
	•	Second, you can complete and submit a new proxy in writing, by telephone or over the Internet; or
	•	Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Q:	What rights do I have to seek a valuation of my shares?

A:
Under Delaware Law, stockholders may exercise appraisal rights, but only if they do not vote in favor of the Merger proposal and they otherwise comply with the procedures of Section 262 of the General Corporation Law of the State of Delaware, which is Delaware’s appraisal statute. A copy of Section 262 is included as Appendix C to this proxy statement.

Q:	What conflicts of interest did the Board of Directors have in making its recommendation?
A:
Certain members of our Board of Directors have interests in the Merger which are different than their interests as stockholders and the interests of the Company’s stockholders generally, which may present actual or potential conflicts of interest.  For example, Michael E. Venezia is an employee of the investment manager of LC Capital and serves on our Board as a designee of LC Capital.  In connection with the Merger, LC Capital will be receiving approximately $3,500,000 in full payment of all principal and interest due from us under a secured promissory note.  Richard B. Stern’s employment agreement with us provides for material severance payments in the event that Mr. Stern’s employment is terminated, other than for cause, within 12 months after completion of the Merger.  Finally, Douglas B. Falcone will receive, upon completion of the Merger, $3,000,000 plus up to an additional $5,250,000 of contingent deferred payments, depending on the performance of the Buyer’s and the Company’s “merchant own-and-load”ATM businesses after the Merger, in full payment of the $14.3 million of principal and interest currently due from us to him under a subordinated promissory note and will also enter into an executive employment agreement with the Buyer upon completion of the Merger.

Q:	Who can help answer my questions?

A:
If you have questions about the Merger Agreement or the Merger, including the procedures for voting your shares, you should contact Michael J. Dolan via telephone at 1-800-877-8762, extension 2655, or via email at MDolan@accesstomoney.com.

INTRODUCTION

This proxy statement and the accompanying form of proxy are being furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the special meeting to be held on Friday, October 28, 2011, at 9:00 am., local time at Crowne Plaza Cherry Hill, located at 2349 West Marlton Pike, Cherry Hill, New Jersey 08002.

The Company is asking its stockholders to vote on the adoption of the Merger Agreement, dated as of August 15, 2011, by and among the Company, Buyer, Merger Sub, LC Capital and the Parent.  If the Merger is completed, we will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer, and our stockholders (other than those who perfect their appraisal rights under Delaware law) will have the right to receive $0.285 in cash, without interest and less any applicable withholding taxes, for each share of common stock of the Company that they own immediately prior to the effective time of the Merger.

THE PARTIES

Access to Money, Inc.

We are an independent automated teller machine deployer, acting as the source for businesses to purchase, operate and service automated teller machines which we refer to herein as “ATMs”.  We entered the ATM business in 1999 and expanded our operations through internal growth and acquisitions. We manage, own or operate approximately 10,400 ATMs in the United States.  We typically locate our ATMs in high traffic retail environments through national, regional and locally-owned supermarkets, convenience stores and other retail locations.   We participate in as many electronic funds transfer networks, or EFTNs, as practical, including NYCE, Visa, MasterCard, Plus, American Express, Discover/Novus, STAR, Allpoint, and Moneypass. Our principal executive offices are located at 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034 and our telephone number is (856) 414-9100. Our website is www.accesstomoney.com.

Our principal executive offices are located at 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034 and our telephone number is (856) 414-9100. Our website is www.accesstomoney.com. Our common stock is eligible for trading on the OTC Bulletin Board (“OTCBB”) under the symbol “AEMI.” Additional information about our Company is included in our Annual Report on SEC Form 10-K for the year ended December 31, 2010 and our Quarterly Report on SEC Form 10-Q for the quarter ended June 30, 2011, copies of which are attached hereto as Appendix D and Appendix E, respectively. See the section entitled “Where Stockholders Can Find More Information” beginning on page 73.

Cardtronics, Inc. and Cardtronics USA, Inc.

Cardtronics, Inc., along with its wholly- and majority-owned subsidiaries, is the world's largest retail ATM owner.  As of June 30, 2011, it operated approximately 37,400 ATMs in the United States, the United Kingdom, Mexico, and the Caribbean, primarily with well-known retailers such as  7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Rite Aid®, Safeway®, Target®, and Walgreens®.  It also assists in the operation of an additional approximately 4,500 ATMs under managed services contracts with customers such as Kroger®, Travelex®, and Circle K®. In addition to its retail ATM operations, Cardtronics provides services to large and small banks, credit unions, and prepaid card issuers, allowing them to place their brands on over 14,900 Cardtronics' ATMs and providing surcharge-free access through Cardtronics' Allpoint Network. Cardtronics' principal executive offices are located at 3250 Briarpark Drive, Suite 400, Houston, Texas and its telephone number is (832) 308-4000. Its website is www.cardtronics.com.

The Buyer is the principal operating subsidiary of Cardtronics, Inc., and its principal executive offices are in the same location as Cardtronics’ principal executive offices.

CATM Merger Sub, Inc.

CATM Merger Sub, Inc., a wholly-owned subsidiary of Buyer, is a Delaware corporation formed on August 12, 2011 for the purpose of effecting the Merger. At the effective time of the Merger, CATM Merger Sub, Inc. will be merged with and into the Company and the name of the resulting company will be Access to Money, Inc. CATM Merger Sub, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

LC Capital Master Fund, Ltd.

LC Capital Master Fund, Ltd. is the beneficial owner of 10,997,903 shares of Common Stock of the Company and holder of a secured promissory note payable by the Company in the principal amount of $3,150,000.  In connection with the Merger, LC Capital has agreed to vote all shares of common stock beneficially owned by it as of the effective time in favor of the Merger and has irrevocably appointed Buyer as its proxy to vote such shares until the earlier of the effective time or the expiration or termination of the Merger Agreement.

CAUTIONARY STATEMENTS CONCERNING
FORWARD-LOOKING INFORMATION

This proxy statement includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included or incorporated by reference in this proxy statement, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, a failure by third parties to service our ATMs, regulatory changes, changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, and statements of assumption underlying any of the foregoing, as well as other factors set forth in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports filed with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements.

All information contained in this proxy statement concerning Buyer, Merger Sub and Cardtronics has been supplied by Buyer, Merger Sub and Cardtronics and has not been independently verified by us.

THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our stockholders to be held on Friday, October 28, 2011, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at Crowne Plaza Cherry Hill, located at 2349 West Marlton Pike, Cherry Hill, New Jersey 08002.

At the special meeting, our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 15, 2011, by and among us, Buyer, Merger Sub, LC Capital, and Cardtronics. The Company’s stockholders are also being asked to (i) consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid of become payable to our named executive officers that is based on or otherwise relates to the Merger; (ii) approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement; and (iii) consider and act upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

We do not expect a vote to be taken on any other matters at the special meeting.  If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on September 15, 2011 are entitled to notice of and to vote at the special meeting. At the close of business on September 15,  2011, 33,294,348 shares of common stock of the Company were outstanding and entitled to vote. A list of the Company’s stockholders as of the record date will be available for review at our executive offices during regular business hours ten days prior to the date of the special meeting. Each holder of record of our common stock on the record date will be entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.

If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the Merger Agreement and the compensation that may be received by the Company’s named executive officers in connection with the Merger.  Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” adoption of the Merger Agreement, “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, and “FOR” the approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the Merger Agreement and either "FOR" or "AGAINST", in the discretion of the persons named in the proxy, with respect to any other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

Stockholders may also vote in person by ballot at the special meeting.

The affirmative vote of holders of a majority of our outstanding shares of common stock is required to approve and adopt the Merger Agreement. Because adoption of the Merger Agreement requires the approval of stockholders representing a majority of the outstanding shares of our common stock, failure to vote your shares (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have exactly the same effect as a vote against the Merger Agreement.

The approval of the proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting if there are not sufficient votes to approve and adopt the Merger Agreement requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies.

Please do not send in stock certificates at this time. If the Merger is completed, you will be sent a letter of transmittal regarding the procedures for exchanging existing stock certificates of the Company for the $0.285 in cash, without interest and less any applicable withholding taxes, per share payment.

How You Can Vote

Each share of common stock of the Company outstanding on September 15, 2011, the record date for stockholders entitled to vote at the special meeting, is entitled to one vote at the special meeting. The affirmative vote of holders of a majority of the outstanding shares of common stock is required to approve the Merger Agreement.

You may vote your shares in any of the following ways:

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Submitting a Proxy by Mail. If you choose to have your shares voted at the special meeting by submitting a proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

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Submitting a Proxy by Telephone. You can have your shares voted at the special meeting by submitting a proxy by telephone by calling the toll-free number on the proxy card up until 11:59 p.m. Eastern Time on October 27, 2011. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Submitting a proxy by telephone is available 24 hours a day. If you submit a proxy by telephone with respect to a proxy card, do not return that proxy card.

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Submitting a Proxy by Internet. You can also have your shares voted at the special meeting by submitting a proxy via the Internet up until 11:59 p.m. Eastern Time on October 27, 2011. The website for submitting a proxy via the Internet is www.proxyvote.com and is available 24 hours per day. Instructions on how to submit a proxy via the Internet are located on the proxy card enclosed with this proxy statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting form. If you submit a proxy via the Internet with respect to a proxy card, you should not return that proxy card

•	Voting in Person. You can also vote by appearing and voting in person at the special meeting.

If you choose to have your shares of common stock voted at the special meeting by submitting a proxy, your shares will be voted at the special meeting as you indicate on your proxy card, or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of common stock will be voted “FOR” adoption of the Merger Agreement; “FOR” the approval, on a non-binding advisory basis, of compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting. You should return a proxy by mail, by telephone, or via the Internet even if you plan to attend the special meeting in person.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. It may be revoked and/or changed at any time before it is voted at the special meeting by:

•	giving written notice of revocation to the Secretary of the Company;

•	submitting another proper proxy via the Internet, by telephone or a later-dated written proxy; or

•	attending the special meeting and voting by paper ballot in person. Your attendance at the special meeting alone will not revoke your proxy.

If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the special meeting.

Expenses of Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone, or by facsimile by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Adjournments

Although it is not expected, in the absence of a quorum at the special meeting, holders of a majority of the shares present in person or by proxy and entitled to vote at the special meeting or, if no shares are present in person or by proxy at the special meeting, any officer entitled to preside at, or act as secretary of, the special meeting may adjourn the meeting. When a meeting is adjourned to another time or place, notice need not be provided of the adjourned meeting if the time, place and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. If, however, the date of the adjourned meeting is more than 30 days after the date for which the special meeting was originally called, or if, after the adjournment, a new record date is fixed, certain other information, including notice of place, date and time shall be provided to each stockholder of record entitled to vote at the adjourned meeting. Such notice will be delivered to you personally, or mailed to you at the post office addressed furnished by you to the Secretary of the Company for such purpose or, if you have not furnished your address to the Secretary for such purpose, then at your post office address last known to the Secretary. This notice will be provided not less than ten days nor more than 60 days before the date of the adjourned meeting and will set forth the purpose of the meeting.

Other Matters

Our Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

THE MERGER (PROPOSAL 1)

Background of the Merger

We entered the ATM business in 1999 and expanded our ATM operations through internal growth and acquisitions.  During this time we made two transformative acquisitions; the first occurring in November 2004 when we acquired 15,000 ATMs from eFunds Corporation (“eFunds”), and the second in April 2008 when we acquired approximately 4,200 ATMs from LJR Consulting Corp. (“LJR”). Between 2005 and 2007 we encountered financial difficulties and had to sell assets in order to reduce debt.  Specifically, in June 2006, we sold our United Kingdom photocopy business, in January of 2007 we sold our United Kingdom, Canadian and German ATM businesses and our United States photocopy business and in June of 2007, we sold our Canadian photocopy business.  The remaining business after the completion of the foregoing transactions consisted of our domestic ATM operation, which is now our primary business.

In connection with our acquisition of LJR in 2008, we issued an unsecured promissory note in the principal amount of $9.75 million to Douglas B. Falcone, the former owner of LJR, in partial payment of the purchase price.  The note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015.  Concurrent with the LJR acquisition, we obtained $11.0 million in financing through the issuance of Senior Secured Notes payable to LC Capital and Cadence (the “2008 Notes”).  The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011.

As part of managing our business, our Board of Directors and senior management regularly evaluate our current operations and growth as an independent company, as well as long-term strategic alternatives, including prospects for mergers and acquisitions or the sale of individual business segments, each with a view towards maximizing stockholder value.   These efforts have included a meeting with potential strategic and financial partners, reviewing and analyzing solicited and unsolicited indications of interest, conducting targeted processes to obtain financing, and exploring strategic alternatives with potential buyers.  In evaluating such potential acquisitions and strategic alternatives, our Board and senior management considered all aspects of our business, financial performance and financial condition, including relations with principal customers, prospects for new business with both existing and new customers, and our working capital requirements for organic growth.

Faced with the need for additional capital to grow our business and the impending maturity of our 2008 Notes in early 2011, we began during December 2009 to seek additional capital through the issuance of equity securities, the reduction of our debt service obligations through refinancing our existing debt, or alternatively, engaging in a strategic transaction.  At the start of this process, our Board of Directors developed a three pronged approach to assess market alternatives and select the appropriate course of action.  The three primary alternatives were:

•	debt financing to reduce our required debt service payments;
•	new equity investment to provide additional capital and improve our financial condition; and/or
•	a sale of the Company or other business combination to maximize shareholder value.

Debt Financing

Beginning in December 2009 and culminating in September 2011, we held discussions with 21 senior debt providers.  These conversations were conducted primarily by Richard Stern, our Chief Executive Officer, and Mike Dolan, our Chief Financial Officer.  In each instance, Messrs. Dolan and Stern provided the detailed analysis of the Company’s performance as well as projections regarding our future prospects.  The initial conversations focused on refinancing our senior $11 million debt facility.  Of the 21 senior lenders canvassed, none were willing to provide us with a debt facility of that size.

After concluding that lenders were unwilling to provide the full $11 million we were seeking, in July 2010 we altered our strategy by seeking a lesser amount of financing.  We then re-approached lenders proposing a facility of $5.5 million.  Only Sovereign Bank was prepared to move forward with such proposal, and on September 3, 2010, we closed our senior debt facility with Sovereign Bank on the terms described below.

Pursuant to a Loan and Security Agreement dated as of September 3, 2010 (the “Senior Loan and Security Agreement”) by and among us, our subsidiaries, and Sovereign Bank, we obtained $5.5 million of senior secured financing (the “Senior Loan”). The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets.  The Senior Loan and Security Agreement contains financial covenants which, as amended, require that we maintain a minimum liquidity of $1.0 million on deposit with Sovereign Bank increasing to $1.5 million on December 31, 2011; maintain a fixed charge coverage ratio of not less than .65 to 1 as of the quarter ended June 30, 2011, increasing to 1.25 to 1 for quarters ending on or after December 31, 2011; and maintain a funded debt to EBITDA ratio of not more than 2.35 to 1 for the quarter ended June 30, 2011, decreasing to 2 to 1 for quarters ending on or after September 30, 2011.

The proceeds of the Senior Loan and Security Agreement were used to repay in part and amend and restate the 2008 Notes (as amended and restated, the “2010 Secured Notes”).  The 2010 Secured Notes have a principal amount of $3.5 million, are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% per annum if accrued, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank.

In connection with these transactions, we also restructured our existing note payable to Douglas B. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million to (i) extend the maturity date until October 3, 2015 and (ii) reduce the interest rate and amend the payment terms in a manner that resulted in the interest rate and payment terms on the note payable to Mr. Falcone being substantially similar to the 2010 Secured Notes.

Equity Financing

Between the fourth quarter of 2009 and fourth quarter of 2010, we held discussions with 14 private equity or investment banking firms to discuss direct investments into the Company for the purpose of executing our business plan or developing alternative strategies to improve our financial performance.  Each private equity firm was given a package that included public information regarding our financial performance, updated to the latest quarter prior to the date of the meeting.  At each meeting Mr. Stern provided an overview of our operations and the challenges facing the business and the industry moving forward.   These challenges included margin compression due to reductions in interchange fees, increased competition due to, among other things, low barriers to entry, the loss of certain key vendors, and increased customer turnover.  The presentation also included a discussion of our desire to either (i) raise capital to make acquisitions in the ATM space, (ii) identify adjacent businesses to combine with us to help grow the business, (iii) offer our public company status to another business that was interested in accessing the public markets for capital purposes, or (iv) positioning the Company for a potential sale (the “Investor Presentation”).  After each meeting, we followed up with each potential funding source to determine whether they would be willing to participate in any of the proposed funding solutions or if they had other solutions or opportunities to help us execute on our proposed business plan.

Except as specifically noted below, in none of the cases did any of these firms express any interest in providing any further insight or engage in any further discussions with us.  Almost universally, these institutions highlighted our capital structure and excessive debt as the principal reason for declining any further participation.  The details of these efforts are set forth below.

On November 18, 2009, Mr. Stern met in New York with Investor 1, a private equity firm.  Mr. Stern presented the Investor Presentation and engaged in detailed question and answer follow up with them at the meeting.  Subsequently, Mr. Stern and Investor 1 had a series of telephone conversations to develop a strategy.  Investor 1 ultimately declined to provide an equity investment or offer any alternative strategies citing our excessive level of debt.

On December 8, 2009, Mr. Stern attended a lunch meeting in Philadelphia with two principals from Investor 2, an investment banking firm.  At the meeting, Mr. Stern presented the Investor Presentation and engaged in a series of follow up telephone conversations with Investor 2.  In early 2010, Investor 2 notified Mr. Stern that it was not interested in pursuing a transaction at that time.

On February 16, 2010, Mr. Stern met in Florida with Investor 3, an investment banking firm.  After going through the Investor Presentation, Investor 3 indicated that due to the Company’s level of indebtedness it was not inclined to participate in an investment and could not offer any recommendations regarding any alternative strategies.

On February 24, 2010, Mr. Stern traveled to Atlanta to meet with Investor 4, an investment banking firm.  Mr. Stern provided Investor 4 with the Investor Presentation.  Investor 4 declined to continue the discussion.

On February 24, 2010, Mr. Stern attended a lunch meeting with Investor 5, an investment banking firm, who was also provided with the Investor Presentation.  Investor 5 declined to pursue an investment in the Company.

On February 23, 2010 and again on February 24, 2010, Mr. Stern met with Investor 6, a private equity firm who was given the Investor Presentation.  After further discussions, Investor 6 declined to pursue an investment in the Company.

On October 14, 2010, Mr. Stern met with the President of Investor 7, an investment bank.  Mr. Stern presented the material contained in the Investor Presentation.  Investor 7 declined to pursue an investment in the Company.

On October 14, 2010, Mr. Stern met with Investor 8, an investment bank.  Mr. Stern presented the material contained in the Investor Presentation.  Investor 8 declined to pursue an investment in the Company.

On October 19, 2010, Mr. Stern met with the EVP Director of Investment Banking for Investor 10, an investment bank. The Investor Presentation was provided and discussed.  Investor 10 declined to continue the discussions further.

On November 10, 2010, Mr. Stern had a meeting in New York with the Co-President of Capital Markets of Investor 10, an investment manager.  At that meeting, Mr. Stern presented the Investor Presentation, but Investor 10 declined to pursue further discussions.

Mr. Stern met with the Vice President of Corporate Finance for Investor 11, an investment bank, during which the Investor Presentation was discussed.  Although Mr. Stern engaged in a series of follow up conversations with Investor 11, ultimately Investor 11 declined to provide an investment into the Company again citing our excessive debt level.

Mr. Stern also met with the Managing Partner of Investor 12, a private equity firm, on October 19, 2010.  After discussing the Company’s financial situation and reviewing the Investor Presentation, Investor 12 offered to introduce us to certain potential strategic partners. However, Investor 12 was not prepared to make a direct investment in the Company.  Investor 12 did introduce us to two potential strategic buyers.  See “Alternative Strategic Transactions” below.

On November 10, 2010, Mr. Stern met with the Managing Director of Investor 13, an investment bank.  Mr. Stern presented the Investor Presentation and had a detailed follow up discussion. Investor 13 declined to pursue an investment in the Company.

On November 10, 2010, Mr. Stern also met with the Senior Managing Director of Investor 14, an investment bank.  After a detailed discussion, Investor 14 proposed an investment in the amount of up to $1,000,000 pursuant to an equity line of credit.  Mr. Stern presented this proposal to the Board of Directors.  After fully evaluating the financial aspects of the proposal, the Board declined to pursue the proposed financing based on the excessive dilution that would have resulted from the financing, particularly in light of the Company’s stock price which at the time was trading between $.20 and $.24 per share.

Alternative Strategic Transactions

From 2009 until we commenced negotiating the terms of the Merger with Cardtronics in June 2011, we canvassed the market for potential acquirers and strategic partners.  This process was executed by our executive officers, Richard B. Stern, Michael Dolan and Douglas B. Falcone.  Each of these officers has intimate knowledge of our business, the ATM industry, the specific markets we serve, as well as extensive and deep relationships with ATM operating companies and financing sources.   Specifically, Mr. Falcone has been engaged in the ATM industry as an owner, operator and executive officer since 1998.  He has extensive knowledge of the industry and relationships with the principals of substantially all participants in the ATM industry.  Mr. Stern has served as our Chief Executive Officer since 2007 during which time he has actively participated in industry events and developed relationships with owners and executive officers of our primary competitors and other ATM service providers.  Mr. Stern has also been actively involved in attending industry tradeshows and engaging with investment banking firms, private equity firms, and hedge funds focusing on small and middle market public companies.  As our Chief Financial Officer, Mr. Dolan is intimately familiar with the financial condition and operations of the Company.  In this process, our officers regularly consulted with certain of our directors, including Michael Venezia and Ethan Buyon, each of whom has substantial investment banking experience and contacts with middle market hedge funds, investment banks, and other funding sources.

This team canvassed the market for two years focusing on both financial and strategic sources of funding or potential merger partners.  Their efforts in seeking financial buyers and investors are described in detail above under the caption “Equity Financing”.  With regard to potential strategic acquirers, we held discussions with nine parties regarding a strategic transaction.  The conversations varied from discussing sales of the Company for cash and/or stock as well as stock mergers.  We approached almost every substantial participant in the ATM industry of whom we were aware.  Our efforts in this regard are described in more detail below.

Beginning in March of 2009, we engaged in repeated discussions with Company 1, a privately held ATM Company.  Mr. Stern and Douglas B. Falcone, our Chief Operating Officer, met with Company 1’s President at industry trade shows in 2009, 2010 and 2011.  In addition, Mr. Stern had continuous telephone conversations with Company 1’s President, and exchanged information with Company 1 for the purposes of evaluating a potential transaction.  Mr. Stern and the President of Company 1 discussed the potential of the Company merging with Company 1.  Company 1’s President required that a significant amount of cash be available post closing to complete a transaction.  Since we did not have access to the amount of capital required to satisfy this cash requirement, discussions regarding this potential transaction were terminated in the third quarter of 2010.

Beginning in April 2009, we engaged in discussions with Company 2, a public company operating in the ATM industry, to complete a potential transaction.   Messrs. Falcone and Stern traveled to Company 2’s principal offices to propose the terms of a potential merger.  At that time, Company 2 elected not to pursue a transaction.  While discussions continued sporadically over the course of the next 12 months, no material developments ensued until April of 2010 when Messrs. Stern and Dolan again met with Company 2’s management.  Meetings were held in our offices in September 2010 among Company 2’s senior management and Messrs. Stern, Dolan and Falcone.  A merger was discussed pursuant to which shareholders of each company would participate in the combined enterprise.  After the meeting concluded, the conversations ceased until April 2011 when Messrs. Stern and Dolan again met with management of Company 2.  At that meeting, Company 2 inquired about the possibility of acquiring the Company outright.  Company 2 contacted our subordinated debt holders directly to discuss the terms and amount of the expected debt load of the combined companies.  Despite our requests, Company 2 never made a definitive offer for the Company.

In July 2010, Mr. Stern began telephone conversations with Company 3, a large publicly traded company.  During these conversations, Mr. Stern outlined the ATM business and offered ways in which the Company could be a complementary business for Company 3’s existing operations.  In August 2010, Mr. Stern met with representatives of Company 3 to further the discussions. The conversations centered on having Company 3 making an outright purchase of the Company.  After a number of follow up calls, in September 2010, Company 3 indicated that it was not inclined to move forward with a transaction.

In June 2010, Messrs. Stern and Falcone met in New York with the CEO and CFO of Company 4, a large ATM company in New York.  The discussion centered on Company 4 purchasing all of the stock of the Company.  In furtherance of these discussions, Company 4 entered into a non-disclosure agreement with us and we exchanged certain information.  After some initial expressions of interest, Company 4 never made an offer despite repeated attempts by Mr. Stern to further this initiative.

As this process continued, we began to experience operational issues which we expected could have an adverse effect on our cash flow and results of operations. Specifically, in May 2010, one of our largest customers notified us that it would not be renewing its contract with us.  In November 2010, our largest customer notified us that it would be issuing a request for proposal and running a competitive bidding process in connection with the renewal of our ATM sales and services contract.  Even though we were successful in renewing this contract, the profitability of the contract was greatly reduced.  In light of these circumstances, we accelerated our efforts in locating a strategic financial partner or potential acquiror.

On November 1, 2010 Mr. Stern was introduced to Company 5 by Investor 12.  Company 5 provides business consulting services to small retail locations.  It was contemplated that Company 5 could purchase the Company and provide its ATM expertise as another service for Company 5’s existing customer base.  Mr. Stern met again with representatives of Company 5 in New York a few weeks later.  After these meetings, Company 5 decided that there was no real opportunity and declined to make an offer for the Company.

On January 17, 2011, Mr. Stern had a telephone conversation with the CEO of Company 6 who was also introduced by Investor 12.  Company 6 is a privately held enterprise that operates a kiosk business, but also provides some ATM services.  The suggestion was that Company 6 and the Company would merge and provide a broader service offering to their similar customer bases.  After some preliminary conversations, the CEO of Company 6 declined to further the discussion and did not pursue a transaction.

Between January 13, 2011 and January 18, 2011, Messrs. Stern and Falcone had a series of telephone conversations with a regional investment banking firm, as a representative of Company 7, a significant ATM operator.  The investment bank was offering to reach out to Company 7 and inquire as to their interest in acquiring or merging with the Company.  Through these discussions, Company 7 was not inclined to pursue a transaction.

On January 11, 2011, Mr. Stern met with the CEO of Company 8, who was also a principal and controlling shareholder of Company 9.  Each of Company 8 and 9 are significant ATM companies competing with the Company.  At the meeting, it was discussed whether a combination of one or both of Company 8 or 9 with the Company was possible.  The CEO discussed this idea with investors in Company 8 and the other shareholders of Company 9.  In the interim, the CEO was replaced as the CEO of Company 8 and Mr. Stern renewed these discussions with the new CEO in May of 2011.  On May 10, 2011, the new CEO wrote Mr. Stern indicating that Company 8 was not interested in pursuing a transaction.  Company 9 never responded to further inquiries by Mr. Stern and no offer was forthcoming.

The Cardtronics Transaction

By the middle of the fourth quarter of 2010, we began to experience a decrease in cash flow and earnings before interest, taxes and depreciation and amortization, which we refer to herein as “EBITDA”.  As a result, as of January 25, 2011 we were not in compliance with the minimum liquidity requirement included in the Senior Loan and Security Agreement.  In addition, as of the quarter ended March 31, 2011, we were not in compliance with the fixed charge coverage ratio or funded debt to EBITDA ratio under both the Senior Loan and Security Agreement and the 2010 Secured Notes.  The forgoing defaults were waived and the covenants amended as described above.  Our inability to comply with these covenants, and the potential material adverse impact that continued failure to meet these covenants could have on our financial condition and results of operations, further accelerated our search for potential financial partners or a strategic acquisition.

On January 2, 2011, the Company and Cardtronics executed a mutual non-disclosure agreement in anticipation of exchanging confidential information.  After exchanging some preliminary information, Mr. Falcone contacted Cardtronics expressing the Company’s interest in pursuing a transaction.  On February 15, 2011, Messrs. Stern, Falcone and Dolan met with Cardtronics’ senior management to outline the benefits of a transaction.  At the meeting, the Company presented information regarding its current financial condition, certain potential future opportunities, and the possible synergies associated with a transaction.

On February 23, 2011, Messrs. Falcone and Stern met with Rick Updyke, President of Cardtronics’ U.S. Group, to further the discussion and outline potential synergies, growth opportunities for the combined enterprise, and how their respective businesses might be able to complement each other.

On March 16, 2011, Messrs. Stern and Updyke had a follow up telephone call.

On March 22, 2011, the Board of Directors met to review the merger and acquisition activities outlined above and to determine if any realistic opportunities were presenting themselves.  The Board determined that the potential transaction with Cardtronics appeared to have the most traction and that we should continue discussions with them.

At the request of Cardtronics, on March 24, 2011 we prepared a financial submission indicating how we believed an acquisition of the Company by Cardtronics would be accretive to Cardtronics.  On April 22, 2011, after weeks of follow up, Mr. Stern had a conversation with Mr. Updyke to discuss Cardtronics review of our submission and we agreed to continue discussions.

On May 3 and May 4, 2011, representatives of Cardtronics, including Messrs. Updyke and Tres Thompson, Executive Vice President of Domestic ATM Services, met with Messrs. Stern, Dolan and Falcone in our offices.   During this meeting, additional operational information was exchanged and potential operational synergies were discussed.

On May 24, 2011, Mr. Thompson submitted an offer to Mr. Stern to acquire the Company for a purchase price of $0.15 per share, plus satisfaction of the full amount of our approximate $9.5 million of outstanding debt due to Sovereign Bank, LC Capital and Cadence, and partial satisfaction of our approximate $14.3 million of outstanding debt due to Mr. Falcone.

On May 24, 2011 and again on May 31, 2011, the Board met to consider the offer.  The Board analyzed the structure of the offer, including the repayment of all outstanding indebtedness owed to Sovereign Bank, LC Capital and Cadence, the purchase of the subordinated note due to Mr. Falcone, the proposed price, and whether Cardtronics had the financial resources to complete the proposed transaction.  Recognizing the interests of Mr. Venezia, due to his status as an employee of Lampe Conway, the investment manager of LC Capital, of Mr. Falcone, as the holder of a subordinated note and the expectation that he would serve as an officer of Cardtronics post closing, and of Mr. Stern, as a result of potential change of control payments that could become payable to him under his employment agreement as a result of the transaction, the Board formed a Special Committee of disinterested directors consisting of Kenneth Paul and Tom McNamara.  Messrs. Paul and McNamara had previously served on a  special committee to evaluate the refinancing transaction among the Company, LC Capital and Cadence described above.

The Special Committee led the discussions.  Based on his relationship with the business people at Cardtronics and knowledge of the Company’s operations, the Special Committee appointed Mr. Stern to continue to serve as the lead negotiator on behalf of the Company.  After concluding that Cardtronics had the resources to complete the proposed transaction, the Board discussed the Company’s current performance and current initiatives including its quick service restaurant opportunity, outsource financial institution program, its contract with The Pantry, and its expertise in the retail ATM placement business. The Board and Special Committee concluded that the proposed purchase price did not recognize the Company’s value and was, therefore, inadequate.  The Board instructed Mr. Stern to reject the offer and seek a new proposal.

On June 2, 2011, Mr. Thompson sent Mr. Stern a revised bid where Cardtronics offered the Company $.20 per share for the common stock and a proposal to satisfy all of the Company’s approximate $9.5 million debt payable to Sovereign Bank, LC Capital and Cadence, and to purchase the $9.5 million principal amount note plus accrued interest of approximately $4.7 million due to Mr. Falcone at a substantial discount.

On June 3, 2011, the Board engaged GuideCap Partners, LLC as its financial advisor to render a fairness opinion to the Board of Directors regarding the fairness of the proposed transaction from a financial point of view and provide assistance with negotiating the remaining financial terms of the proposed transaction.  Between June 3 and June 6, 2011, members of the Special Committee and Richard Stern discussed the financial aspects of the transaction and revised bid with GuideCap.

On June 2 and 3, 2011, the Board and Special Committee met to consider the revised offer.  Although Mr. Falcone attended the meeting, he did not participate in discussions other than to report on the status of his discussions with Cardtronics.  The Board and Special Committee fully analyzed the proposal concluding that the revised offer again failed to fairly value the Company, was inadequate, but that an offer in the range of $0.25 to $0.30 per share would be considered.  At the conclusion of the meeting, the Board and Special Committee directed Mr. Stern to reject the offer and continue to negotiate for a higher price.

On June 7, 2011, Cardtronics increased the offer to $0.23 per share.  At the same time, Cardtronics continued discussions with Mr. Falcone regarding the possible purchase of Mr. Falcone’s $9.7 million principal amount subordinated note plus accrued interest of approximately $4.7 million at a significant discount.

On June 8, 2011, the Company called and convened its annual meeting of stockholders.  At the conclusion of the meeting, the Board and Special Committee met to consider the revised offer.  Again, Mr. Falcone did not participate other than to report that he was still in negotiations regarding the sale of his note and that he was agreeable to taking a substantial discount, particularly if it would increase the amount available to holders of our common stock.  The revised offer also contained a draft term sheet which included a binding letter of intent with a substantial exclusivity period in which the Company would be excluded from engaging in discussions with other interested parties.  The Board rejected any binding proposal or agreement in principle on price, but recommended that the Company continue to pursue negotiations with Cardtronics with a view to increasing the purchase price to between $0.25 and $0.30 per share.

On June 8, 2011, Cardtronics and the Company entered into a revised non-disclosure and standstill agreement and the Company provided Cardtronics access to its data room for the purpose of conducting full due diligence.

On June 21, 2011, during the due diligence period, Cardtronics announced its acquisition of EDC ATM Subsidiary, Inc. (“EDC”), a privately held ATM company.

On June 28, the Board and Special Committee met with GuideCap to discuss the impact the announcement of the EDC acquisition could have on the value of the Company.  During this meeting, the Board and Special Committee discussed the publicly available information about EDC and the proposed transaction and resolved to continue to investigate the basis for the purchase price in that transaction.  The Board and Special Committee determined that the $0.23 was inadequate and that Mr. Stern should continue to negotiate to increase the purchase price.

On June 29, 2011, in accordance with the directive of the Board and Special Committee, Mr. Stern approached Mr. Thompson to inform him that the June 8th offer would no longer be considered, but that the Board would consider a transaction with an increased purchase price.

On June 30, 2011, the Board and Special Committee again met with GuideCap to further evaluate the EDC transaction and current offer.  Based on further investigation and analysis consisting of discussions with ATM industry participants and representatives of Cardtronics, it was determined that EDC operated predominantly as a “full placement” ATM provider with long standing relationships with many premier retailers, was well capitalized, likely had significantly higher margins and profits than the Company, and appeared to present a better strategic fit for Cardtronics than did the Company.  Mr. Stern reported that although he believed Cardtronics would increase its offer, it would not approach the value paid for EDC.

On July 7, 2011, the Board and Special Committee again met with GuideCap to discuss the status of due diligence and a revised offer.  Mr. Stern reported that due diligence was proceeding and that Cardtronics expected to be in a position to make an increased proposal upon completion of it its due diligence.

On July 13, 2011, the Board and Special Committee met to discuss the status of the revised offer.  Mr. Stern reported that nothing had changed and that he was still expecting an increased offer any day.

As our negotiations with Cardtronics continued throughout June and we approached the end of our second fiscal quarter, it became apparent that we would again fail to satisfy certain of the financial covenants set forth in the Senior Loan and Security Agreement and 2010 Notes.  After closing our books at quarter end, we determined that we did not meet the fixed charge coverage ratio or the funded debt to EBITDA ratio under both the Senior Loan and Security Agreement and 2010 Notes for the quarter ended June 30, 2011.  We approached Sovereign Bank and advised that we would again be seeking a waiver and that we were in advanced discussions with Cardtronics regarding a potential transaction that would result in full satisfaction of our outstanding obligations to Sovereign Bank.  Sovereign advised that it would consider a wavier or forbearance agreement, depending on the status of the transaction with Cardtronics.

On July 15, 2011, Cardtronics increased its bid to $0.285 per share plus the satisfaction of the Company’s debt to Sovereign Bank and LC Capital and purchase of Mr. Falcone’s Note at a substantial discount.  Cardtronics also delivered an initial draft of the merger agreement.

On July 18, 2011, the Board and Special Committee again met with GuideCap to discuss the revised offer.  It was the consensus that this represented the maximum price that Cardtronics would be willing to pay.  The Board and Special Committee resolved to consider accepting the offer conditioned on the issuance of a fairness opinion from GuideCap, a definitive closing with no financing contingency, and acceptable definitive transaction documents.  Mr. Stern was directed to negotiate with assistance of counsel the definitive agreement and to keep the Special Committee and Board apprised of any material issues.

Between July 18, 2011 and August 15, 2011, Cardtronics and the Company negotiated the documents necessary to effectuate the transaction.

During negotiations, Cardtronics requested a proxy from LC Capital to vote in favor of the merger.

On August 5, 2011, Guide Cap Partners presented to the Board of Directors and Special Committee its conclusions on the fairness of Cardtronics’ offer.  Guide Cap concluded that the Cardtronics’ offer was fair to the common shareholders of the Company from a financial point of view.  During this meeting, the Special Committee recommended and the Board preliminarily approve the Merger Agreement subject to satisfaction of certain conditions designed to (i) eliminate as many conditions to Buyer’s obligation as possible in order to provide more certainty to closing; and (ii) limit the termination fee only in the event that the Company terminates the agreement to pursue a superior acquisition proposal or fails to call and convene the special meeting.

On August 15, 2011, Cardtronics and the Company execute the Merger Agreement.  Also on August 15, 2011, Sovereign Bank and LC Capital waived the June 30, 2011 covenant breaches.

Recent Developments

Subsequent to the execution of the Merger Agreement, we failed to maintain at least $800,000 on deposit with Sovereign Bank.  This resulted in a breach of the minimum liquidity covenants contained in our Senior Loan and Security Agreement and our 2010 Secured Notes causing an event of default under both facilities.  On September 20, 2011, we entered into separate forbearance agreements (collectively, the “Forbearance Agreement”) with each of Sovereign Bank and LC Capital pursuant to which our lenders agreed not to exercise any of their rights or remedies as a result of the foregoing default until the early of:  (i) the occurrence of any additional event of default under the loan agreements; (ii) a breach by us of the Forbearance Agreement; (iii) the filing of a petition under any bankruptcy or debtor relief law; or (iv) November 15, 2011.  A default in or termination of the Merger Agreement constitutes an event of default under the Forbearance Agreement.  As a result, if the Merger Agreement is terminated Sovereign Bank and LC Capital will have the right to exercise any and all rights and remedies as a result of the foregoing event of default.

Recommendation of Our Special Committee and Our Board of Directors

The Special Committee unanimously recommended the Merger Agreement to the Board of Directors, determining the Merger to be advisable and in the best interests of our stockholders. In reaching this conclusion, the Special Committee and the Board considered a number of factors, including, among other things, the GuideCap opinion which states that, as of the date and subject to the assumptions and limitations stated in the opinion, the consideration to be received by our stockholders pursuant to the Merger Agreement is fair from a financial point of view. The full text of the GuideCap opinion, which sets forth the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement. The Special Committee and the Board considered the short-term and long-term interests and prospects of the Company and our stockholders, and considered a number of factors, including among others, the following:

•
the Company’s historical and current financial performance and results of operations, the Company’s prospects and long-term strategy, the Company’s competitive position in its industries and general economic and stock market conditions;

•
the Special Committee’s knowledge of the Company’s businesses, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects), the Company’s competitive position, the nature of the Company’s businesses and the industries in which the Company competes and the market for the Company’s common stock;

•	the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis and the risks associated with those alternatives;

•	the fact that the Company has failed to satisfy all financial covenants in its Senior Loan and Security Agreement and 2010 Notes for each of the past two completed fiscal quarters;

•	the Company’s need for additional capital and inability to raise such funds;

•
the Company’s financial and strategic plan and the initiatives and the potential execution risks associated with such plan, and the effects of the economic downturn on the Company specifically, and on the Company’s industries generally, and in connection with these considerations, the attendant risk that, if the Company did not enter into the Merger Agreement, the price that might be received by the Company’s stockholders selling stock of the Company in the open market, both from a short-term and long-term perspective, could be less than the Merger Consideration, especially in light of recent economic trends in the stock market;

•	the fact that one of the Company’s largest customer did not renew its contract in 2010, which has adversely affected the Company’s financial performance;

•	the fact that the Company’s new contract with its largest customer had become less profitable;

•	the current condition of the financial markets, including the availability of necessary financing for the Merger, and the risk, in the future, of deterioration in such conditions;

•
the historical market prices of the Company’s common stock and recent trading activity, including the fact that the Merger Consideration represents a premium of 159.1% based on the Company’s closing market price of $0.11 on August 12, 2011 (the last trading day before the announcement of the Merger Agreement), a premium of 124.4% based on the Company’s average price per share for the six months ended August 12, 2011, and a premium of 54.1% based on the Company’s average price per share for the 12 months ended August 12, 2011;

•
the Board of Directors’ belief, based on the factors described above, that the $0.285 in cash per share Merger Consideration would result in greater value to the Company’s stockholders than the alternative of remaining a stand-alone, independent company and not entering into a transaction at this time;

•	the fact that the consideration to be paid pursuant to the Merger Agreement would be all cash, which would provide certainty and immediate value to the Company’s stockholders;

•
the financial analyses and the oral opinion of GuideCap delivered to the Board of Directors on August 5, 2011, subsequently confirmed in writing, that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the $0.285 per share in cash to be received by the holders of shares of our common stock (other than Buyer, Merger Sub and their affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of GuideCap, dated August 5, 2011, which sets forth assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinion, is attached as Appendix B to this proxy statement. See “The Merger (Proposal 1)—Opinion of Our Financial Advisor” beginning on page 33;

•	the fact that the consideration and negotiation of the Merger Agreement was conducted through arms-length negotiations under the oversight of our Board of Directors and Special Committee;

•
the fact that the Merger Agreement contains provisions that give our Board of Directors the right to terminate the Merger Agreement and accept a “superior proposal” prior to stockholder approval of the Merger Agreement, subject to payment of a break-up fee to the Buyer of $1,000,000 plus no more than $100,000 of Buyer’s expenses;

•	the absence of any financing condition and the likelihood that Buyer would be able to finance the Merger given Buyer’s financial condition, existing resources, and reputation;

•
the likelihood that the Merger will be completed, including the fact that conditions to closing the Merger are limited to stockholder approval, receipt of regulatory approvals, the Company not having suffered a material adverse effect, and other customary closing conditions;

•	the likelihood that stockholder approvals necessary to complete the Merger will be obtained;

•	the fact that the Company’s stockholders have the right to demand appraisal of their shares in accordance with the procedures established by Delaware law;

•	the fact that the transaction is subject to the approval of the Company’s stockholders; and

•	the fact that the outside date for consummating the Merger is December 31, 2011, providing over four months to complete the Merger.

The Special Committee and the Board also considered the following adverse factors associated with the Merger, among others:

•
the fact that the Company’s stockholders will have no ongoing equity participation in the surviving corporation following the Merger, meaning that our stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of our stock;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise or any other action we would otherwise take with respect to the operations pending completion of the Merger;

•	that gains from the sale of shares in the proposed Merger will be a taxable transaction for the Company’s stockholders since such shares are to be converted into cash in the Merger;

•	that if the Merger is not completed, under certain circumstances, we will incur fees and expenses associated with the transaction that will not be reimbursed to us by the Buyer;

•	the fact that, under certain circumstances, we may be required to pay to Buyer a termination fee of $1,000,000 plus up to $100,000 for expenses actually incurred by Buyer;

•
the fact that while the Merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and, as a result, it is possible that the Merger might not be completed even if it is approved by the our stockholders;

•
the risks, costs and disruptions to our operations if the Merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on our business and our relationships, and the likely negative effect on the trading price of our common stock; and

•
that certain of our directors and executive officers have interests in the Merger that are different from, or in addition to, the Company’s stockholders. See section entitled “The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger ” beginning on page 40.

In reaching its decision to approve the Merger Agreement, the Board of Directors relied on the Special Committee's recommendation and the factors relied on by the Special Committee as described above. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board and Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board and Special Committee viewed its position as being based on the totality of the information presented and considered by it. In connection with its consideration of the determination by the Special Committee, as part of its determination with respect to the fairness of the consideration to be received by holders of common stock pursuant to the Merger Agreement, the Board adopted the conclusion, and the analyses underlying such conclusion, of the Special Committee, based upon its view as to the reasonableness of such analyses and adopted the financial analyses underlying the GuideCap opinion based upon their review as to the reasonableness of such analyses. In reaching the determination described above, the Company’s Board of Directors, unanimously approved resolutions:

•	authorizing, approving and adopting the Merger and the Merger Agreement;
•	determining that the consideration to be paid to the Company’s stockholders in the Merger is in the best interests of, the Company and its stockholders; and
•	recommending that the Company’s stockholders vote in favor of adopting the Merger Agreement and the Merger.

The foregoing discussion of the information and factors considered by our Special Committee and our Board of Directors is not intended to be exhaustive but, we believe includes all material factors considered by the Special Committee and Board of Directors.

Our Board of Directors, acting on the unanimous recommendation of a special committee of disinterested directors, has unanimously approved and authorized the Merger Agreement, and unanimously recommends that you vote “FOR” adoption of the Merger Agreement.

Purpose and Reasons for the Merger

The Company’s purpose for engaging in the Merger is to enable our stockholders to receive $0.285 in cash, without interest and less any applicable withholding taxes, per share, which represents a premium of 159.1% to the market price of our common stock on August 12, 2011, the last trading day before the announcement of the Merger Agreement. We determined to undertake the Merger at this time based on the conclusions, determinations and reasons of the Company’s Board of Directors described in detail above under “The Merger (Proposal 1)—Background of the Merger ” beginning on page 22 and “The Merger (Proposal 1)—Recommendation of Our Special Committee and Our Board of Directors” beginning on page 30.

Opinion of Our Financial Advisor

Our Board of Directors retained GuideCap Partners, LLC as its financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the holders of the Company’s common stock (other than Buyer, Merger Sub and their affiliates) of the $0.285 per share merger consideration to be received by the holders of the Company’s common stock (other than Buyer, Merger Sub and their affiliates).

GuideCap rendered its opinion to the Board, which was subsequently confirmed in writing, that, as of August 5, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on GuideCap’s review as set forth in the opinion, the $0.285 per Common Stock cash share merger consideration to be received by the common stockholders, in the Merger is fair, from a financial point of view, to such stockholders.

The summary of GuideCap’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion attached as Appendix B to this proxy statement. You are urged to read the opinion carefully in its entirety.

The full text of GuideCap’s written opinion dated as of August 5, 2011, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by GuideCap in rendering its opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference.  GuideCap’s opinion is not intended to be, and does not constitute, a recommendation to you as to how you should vote or act with respect to the Merger or any other matter relating thereto.  The summary of the GuideCap opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.  We urge you to read the opinion carefully and in its entirety.

In connection with the opinion, GuideCap, among other things,

(1)	reviewed drafts of the Merger Agreement,
(2)	reviewed drafts of the Note Purchase Agreement between Douglas B. Falcone and the Buyer;
(3)	reviewed certain publicly available business and financial information relating to the Company and Cardtronics;
(4)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with GuideCap by the Company’s management, including certain financial forecasts relating to the Company prepared by, or prepared at the direction of and approved by, the Company’s management (such forecasts, the “Company Forecasts”);

(5)	discussed the past and current business, operations, financial condition and the business prospects and financial outlook of the Company with members of senior management of the Company;

(6)	reviewed the trading history for the Company Common Stock and a comparison of that trading history with the trading histories of other companies it deemed relevant;
(7)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions it deemed relevant; and
(8)	performed such other analyses and studies and considered such other information and factors as GuideCap deemed appropriate.

In arriving at its opinion, GuideCap relied upon and assumed, without independent verification, the accuracy and completeness of all financial, cash flow and other information that was made available, supplied or otherwise communicated to GuideCap by or on behalf of the Company, or that was otherwise provided to, discussed with or reviewed by GuideCap, and did not assume any obligation to independently verify, and did not independently verify, any of such information.  With respect to the Company Forecasts, GuideCap was advised by the Company, and assumed, that the Company Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company management as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which GuideCap could form an opinion.  Such Company Forecasts were not prepared with the expectation of public disclosure.  All of the Company Forecasts were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions.  Accordingly, actual results could vary significantly from those set forth in the Company Forecasts.  GuideCap relied on the Company Forecasts without independent verification or analysis and did not in any respect assume any responsibility for the accuracy or completeness thereof.    GuideCap further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.  GuideCap assumed the accuracy of all representations and warranties in the Merger Agreement and all agreements related thereto.

GuideCap expressed no view or opinion as to any terms or other aspects of the Merger (other than the consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger.  GuideCap was not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction.  GuideCap’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company’s common stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party.  In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the consideration.  Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger; nor did the opinion address any legal, regulatory, tax or accounting matters.  In addition, GuideCap expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

GuideCap’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, August 5, 2011. Accordingly, although subsequent developments may affect its opinion, GuideCap assumed no obligation to update, review or reaffirm its opinion to the Board, the Company or any other person.

The following represents certain key analyses presented by GuideCap to the Board and Special Committee in connection with its opinion. The summary does not constitute a complete description of the procedures performed by GuideCap. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by GuideCap.

           Financial Analyses

Selected Publicly-Traded Companies Analysis

GuideCap reviewed publicly available financial and stock market information for the following six publicly-traded companies based on varying degrees of similarity of product and service offerings.

Cardtronics Inc. CATM (NasdaqGM)
Coinstar, Inc. STR (NasdaqGS)
DirectCash Payments Inc. DCI (TSX)
Euronet Worldwide Inc. EEFT (NasdaqGS)
Global Axcess Corp. GAXC (OTCBB)
Global Cash Access Holdings, Inc. GCA (NYSE)

GuideCap reviewed, among other things, capitalization, market multiples, historical performance, ratios and projected growth. GuideCap reviewed the enterprise values of the selected companies as a multiple of latest twelve months (“LTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”). GuideCap observed a range of multiples of between 5.3x and 9.8x LTM EBITDA from the selected publicly-traded companies. GuideCap compared the publicly-traded companies with the Company and made certain adjustments based on differences. GuideCap applied an adjusted LTM EBITDA multiple of 5.2x to the corresponding data of the Company. This analysis indicated an enterprise value of $11.2 million, and after subtracting $23.1 million in projected long-term debt and accrued interest as of the estimated transaction closing date, resulting in an equity value of $0 and a value of $0 per common share.

Implied per Share Equity Value for the Company	Per Share Consideration
$0.000	$0.285

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Industry Transactions Analysis

GuideCap reviewed 59 industry transactions between June 2001 and June 2011 in which the acquired company provided automated teller machine services or kiosk services.  Of those transactions, 19 disclosed valuation multiples and where comparable based upon their line of business.  The selected transactions where further reduced based upon the dates of the transactions reviewed.  Due to changes in industry dynamics and macro-economic conditions, transactions occurring before 2008 where excluded from consideration.  Of those transactions occurring after 2008 only two transactions possessed the financial detail necessary to evaluate the transaction on an EBITDA multiple basis.  Upon further evaluation, both transactions were deemed unreliable for use in determining an implied value for the Company.   In particular, due to growth rates, EBITDA margins, other business specific factors, and the small sample size, GuideCap concluded that the selected industry transactions method did not provide a meaningful or reliable measure of Company value.

Discounted Cash Flow Analysis

GuideCap performed a discounted cash flow analysis of the Company to calculate the estimated present value of the estimated unlevered, after-tax free cash flows that the Company could generate during the Company’s remaining fiscal year 2011 and fiscal years 2012 through 2015 based on the Company forecasts. GuideCap calculated a terminal value for the Company by applying a terminal LTM EBITDA multiple of 5.8x to the Company’s fiscal year 2015 estimated EBITDA.

The cash flows and terminal values were then discounted to present value using a discount rate of 28%. The discount rate of 28% was estimated utilizing the weighted average cost of capital of debt and equity. The current weighted average cost of debt was utilized for the cost of debt. The capital asset pricing model (“CAPM”) was utilized to determine the cost of equity. The CAPM takes into consideration the risk-free rate, market equity risk premium, a size premium and a company specific premium. The company-specific risk premium considered the ability to finance projected growth, the competitive position of the Company, and the Company’s ability to execute on the business plan.  This analysis indicated an enterprise value of the Company of $22.8 million and after subtracting $23.1 million in projected long-term debt and accrued interest as of the estimated transaction closing date, a resulting equity value of $0 was obtained resulting in a value of $0.000 per common share. A sensitivity analysis was performed with discount rates ranging from 24% to 32% which resulted in $0.066 to $0.000 per common share, all of which were lower than the consideration offered per common share of $0.285.

Implied per Share Equity Value for the Company	Per Share Consideration
$0.000	$0.285

General

As noted above, the discussion set forth above is a summary of certain analyses presented by GuideCap to the board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by GuideCap in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. GuideCap believes that its analyses summarized above must be considered as a whole. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. In performing its analyses, GuideCap considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying GuideCap’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by GuideCap’s analyses.

These analyses were prepared solely as part of GuideCap’s analysis of the fairness, from a financial point of view, of the consideration to be received by the common shareholders and were provided to the board of directors in connection with the delivery of GuideCap’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be GuideCap’s view of the actual values of the Company.

The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Cardtronics, rather than by any financial advisor, and were recommended by the Special Committee and approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, GuideCap’s opinion and analyses were only one of many factors considered by the Special Committee and Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee, Board or management with respect to the Merger or the consideration.

As part of its investment banking business GuideCap regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and for other purposes. GuideCap has received a non-contingent fee for rendering the fairness opinion.  Also, the Company has agreed to indemnify GuideCap and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement.  Further, GuideCap has not previously provided, nor are there any pending agreements to provide, any other services to either the Company, Cardtronics or the Merger Sub.

GuideCap’s fee for providing the Opinion is not contingent upon the conclusions contained therein.  GuideCap has determined to the best of its knowledge and in good faith that neither it nor any of its agents have any financial interest in the Company, Cardtronics or Merger Sub.

Projected Financial Information

We do not, as a matter of course, publicly disclose projections as to its future financial performance or earnings for periods other than the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, senior management did provide certain internal financial projections of the Company’s operating performance to Buyer and its advisors and debt and equity financing sources, as well as to the Special Committee and our Board of Directors, in connection with their consideration of a possible Merger with Buyer.  See “The Merger (Proposal 1)—Background of the Merger” beginning on page 22. The projections were also provided to our financial advisor, GuideCap, and were utilized by GuideCap, at our direction, for purposes of the financial analyses it rendered to the Board of Directors during the process leading to the Merger Agreement and its analyses in connection with its opinion. See “The Merger (Proposal 1)—Opinion of Our Financial Advisor” beginning on page 33 and “The Merger (Proposal 1)—Background of the Merger” beginning on page 22.

We have included in this proxy statement the projections that were deemed material by us for purposes of considering and evaluating the Merger. The inclusion of these projections or any other projections provided in connection with the transaction should not be regarded as a representation by us, the Board of Directors, Special Committee, Buyer, Merger Sub, GuideCap or any other person that it considered, or now considers, the projections to be necessarily representative of actual future results.

We believe that the assumptions of our senior management used as a basis for the projections were reasonable at the time the projections were prepared, given information our senior management had at the time. However, except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the projections are shown to be in error. The assumptions upon which these projections were based are subjective in many respects and are subject to various interpretations.

Although the projections are presented with numerical specificity, the projections reflect numerous assumptions with respect to industry performance, general business, economic, market, regulatory and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. The projections are also subject to significant uncertainties in connection with changes to our business and financial condition and results of operations, and include numerous estimates and assumptions related to our business that are inherently subject to significant economic and competitive uncertainties, including those factors described under “Cautionary Statements Concerning Forward-Looking Information” on page 18 and “Risk Factors” incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, all of which are difficult to predict and many of which are beyond our control. As a result, although the projections set forth below were prepared in good faith based upon assumptions believed to be reasonable at the time the projections were prepared, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections below cover multiple years, such information by its nature becomes less reliable with each successive year. For the foregoing reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that such projections will be necessarily predictive of actual future events, and they should not be relied on as such.

The following projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to Buyer and its advisors connection with their due diligence review of our Company, as well as to our Board of Directors and Special Committee in connection with its consideration of a possible merger transaction. The projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or United States generally accepted accounting principles (GAAP). Furthermore, our independent auditor has not examined, compiled or otherwise applied procedures to the projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

A summary of the projections prepared by senior management that were deemed material by us and used by GuideCap in its financial analyses of the Company follows. Note that these projections were prepared in June 2011 based on actual results through May 2011:

Access to Money, Inc.
Income Statement
(US$ in 000's)

	Projected
	FY Ending 12/31
	2011 Est.	2012 Est.	2013 Est.	2014 Est. (1)	2015 Est.(1)
Full Placement	2,308	2,980	3,510
Merchant	8,461	8,071	8,550
Total Units	10,769	11,051	12,060
Growth	3.5%	2.6%	9.1%

Total revenues	81,676	88,863	92,089	95,000	98,000
Growth	-3.0%	8.8%	3.6%	3.2%	3.2%
Total cost of sales	71,298	74,923	76,521
Gross profit	10,378	13,941	15,568

Sales, general and administrative	8,028	8,924	9,710
EBITDA	2,350	5,017	5,858	6,400	6,800

(1) The Company did not prepare detailed projections of full placement and merchant units, gross profit, or sales, general & administrative expenses, because they were not necessary for Guide Cap’s analysis.

Readers of this proxy statement are cautioned not to place undue reliance on the summary of the financial projections set forth above. No one has made or makes any representation to you regarding the information included in these projections or the future financial results of the Company.

Certain Effects of the Merger

If the Merger is completed, all of the equity interests in the Company will be owned by Buyer. No current stockholder will have any ownership interest in, or be a stockholder of, the Company. As a result, the Company’s stockholders will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following the Merger, Buyer will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.

As a part of the Merger, each stockholder will be entitled to receive $0.285 in cash, without interest and less any applicable withholding taxes, per share for each share of the Company’s common stock held immediately prior to the effective time of the Merger. Immediately before the effective time of the Merger, all outstanding unvested options and restricted stock awarded under the Company’s equity compensation plans will become fully vested. As described in further detail below, the holders of options will receive, in exchange for their options, an amount in cash per share equal to the excess of $0.285 over the exercise price per share of the options (less any required withholding taxes).  Each share of restricted stock shall be exchanged for $.285 in cash, without interest and less applicable withholding taxes.

If the Merger is completed, our common stock will no longer be eligible for trading on the OTCBB (and no longer publicly-traded) and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the common stock.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s Board of Directors, you should be aware that some executive officers and directors of the Company have interests in the Merger, including those described below, that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. The members of the Company’s Board of Directors were aware of such interests when deciding to approve the Merger.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Buyer has agreed to cause the surviving corporation and its subsidiaries to maintain in effect for a period of six years from the effective time the current policies of directors’ and officers’ liability insurance maintained by the Company or purchase as of the effective time tail policies to the current directors’ and officers’ liability insurance, which tail policies shall not have an annual premium in excess of 200% of the annual premium being paid by us prior to the effective time. These policies will be effective for a period of six years from the effective time with respect to claims arising from facts or events that existed or occurred prior to or at the effective time and will provide coverage amounts and terms that are at least as protective to the insured parties as those contained in the policies of directors’ and officers’ liability insurance maintained by us and in effect immediately prior to the effective time; provided that if equivalent coverage cannot be obtained or can be obtained only by paying an annual premium in excess of 200% of the annual premium currently being paid by us, the surviving corporation and its subsidiaries will only be required to obtain as much similar insurance as possible for an annual premium equal to 200% of the annual premium being paid by the Company. In addition, after the effective time, Buyer and the surviving corporation have agreed to indemnify, defend and hold harmless each present and former director or officer of the Company or any of its subsidiaries against all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including liabilities arising out of or pertaining to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its subsidiaries occurring prior to the effective time, whether commenced, asserted or claimed before or after the effective time. See “The Merger Agreement — Covenants of Buyer and/or Merger Sub —Indemnification and Insurance.”

Options

The Merger Agreement requires that we take all requisite action so that, at the effective time, each option to acquire shares of common stock of the Company that are outstanding immediately prior to the effective time will be cancelled and converted into the right to receive from the Buyer the excess, if any, of the Merger Consideration of $0.285 per share over the per share exercise price of such option. If the per share exercise price of an outstanding option equals or exceeds the Merger Consideration of $0.285 per share, then such outstanding option will be cancelled and terminated at the effective time without payment or other consideration.

Restricted Stock

The Merger Agreement provides that all of our restricted shares (the majority of which are held by our officers and directors) will vest and will entitle the holder to receive $0.285 in cash (without interest and less applicable withholding taxes) for each such share upon the completion of the Merger.

Merger Proceeds

The following table sets forth, as of September 15, 2011, for each of our directors and executive officers, the approximate cash proceeds that each of them will receive at the completion of the Merger (without accounting for any applicable withholding taxes) in exchange for shares of common stock of the Company, options and restricted stock that they held at such date and are expected to hold immediately prior to the effective time of the Merger.

Name	Principal Position	Proceeds from Shares of Common Stock Held	Proceeds From In-The-Money Stock Options	Proceeds from Restricted Stock	Total Payments
Thomas S. McNamara	Director	29,925	7,000	-	36,925
Kenneth Paull	Director	170,835	7,000	-	177,835
Michael E. Venezia(1)	Director		-	-	-
Richard B. Stern	President and CEO	256,785	-	-	256,785
Douglas B. Falcone	Vice President and COO	884,141	-	-	884,141
Michael J. Dolan	CFO	52,787	-	11,875	64,662

TOTAL:					$1,420,348

(1)	Does not include proceeds to LC Master Fund. Lampe Conway is the investment manager of LC Capital and employs Mr. Venezia.

For additional information regarding the nature of each director’s and executive officer’s beneficial ownership of the Company’s common stock, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 71.

Employment Contracts of Named Executive Officers

On May 21, 2007, Mr. Stern entered into an employment agreement to serve as President and Chief Executive Officer that replaced his previous agreement entered into in October 2006 to serve as Executive Vice President of Corporate Operations. Mr. Stern’s agreement was amended effective December 1, 2008, to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $375,000, subject to annual adjustment by the Compensation Committee. Mr. Stern is also eligible to receive an annual bonus based upon reasonably specific criteria to be developed by the Compensation Committee. The target annual bonus amount is 50% of Mr. Stern’s base salary, although on the first two anniversaries of the date Mr. Stern initially commenced his employment with the Company, he was entitled to an annual bonus of not less than $100,000.  Mr. Stern’s employment term ends upon termination of his employment agreement due to his death, disability, termination for cause, or termination without cause. For a discussion of the termination provisions of Mr. Stern’s agreement, see “Interests of Our Directors and Executive Officers in the Merger —  Other Post-Employment Compensation and Change in Control Payments” beginning on page 43.

On August 1, 2007, Mr. Dolan entered into an employment agreement to serve as our Chief Financial Officer for a term of one year with automatic one year renewal periods unless either party gives notice of non-renewal. Mr. Dolan’s agreement was amended effective December 1, 2008 to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $200,000, subject to annual adjustment by the Compensation Committee. Mr. Dolan is also eligible to receive an annual bonus, targeted at 35% of his base salary, although upon completion of his first year of employment, he was entitled to a guaranteed bonus of $70,000 so long as he was actively employed by us at that time.  For a discussion of the termination provisions of Mr. Dolan’s agreement, see “Interests of Our Directors and Executive Officers in the Merger —  Other Post-Employment Compensation and Change in Control Payments” beginning on page 43.

On April 18, 2008, Mr. Falcone entered into an employment agreement to serve as our Executive Vice President and Chief Operating Officer for a term of two years from the effective date, with automatic one year renewal periods unless either party gives notice of termination at least thirty (30) days prior to the end of any term. Mr. Falcone’s agreement was amended effective December 1, 2008, to comply with Section 409A of the Internal Revenue Code. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by the Compensation Committee. Mr. Falcone was also eligible to receive a bonus of $150,000 on the first two anniversaries of the date he initially commenced his employment with the Company, and for each year thereafter the bonus shall be awarded in the discretion of the Compensation Committee based upon such reasonably specific criteria, including performance criteria, as are determined by the Board of Directors and the Chief Executive Officer of the Company. Mr. Falcone is also entitled to termination payments under specified circumstances. Mr. Falcone’s employment term ends upon termination of his employment agreement due to his death, disability, termination for cause or termination without cause. For a discussion of the termination provisions of Mr. Falcone’s agreement, see “Interests of Our Directors and Executive Officers in the Merger — Other Post-Employment Compensation and Change in Control Payments” beginning on page 43.

Other Post-Employment Compensation and Change in Control Payments

Mr. Stern’s employment agreement provides that if the Company terminates him without cause, or at any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options and restricted stock will vest upon the date of his termination, (ii) we will pay him all amounts of accrued but unpaid base salary to the date of termination and a pro-rata amount of the targeted annual bonus for that year, (iii) we will pay him an amount equal to two years of base salary plus two years targeted annual bonus and (iv) we will provide health and dental insurance to him until the earlier of (a) two years from the date of his termination or (b) the commencement of his employment with another employer. If Mr. Stern terminates his employment other than by reason of a constructive dismissal, we must pay Mr. Stern all accrued but unpaid base salary to the date of termination and provide certain fringe benefits as well as any annual bonus that has been awarded but not yet paid. Additionally, Mr. Stern may terminate his employment if there is a constructive dismissal, and receive the same termination benefits as for a termination without cause. The Company may terminate Mr. Stern for cause with not less than ten days written notice. The Company will have no other compensation obligations other than (i) amounts of base compensation accrued through the date of termination and (ii) reimbursement of appropriately documented expenses incurred before the termination. In such event, Mr. Stern would be entitled to elect to continue participation in any health, dental, life, accident and disability insurance plans at Mr. Stern’s expense if the plans allow for continuation at no cost to us.  The following terms used in this paragraph are defined in Mr. Stern’s employment agreement as follows:

•
“Cause” is defined in the employment agreement as (i) a breach or neglect of the material duties that he is required to perform or acting in a manner that is materially contrary to our best interests and such breach, neglect or actions are not cured within 30 days after receipt of notice, (ii) the reasonable belief of a majority of the Board of Directors that he has committed a crime of moral turpitude, (iii) use of alcohol in an inappropriate manner or any unlawful controlled substance while performing duties and such use materially interferes with the performance of his duties, (iv) commission of any act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company, (v) material violation of a rule, regulation, policy, plan or express direction of the Board of Directors, or (vi) unauthorized disclosure of confidential information.

•
“Change of Control” is defined in the employment agreement to have occurred upon the earliest to occur of the following events: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of Merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole, to any person or entity, (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transaction in which a person or entity becomes the beneficial owner of more than 35% of our voting stock, or (iv) we consolidate or merge with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of our voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the Company or surviving entity immediately following the transaction. The Merger Agreement will constitute a Change of Control under Mr. Stern’s employment agreement.

•
“Constructive Dismissal” is defined in the employment agreement as (i) any requirement that Mr. Stern’s principal office be relocated to a location that is in excess of 50 miles from Philadelphia, Pennsylvania, without his prior written consent, (ii) any material reduction in his title or reporting relationship, responsibilities or authority, (iii) any material reduction in his base compensation, unless any such reduction is applied in connection with, and matches in duration and percentage, a reduction in total cash compensation of all of the executive officers, provided that in such event such reduction does not exceed 10% of his base compensation and target annual bonus for the immediately preceding year, (iv) following a change of control, any reduction in base compensation, without his prior written consent; or (v) any breach by the Company of its material obligations to Mr. Stern that are not cured within 30 days after written notice.

Mr. Dolan’s employment agreement provides that if we terminate Mr. Dolan any time within three months before or 12 months after the occurrence of a change of control, except for cause, (i) all of his stock options will vest upon the date of his termination, (ii) if his employment is terminated within the first year of employment, we must pay him an amount equal to one year of base salary plus the guaranteed bonus, (iii) if his employment is terminated after the first year of employment, we must pay him an amount equal to two years of base salary, provided that in each case, Mr. Dolan executes and does not revoke a separation agreement and general release, and (iv) we will provide medical and dental insurance to him for a period of two years following separation of service.  If we terminate Mr. Dolan without cause or if his employment is terminated within the first year of employment, we must pay him an amount equal to one year of base salary, and, if he is terminated thereafter, we must pay him an amount equal to two years of base salary and his stock options will vest upon such termination, provided that Mr. Dolan executes and does not revoke a separation agreement and general release. If Mr. Dolan terminates his employment under the employment agreement, we will pay Mr. Dolan all accrued but unpaid base salary, vested stock options, and reimbursement of appropriately documented expenses incurred before the termination of his employment. The following terms used in this paragraph are defined in Mr. Dolan’s employment agreement as follows:

•
A “change of control” is defined in the employment agreement as (i) the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transactions in which a person or entity becomes the beneficial owner of more than 35% of our voting stock, (iv) the Company consolidates or merges with or into another entity or vice versa after which beneficial owners of voting stock representing in the aggregate a majority of the total voting power of the Company’s voting stock immediately prior to the transaction are not beneficial owners of voting stock representing a majority of the total voting power of the voting stock of the Company or surviving entity immediately following the transaction, or (v) the first day on which a majority of the members of our Board of Directors are not continuing directors. The Merger Agreement will constitute a Change of Control under Mr. Dolan’s employment agreement.

•	“Cause” is defined in the employment agreement the same way as it is defined in Mr. Stern’s employment agreement.

Mr. Falcone’s employment agreement, as amended, may be terminated (i) by Mr. Falcone for any reason upon 30 days’ written notice to us, including notice of his intent not to renew the Agreement, (ii) by Mr. Falcone for “good reason,” (iii) by us for any reason at any time with 30 days’ written notice to Mr. Falcone, including notice of our intent not to renew the employment agreement, or (iv) upon Mr. Falcone’s death or disability. If Mr. Falcone is terminated by us without cause or by him for good reason, we must pay Mr. Falcone an amount equal to two years base salary plus a bonus and health insurance for twelve months after the termination date at the same coverage level as in effect immediately prior to the termination date, provided that in each case, Mr. Falcone executes and does not revoke a separation agreement and general release. At the closing of the Merger, Buyer will enter into an employment agreement with Douglas B. Falcone, which will supersede his existing employment agreement with the Company. Accordingly, Mr. Falcone will not be entitled to any compensation in connection with the termination of his existing employment agreement. For a discussion of the terms of Mr. Falcone’s new employment agreement with the Buyer, see “Employment Agreement with Mr. Falcone” beginning on page 45. The following terms used in this paragraph are defined in Mr. Falcone’s existing employment agreement as follows:

•
“Good Reason” is defined in the existing employment agreement as (i) an involuntary reduction in base salary; or (ii) a requirement that employee work outside of the geographic scope in the agreement (i.e., within 60 miles of the Philadelphia office).

•
“Cause” is defined in the existing employment agreement as (i) any misappropriation of funds or property of the Company by the employee; (ii) the conviction of or plea of guilty or nolo contendere by the employee to a felony or to any crime involving moral turpitude; (iii) the employee engagement in illegal, immoral or similar conduct ending to place the employee or the Company, by association with the employee, in disrepute; (iv) abuse of alcohol or drugs to an extent that renders the employee unable or unfit to perform the employee's duties hereunder; (v) gross dereliction of duty; (vi) failure or refusal to follow lawful policies of the Company or directives of the Company’s Board of Directors, President or Chief Executive Officer within two business days following notice to the employee of such failure or refusal; or (vii) the employee's malfeasance, misfeasance, or nonfeasance in connection with the performance of the employee's duties.

Options and Restricted Stock Awards

On April 18, 2008, we granted to Mr. Dolan a restricted stock award consisting of 150,000 shares of our common stock. The award vests in three equal annual installments beginning on April 18, 2009 and was fully vested on April 18, 2011. On November 19, 2008, we granted to Mr. Dolan a restricted stock award consisting of 125,000 shares of common stock. The award vests in three equal annual installments beginning on November 19, 2009 and ending on November 19, 2011. Pursuant to the Merger Agreement, the remaining installment on Mr. Dolan’s restricted stock award will become fully vested.

Note Purchase Agreement with Mr. Falcone

Simultaneously with the execution of the Merger Agreement, Buyer entered into a Note Purchase Agreement with Douglas B. Falcone, pursuant to which the Buyer agreed to purchase, and Mr. Falcone agreed to sell, the Company’s subordinated note payable to Mr. Falcone dated September 3, 2010 in the original principal amount of $9,754,465 plus current accrued interest of approximately $4.7 million (the “Falcone Note”).  The purchase price for the Falcone Note will consist of (i) an initial payment of $3,000,000 to be paid by the Buyer to Mr. Falcone at the closing of the Merger and (ii) certain deferred contingent payments to be made annually by the Buyer based upon the achievement of certain targeted annual revenue amounts for the Buyer’s and the Company’s “merchant own-and-load” ATM businesses during the first four full calendar years following the closing of the Merger.  The maximum annual installment payment to Mr. Falcone for each of those four years under the note purchase agreement is $1,312,500, resulting in an aggregate maximum contingent deferred consideration of $5,250,000.

LC Capital Master Fund Secured Note

As a condition to the closing of the Merger, LC Capital will be receiving approximately $3,500,000 in full payment of all principal and interest due under a secured promissory note

Employment Agreement with Mr. Falcone

At the closing of the Merger, Buyer will enter into an employment agreement with Douglas B. Falcone. Pursuant to the terms of such employment agreement, Mr. Falcone will serve, following the closing of the Merger, as Executive Vice-President of Merchant Sales of Buyer at an annual base salary of $250,000. Simultaneously with the execution of the employment agreement with Mr. Falcone, Cardtronics will enter into a restricted stock agreement (which is more fully described below), pursuant to which Cardtronics will issue to Mr. Falcone, in lieu of any and all bonuses during the initial four year term of the employment agreement, shares of common stock valued at $1.4 million on and subject to substantial risks of forfeiture and the other terms of the restricted stock agreement. Mr. Falcone’s employment agreement will also provide that if Mr. Falcone’s employment is terminated by Cardtronics without cause, he will be entitled to receive (i) his annual base salary for a period of twelve months following the date of his termination(subject to reduction for any amounts received by Mr. Falcone from other full-time employment during those 12 months), (ii) any unpaid annual bonus amount for the calendar year ending prior to the date of his termination, and (iii) continued health coverage provided by Cardtronics for a period of twelve months following the date of his termination.

Pursuant to the restricted stock agreement to be entered into with Mr. Falcone at the closing of the Merger, Cardtronics will issue to Mr. Falcone shares of common stock of Cardtronics, Inc. equal to the lesser of (i) 70,000 shares or (ii) that number of shares having a market value of $1.4 million as of the date of the execution of the restricted stock agreement. The shares issued to Mr. Falcone under the restricted stock agreement will be subject to forfeiture in the event that (i) certain revenue projections for the Buyer’s own-and-load ATM business are not met during the first four full calendar years after the closing of the Merger or (ii) Mr. Falcone’s employment is terminated prior to December 31, 2015. During the first four full calendar years following the closing of the Merger, Mr. Falcone is prohibited from selling, assigning, pledging, exchanging or otherwise transferring or disposing the shares, will not be permitted to vote the shares and will not be entitled to any dividends paid on the shares.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which the following individuals may receive that is based on or that otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable by the Company to these individuals is subject to a non-binding advisory vote of the Company’s stockholders, as described under “Golden Parachute Compensation (Proposal 2)” on page 69.

Assuming for the purpose of this paragraph that the Merger had been completed and the named executive officers had been terminated on August 15, 2011 and had become entitled to full benefits available under their respective employment agreements, the named executive officers would have received approximately the amounts set forth in the table below, based on the $0.285 per share cash consideration. Please note that the amounts indicated below are estimates based on certain assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

The amounts set forth below are payable in connection with the consummation of the Merger or upon a termination of employment, as detailed in the footnotes below.

					Pension and Non-
					Qualified Deferred	Perquisites and		Tax
	Cash		Equity		Compensation	Benefits		Reimbursement	Total
Name and Title	($)(1)		($)		($)	($)(6)		($)	($)

Richard B. Stern	1,125,000	(2)(3)	—		—	39,968		—	1,164,968
President and Chief Executive Officer
Douglas B. Falcone	750,000	(7)	—		—	3,727	(7)	—	753,727	(7)
Vice President and Chief Operating Officer
Michael J. Dolan	400,000	(4)	11,875	(5)	—	39,968		—	451,843
Chief Financial Officer

(1)
The amounts reported in this column reflect the sum of (i) all accrued and unpaid base salary to the date of termination and a pro-rata amount of targeted annual bonus for 2011, and (ii) two years of base salary plus two years of targeted annual bonus as described in footnotes 2-5 below.

(2)
Consists of pro-rated annual bonuses to Mr. Stern for the year in which the Merger is consummated and pro-rated based on the number of days in the Company’s fiscal year prior to the date of termination. The amounts of the annual pro-rated bonus payable to Mr. Stern is $375,000.

(3)
Consists of two (2) years of annual base salary and two (2) years of targeted annual bonus. It is anticipated that Mr. Stern’s employment agreement will be terminated without cause by the Buyer at or soon after the closing of the Merger.

(4)	Consists of two (2) years of annual base salary. It is anticipated that Mr. Dolan’s employment agreement will be terminated without cause by the Buyer at the closing of the Merger.

(5)	The amounts reported in this column reflect the value of the restricted stock award which will vest upon termination based upon the closing price of the Company’s common stock on August 15, 2011.

(6)	The amounts reported in this column reflect the rates in effect as of December 31, 2010 for insurance benefits.

(7)
At the closing of the Merger, Buyer will enter into an employment agreement with Douglas B. Falcone, which will supersede his existing employment agreement with the Company. Accordingly, Mr. Falcone will not be entitled to any compensation in connection with the termination of his existing employment agreement. For a discussion of the terms of Mr. Falcone’s new employment agreement with the Buyer, see “Employment Agreement with Mr. Falcone” beginning on page 45.

Other Employee-Related Interests

New Management Arrangements

As of the date of this proxy statement, neither the Company nor Buyer have entered into any employment agreements with our management in connection with the Merger, nor has the Company amended or modified any existing employment agreements.  It is currently expected that immediately following the closing of the Merger, Buyer will enter into an employment agreement with Douglas B. Falcone. See “Employment Agreement with Mr. Falcone” on page 45 of this proxy statement.

Our Stockholders’ Rights of Appraisal

Under the General Corporation Law of the State of Delaware (the “DGCL”), you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified by reference to Section 262 of the DGCL, the full text of which appears in Appendix C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than twenty (20) days before the stockholders’ meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of or consent to the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal.

All demands for appraisal should be addressed to Access to Money, Inc., 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034-1912, Attention: Michael J. Dolan, must be delivered before the vote on the Merger Agreement is taken at the special meeting and must be executed by, or on behalf of, the record holder of the shares. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten (10) days after the effective time of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the Merger Agreement. At any time within sixty (60) days after the effective time of the Merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares. Within one hundred twenty (120) days after the effective date of the Merger, any stockholder who has complied with Section 262 shall, upon written request to the Surviving Corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the Surviving Corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one hundred twenty (120) days after the effective time of the Merger, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice, if so ordered by the Chancery Court, to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, from the effective date of the Merger through the date of payment of the judgment, which shall be compounded quarterly and shall accrue at a default rate 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within sixty (60) days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his, her or its shares pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than sixty (60) days after the effective time of the Merger may only be made with the written approval of the Surviving Corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Merger to the Company’s stockholders. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this proxy statement, regulations promulgated under the Code, administrative rulings by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect, so as to result in tax consequences different from those described below. For purposes of this summary, a “U.S. holder” is a beneficial owner of Company common stock that is (i) a citizen or an individual resident of the United States; (ii) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our common stock. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to the Company’s stockholders who are subject to special treatment under U.S. federal income tax law, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, holders that are properly classified as “partnerships” under the Code, dealers in securities, holders who hold their shares of our common stock as part of a hedge, straddle or conversion transaction, holders who acquired our common stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code, holders whose functional currency is not the U.S. dollar, and holders who do not hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code or who are otherwise subject to special tax treatment under the Code. Furthermore, this summary does not address the tax consequences of the Merger under state, local or foreign tax laws.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of our common stock should consult the holder’s individual tax advisors as to the particular tax consequences of the Merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

U.S. Holders

Exchange of Our Common Stock for Cash. A U.S. holder of our common stock receiving cash in the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (prior to reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in our common stock surrendered. Any such gain or loss generally will be capital gain or loss if our common stock is held as a capital asset immediately prior to the effective time of the Merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our common stock for more than one year prior to the effective time of the Merger. If the U.S. holder has held our common stock for one year or less prior to the effective time of the Merger, any capital gain or loss will be taxed as short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of our common stock and the cash that such U.S. holder receives will be allocated pro rata to each such block of our common stock. If a U.S. holder recognizes a loss that exceeds certain thresholds, such U.S. holder may be required to file a disclosure statement with the Internal Revenue Service.

Backup Withholding. Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a holder of our common stock is entitled pursuant to the Merger Agreement unless the holder provides a tax identification number (social security number or individual tax identification number in the case of an individual or employer identification number in the case of other holders), certifies that such number is correct, and certifies that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. holder of our common stock should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is satisfied in a manner satisfactory to the paying agent. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders

Exchange of Our Common Stock for Cash. Any gain realized on the receipt of cash in the Merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes and the non-U.S. holder owned more than five percent of our common stock at any time during the five-years preceding the Merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the Merger under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the Merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. The Company believes it is not and has not been a “United States real property holding corporation” for U.S. federal income tax purposes.

Backup Withholding. Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a non-U.S. holder of our common stock is entitled pursuant to the Merger Agreement unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s United States federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Litigation Relating to the Merger

On August 19, 2011, we, our directors, Buyer and Merger Sub were named as defendants in a putative class action complaint in the Superior Court of New Jersey, Camden County, captioned, Masi v. Access to Money, Inc., et al. That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties of care, loyalty and independence and that they have acted to put their personal interests ahead of the interests of the stockholders. The complaint further alleges that our directors, through their acts, transactions and courses of conduct, are attempting to unfairly deprive the Company’s stockholders of the true value inherent and arising from the Company. The complaint further alleges that our directors violated their fiduciary duties by entering into the Merger Agreement without regard to the effect of the proposed transaction on the Company’s stockholders and that they are engaging in self-dealing and that the Company, the Buyer and Merger Sub aided and abetted the directors’ purported breaches. The plaintiff seeks injunctive and other equitable relief, including a request that the court enjoin us from consummating the Merger and damages, in addition to fees and costs.

On August 19, 2011, we, our directors, Buyer and Merger Sub were named as defendants in a putative class action complaint in the Superior Court of New Jersey, Camden County, captioned, Parshall v. Access to Money, Inc., et al. That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties of care, loyalty and independence and that they have acted to put their personal interests ahead of the interests of the stockholders. The complaint further alleges that our directors, through their acts, transactions and courses of conduct, are attempting to unfairly deprive the Company’s stockholders of the true value inherent and arising from the Company. The complaint further alleges that our directors violated their fiduciary duties by entering into the Merger Agreement without regard to the effect of the proposed transaction on the Company’s stockholders and that they are engaging in self-dealing and that the Company, the Buyer and Merger Sub aided and abetted the directors’ purported breaches. The plaintiff seeks injunctive and other equitable relief, including a request that the court enjoin us from consummating the Merger and damages, in addition to fees and costs.

On August 29, 2011, we, our directors, Buyer and Merger Sub were named as defendants in a putative class action complaint in the Chancery Court of Delaware, captioned, Scuron v. Access to Money, Inc., et al.  That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties of care, loyalty and independence and that they have acted to put their personal interests ahead of the interests of the stockholders. The allegations are substantially similar to the allegations raised in the complaints described in the immediately preceding paragraphs. The complaint also alleges that this proxy statement is materially incomplete. The plaintiff seeks injunctive and other equitable relief, including to enjoin us from consummating the Merger and damages, in addition to fees and costs.

On September 1, 2011, we, our directors, Buyer and Merger Sub were named as defendants in a putative class action complaint in the Chancery Court of Delaware, captioned, Hoitsma v. Access to Money, Inc., et al.  That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties of care, loyalty and independence and that they have acted to put their personal interests ahead of the interests of the stockholders.  The allegations are substantially similar to the allegations raised in the complaints described in the immediately preceding paragraphs.  The complaint also alleges that this proxy statement is materially incomplete.  The plaintiff seeks injunctive and other equitable relief, including to enjoin us from consummating the Merger and damages, in addition to fees and costs.

The complaint in the Masi v. Access to Money, Inc., et al., action was served on the Company on August 31, 2011; the complaint in the Scuron v. Access to Money, Inc., et al., action was served on the Company on September 6, 2011; and the Complaint in the Hoitsma v. Access to Money, Inc., et al, action was served on the Company on September 8, 2011.  We believe the complaints are without merit and intend to vigorously defend the actions.

THE MERGER

The following subsections of this proxy statement describe certain material aspects of the proposed Merger. Although the Company believes that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. You should carefully read this entire proxy statement and the other documents the Company refers you to for a more complete understanding of the Merger.

Effective Time of Merger

The Merger will be completed and become effective at the time, which we refer to throughout this proxy statement as the “effective time of the Merger”, the Certificate of Merger is filed with the Secretary of State of the State of Delaware or any later time as the Company, Buyer and Merger Sub agree upon and specify in the certificate of Merger. The parties intend to complete the Merger as soon as practicable following the adoption of the Merger Agreement by the Company’s stockholders and satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement. The parties to the Merger Agreement expect to complete the Merger prior to December 31, 2011. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined, if it is completed at all.

Payment of Merger Consideration and Surrender of Stock Certificates

At the effective time of the Merger, the Company will become a wholly-owned subsidiary of Buyer, and each stockholder of record immediately prior to the effective time of the Merger will be entitled to receive $0.285 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock such stockholder holds immediately prior to the effective time of the Merger unless such stockholder has elected to exercise such stockholder’s appraisal rights. Buyer has designated the paying agent to make the cash payments contemplated by the Merger Agreement. As soon as practicable following the effective time of the Merger (but in any event within one business day following the effective time of the Merger), Buyer will deposit with the paying agent, for the benefit of the holders of the Company’s common stock, funds in an aggregate amount equal to the Merger consideration for all stockholders entitled to receive a cash payment in respect of their shares of the Company’s common stock. The paying agent will deliver to you your Merger consideration according to the procedure summarized below.

At the effective time of the Merger, the Company will close its stock ledger. After that time, if you present the Company’s common stock certificates to the paying agent, they will be exchanged for cash as described in this section.

Promptly after the completion of the Merger, the surviving corporation will send you, or cause to be sent to you, a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the Merger consideration.

The paying agent will promptly pay you your merger consideration after you have (i) surrendered your certificates to the paying agent together with a properly completed letter of transmittal and any other documents required by the paying agent and (ii) provided to the paying agent any other items as may reasonably be requested by the paying agent. In the case of book-entry shares, you will be paid after receipt of an “agent’s message” by the paying agent, or such other evidence of transfer as the paying agent may reasonably request

Interest will not be paid or accrue in respect of any cash payments of merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation’s satisfaction that the taxes have been paid or are not required to be paid.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in an amount that the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the certificate.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company.

Upon demand, the paying agent will return to the Buyer all funds in its possession six months after the Merger occurs, and the paying agent’s duties will terminate. After that time, if you have not received payment of the Merger consideration, you may look only to the Buyer, but only as a general creditor thereof, for payment of the Merger consideration, without interest, subject to applicable abandoned property, escheat and similar laws. If any certificate representing the Company’s common stock has not been surrendered prior to two years after the completion of the Merger (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), the payment with respect to such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled to any claims or interest.

Fees and Expenses

Except as otherwise described in “The Merger Agreement—Effect of Termination; Fees and Expenses,” beginning on page 67, all fees, expenses and costs incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the Merger is consummated. The expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of the Company’s stockholders, and all filing and other fees paid to the SEC will be borne by the Company.

THE MERGER AGREEMENT

This section of the proxy statement summarizes the material provisions of the Merger Agreement, but is not intended to be an exhaustive discussion of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not the summary set forth in this section or any other information contained in this proxy statement. The Company urges you to read the Merger Agreement carefully and in its entirety.

The summary of the Merger Agreement in this proxy statement has been included to provide you with information regarding some of its material provisions. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. Moreover, certain of those representations and warranties have been qualified by certain disclosures that we made to Buyer and Merger Sub in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. The Merger Agreement is described in, and included as an appendix to, this proxy statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding us, Buyer or our respective businesses. The representations and warranties in the Merger Agreement and the description of them in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

General; The Merger

The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement. After the completion of the Merger, the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer. If the Merger is completed, our common stock will no longer be eligible to be traded on the OTC Bulletin Board, be deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of our common stock.  Our Company will be a privately held corporation and our current stockholders will cease to have any ownership interest in the Company or rights as stockholders of the Company. Therefore, our current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from appreciation, if any, in the Company’s value.

Certificate of Incorporation; Directors and Officers

At the effective time of the Merger, our certificate of incorporation will be amended to read in its entirety as set forth in Exhibit A to the Merger Agreement and, as so amended, will from and after the effective time of the Merger, be the certificate of incorporation of the surviving corporation of the Merger until thereafter amended. The by-laws of Merger Sub in effect immediately prior to the effective time of the Merger shall from and after the effective time of the Merger be the by-laws of the surviving corporation until thereafter amended.

From and after the effective time of the Merger, the directors and officers of Merger Sub immediately prior to the Merger will become the directors and officers, respectively, of the surviving corporation, and until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Conversion of Securities

Except for shares of our common stock owned immediately prior to the effective time of the Merger by the Company or Buyer or their respective subsidiaries, which will be cancelled without the payment of any consideration, and shares held by stockholders properly demanding and perfecting appraisal rights pursuant to Section 262 of the DGCL (referred to in this section of the proxy statement as “dissenting shares”), at the effective time of the Merger, each share of common stock of the Company that is issued and outstanding immediately prior to the Merger shall, without any action on the part of the holder thereof, be converted into the right to receive, $0.285 in cash, without interest and less any applicable withholding taxes. At the effective time of the Merger, each share of common stock of the Company that is issued and outstanding will be cancelled automatically and cease to exist.

After the Merger is effective, each holder of a certificate representing any shares of our common stock will no longer have any rights with respect to such shares, except for the right to receive $0.285 in cash, without interest and less any applicable withholding taxes, per share, and except that holders of dissenting shares will have rights under Section 262 of the DGCL.

On and after the effective time of the Merger, Buyer shall deposit with paying agent cash in United States dollars sufficient to pay the Merger consideration for each holder of shares of our common stock entitled to payment thereof. As soon as reasonably practicable after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to each holder of record of our common stock. The letter of transmittal and instructions will instruct each holder how to surrender the Company common stock certificates in exchange for the Merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the Merger consideration until you: (i) surrender your stock certificate or certificates to the paying agent; or (ii) upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of book-entry shares, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The Merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the surrendered certificate is accompanied by all documents required to evidence and effect that transfer. The person requesting such payment will pay any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establish to the satisfaction of Buyer and the paying agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Buyer, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold from the Merger consideration payable to a holder of our common stock such amounts as it is required to deduct and withhold with respect to the payment of such consideration under applicable tax laws and the surviving corporation shall pay such withholding amounts to the appropriate taxing authorities. To the extent such withheld amounts are withheld, such withheld amounts will be treated for all purposes under the Merger Agreement as having been paid to the holder of our common stock.

Any portion of the Merger consideration which remains unclaimed by stockholders six months after the effective time of the Merger shall be delivered by the paying agent to Buyer upon demand, and any former stockholders who have not surrendered their shares in exchange for Merger consideration shall thereafter look only to the Buyer for payment of the Merger consideration, without any interest and less any applicable withholding taxes. Any portion of the Merger consideration which remains unclaimed by stockholders two years after the effective time of the Merger (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity) shall become, to the extent permitted by applicable law, the property of the Buyer. None of Buyer, the surviving corporation or the paying agent shall be liable to any former holder of our common stock for any cash properly paid to a public official under any applicable abandoned property, escheat or similar law.

Treatment of Options, Warrants and Restricted Stock

Pursuant to the Merger Agreement, all options that are outstanding immediately before the effective time of the Merger, whether or not then vested or exercisable, shall be cancelled and converted into the right to receive from Buyer and the surviving corporation, without interest and less any applicable withholding taxes, an amount in cash equal to the product of (i) the excess, if any, of $0.285 over the exercise price per share, multiplied by (ii) the number of shares of stock subject to the option.

Pursuant to the Merger Agreement, all warrants that are outstanding immediately before the effective time of the Merger, whether or not then vested or exercisable, shall be cancelled and converted into the right to receive from Buyer and the surviving corporation, without interest and less any applicable withholding taxes, an amount in cash equal to the product of (i) the excess, if any, of $0.285 over the exercise price per share, multiplied by (ii) the number of shares of stock subject to the warrant.

Pursuant to the Merger Agreement, all of the restricted shares of the Company will vest and will entitle the holder to receive $0.285 for each such share upon the completion of the Merger, without interest and less any applicable withholding taxes.

Representations and Warranties

The representations, warranties and covenants of the Company contained in the Merger Agreement are the product of negotiations among the parties thereto and are solely for the benefit of Buyer and Merger Sub. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the Merger Agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Consequently, the representations and warranties of the Company in the Merger Agreement may not be relied upon by persons other than the parties thereto as characterizations of actual facts or circumstances as of the date of the Merger Agreement or as of any other date, nor may you rely upon them in making the decision to approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement. The Merger Agreement may only be enforced against us by Buyer and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties of the Company may change after the date of the Merger Agreement, which subsequent information may or may not be reflected fully in our public disclosures.

The representations and warranties of the Company in the Merger Agreement relate to, among other things:

•	corporate organization, good standing and corporate power and authority;

•	enforceability of the Merger Agreement against the Company;

•	organizational documents and minute books;

•	subsidiaries;

•	authority to enter into and consummate the transactions contemplated by the Merger Agreement;

•	capitalization;

•	consents and approvals that need to be obtained in connection with the transactions contemplated by the Merger Agreement;

•	the accuracy of the Company’s previously filed SEC reports and financial statements;

•	disclosure controls and procedures;

•	the absence of undisclosed liabilities;

•	the absence of a Company Material Adverse Effect and the absence of certain other changes since March 31, 2011;

•	material contracts;

•	permits and compliance with applicable laws;

•	any pending or threatened litigation;

•	tax matters;

•	environmental matters;

•	customers and suppliers;

•	benefit plans;

•	labor relations and ERISA compliance;

•	owned and leased real property;

•	assets and personal property, including ATMs;

•	intellectual property;

•	insurance;

•	executive and director loans;

•	the vote of the Company’s stockholders required to adopt the Merger Agreement;

•	takeover statutes;

•	the opinion of the Company’s financial advisor; and

•	brokers and brokers’ fees.

Many of the Company’s representations and warranties are qualified by the absence of a “Company Material Adverse Effect” which means, for purposes of the Merger Agreement, any event, occurrence, fact, condition or change that would, individually or in the aggregate, have a material adverse effect on (i) the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis. However, a “Company Material Adverse Effect” does not include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from:

•
changes generally affecting the economy, financial or securities markets, to the extent such changes do not adversely affect the Company and its subsidiaries in a material disproportionate manner relative to substantially all other participants in the industry in which the Company operates;

•	the announcement of the transactions contemplated by the Merger; and

•
general conditions in the industry in which the Company and its Subsidiaries operate, to the extent such changes do not adversely affect the Company and its subsidiaries in a materially disproportionate manner relative to substantially all other participants in such industry.

The Merger Agreement also contains various representations and warranties made by Buyer and Merger Sub to that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the corporate organization, good standing and corporate power and authority of Buyer and Merger Sub;
•	the enforceability of the Merger Agreement against Buyer and Merger Sub;
•	the authority of Buyer and Merger Sub to enter into and consummate the transactions contemplated by the Merger Agreement;
•	the receipt of the consents and approvals that need to be obtained in connection with the transactions contemplated by the Merger Agreement;
•	the accuracy of information supplied by Buyer and Merger Sub for inclusion in this proxy statement; and
•	the financial capability of Buyer and Merger Sub to pay the Merger consideration.

Covenants of the Company

We have various obligations and responsibilities under the Merger Agreement from the date thereof until the effective time of the Merger, including, but not limited to, the following:

Conduct of Business Pending the Merger

During the period between the date of the Merger Agreement and the effective time of the Merger, we have agreed to, and have agreed to cause each of our subsidiaries to, conduct operations only in the ordinary course consistent with past practice and with no less diligence and effort than would be applied in the absence of the Merger Agreement, and to use our commercially reasonable efforts to maintain and preserve intact our business organization, to retain the services of our current officers and key employees, and to preserve the goodwill of our customers, suppliers and other persons with whom we have business relationships.

Subject to certain exceptions, the Merger Agreement also restricts us from taking (and permitting any of our subsidiaries from taking) any of the following actions during the period between the date of signing the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of Buyer:

•	amend our certificate of incorporation or by-laws or comparable organizational documents;

•
(i) split, combine or reclassify any of our securities; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of our securities; (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

•	issue, sell, pledge, dispose of or encumber any of our securities, other than in certain limited circumstances;

•
except as required by applicable law or by any of our employee plans or contracts (i) increase the compensation payable or that could become payable by us or any of our subsidiaries to directors, officers or employees, other than increases in compensation made in the ordinary course of business consistent with past practice, (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any of our employee plans or any plan, or make any contribution to any of our employee plans, other than contributions required by law, the terms of such employee plans;

•
acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances or capital contributions to or investments in any person in excess of $25,000 in the aggregate;

•	transfer, license, sell, lease or otherwise dispose of any assets or adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•
repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice or the purchase of equipment not to exceed $1,000,000;

•	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any material contract or any lease;

•
institute, settle or compromise any legal actions pending or threatened before any arbitrator, court or other governmental entity involving the payment of monetary damages by the Company of any amount exceeding $25,000 in the aggregate subject to certain limited exceptions;

•	make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

•
(i) settle or compromise any material tax claim, audit or assessment, (ii) make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company;

•	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

•
except in connection with actions permitted by the Merger Agreement, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a takeover proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Buyer, Merger Sub or any of their respective subsidiaries or affiliates, or the transactions contemplated by this Agreement;

•
except in connection with actions permitted by the Merger Agreement, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a takeover proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Buyer, Merger Sub or any of their respective subsidiaries or affiliates, or the transactions contemplated by this Agreement;

•
abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to our intellectual property, other than in the ordinary course of business consistent with past practice; or

•	agree or commit to do any of the foregoing.

No Solicitation of Takeover Proposals; Fiduciary Out

We shall not, and shall not permit any of our subsidiaries to, and must instruct and use commercially reasonable efforts to cause its representatives not to, directly or indirectly:

•
solicit, initiate or knowingly take any action to facilitate or encourage the submission of any takeover proposal or the making of any proposal that could reasonably be expected to lead to any “Takeover Proposal” (as defined below);

•
conduct or engage in discussions or negotiations with, or furnish any non-public information relating to the Company or any of our subsidiaries to, any person that has made or has indicated an intention to make a takeover proposal;

•
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries or approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

•
enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any takeover proposal, (each of the foregoing, a “Company Acquisition Agreement”); or

•	subject to the right to engage with unsolicited takeover proposals described below, neither the Board of Directors nor any committee of the Board shall:
•	fail to recommend that our shareholders approve the Merger Agreement;
•	withdraw, amend, modify or materially qualify, in a manner adverse to the Buyer or Merger Sub, the recommendation that our shareholders approve the Merger Agreement;
•	recommend any Takeover Proposal;
•	fail to recommend against acceptance of any tender offer or exchange offer for our common stock within 10 business days after the commencement of such offer;
•	make any public statement inconsistent with the recommendation that our shareholders approve the Merger Agreement; or
•	resolve or agree to take any of the foregoing actions, any of the foregoing actions being herein referred to as a “Company Adverse Recommendation Change.”

We are permitted, prior to obtaining the stockholder approval, directly or indirectly through any representative, to engage in discussions or negotiations with any third party if:

•
the third party has made a bona fide, unsolicited takeover proposal in writing that the Board believes in good faith, after consultation with outside legal counsel and the Company’s financial advisor, constitutes or would reasonably be expected to result in a “Superior Proposal”;

•
the Board of Directors determines in good faith, after consultation with outside legal counsel that the failure to take such action would reasonably be expected to cause the Board to be in breach of its fiduciary duties under applicable Law.

A “Takeover Proposal” is defined in the Merger Agreement to mean, other than the transactions contemplated by the Merger Agreement, any proposal or offer relating to:

•
direct or indirect acquisition of assets of the Company or its subsidiaries (including any equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s consolidated assets or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable;

•	direct or indirect acquisition of 20% or more of the equity interests of the Company;
•	tender offer or exchange offer that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Act) 20% or more of the equity interests of the Company;
•	merger, consolidation, other business combination or similar transaction involving the Company or any of its subsidiaries; or
•
liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

A “Superior Proposal” is defined in the Merger Agreement to mean any bona fide written takeover proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, Merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding common stock of the Company that the Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor) is more favorable from a financial point of view to the holders of the Company’s common stock than the transactions contemplated by the Merger Agreement and takes into account (a) all financial considerations, (b) the identity (if permitted to be disclosed) of the third party making such takeover proposal, (c) the anticipated timing, conditions and prospects for completion of such takeover proposal, (d) the other terms and conditions of such takeover proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such takeover proposal deemed relevant by the Board and (e) any revisions to the terms of the Merger Agreement proposed by the Buyer during the notice period described in the Merger Agreement.

Except as set forth below, the Company shall not, and shall cause each of its subsidiaries and representatives not to, directly or indirectly withdraw, modify or amend the recommendation to the Company’s stockholders of the Company’s Board of Directors in favor of the Merger.

Notwithstanding the restrictions on solicitation described above, prior to engaging a third party in talks with respect to a Takeover Proposal, we must provide Buyer prior written notice of our intent to take such action.

Notwithstanding the restrictions on solicitation described above, prior to obtaining stockholder approval of the Merger Agreement, we may: (i) participate in negotiations or discussions with any third party that has made bonafide unsolicited Takeover Proposal in writing which the Board believes in good faith after consultation with outside legal counsel and its financial advisor constitutes or would reasonably be expected to result in a superior proposal; (ii) thereafter furnish to such third party non-public information related to the Company pursuant to an executed confidentiality agreement; (iii) upon receipt of and on account of a superior proposal, make a Company Adverse Recommendation Change; (iv) take any action that any court of competent jurisdiction orders us to take; and or (v) subject to compliance with the provisions described below under the captioned “Match Right”, enter into a Company Acquisition Agreement.

Nothing contained herein shall prevent the Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Act with regard to a takeover proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable law.

Match Right

We are required to notify Buyer promptly (but in no event later than 24 hours) after we obtain knowledge of the receipt by us (or any of our representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to us or any of our subsidiaries or for access to the business, properties, assets, books or records of the Company or any of our subsidiaries by any third party.  In such notice, we are required to identify the third party making, and details of the material terms and conditions of, any such takeover proposal, indication or request, redacted, if necessary, to remove the identity of the person making the proposal or offer to comply with confidentiality obligations to such person.  We are required to keep Buyer fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.  We are required to provide Buyer with at least 72 hours prior notice of any meeting of the Board (or such lesser notice as is provided to the members of the Board) at which the Board is reasonably expected to consider any Takeover Proposal.  We are also required to promptly provide Buyer with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.

We are not entitled to approve, endorse or recommend a Superior Proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to Superior Proposal unless:

•
we have provided to Buyer prior notice of two business days that we intend to make a Company Adverse Recommendation Change or enter into a definitive agreement, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) to such notice;

•
during the two business day period following Buyer’s receipt of the notice of Superior Proposal, we  offer to negotiate with (and, if accepted, negotiate with) Buyer to make such adjustments in the terms and conditions of the Merger Agreement as are acceptable to Buyer and will cause the Superior Proposal of the third party to cease to be a Superior Proposal and enable us to proceed with the Merger contemplated by the Merger Agreement; and

•
the Board of Directors shall have determined in good faith, after considering the results of such negotiations and any revised proposals made by Buyer that the superior proposal giving rise to such notice continues to be a superior proposal.

Stockholder Approval; Proxy Statement

The Merger Agreement requires us to prepare a draft of the proxy statement, provide Buyer with reasonable opportunity to review such draft and provide comments, and file the proxy statement with the SEC. The Merger Agreement requires us to use our reasonable best efforts to respond to any comments or requests for additional information from the SEC as soon as practicable after receipt, to promptly notify Buyer of the receipt of any such comments or requests and to provide Buyer with copies of all correspondence between us and our representatives, on the one hand, and the SEC and its staff, on the other hand.

The Merger Agreement also requires us to take all necessary actions consistent with applicable law, our certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of stockholders as promptly as practicable after August 15, 2011 for the purpose of voting on adoption of the Merger. Subject to certain exceptions set forth in the Merger Agreement and described above under “No Solicitation of Takeover Proposals; Fiduciary Out ” and “Match Right,” we have agreed to use reasonable best efforts to solicit or cause to be solicited from our stockholders proxies in favor of adoption of the Merger Agreement and take all other actions reasonably necessary or advisable to secure the approval of our stockholders.

Access to Information

Subject to certain restrictions and the terms of the confidentiality agreement dated June 8, 2011, between Buyer and the Company, the Merger Agreement requires us, between the date of the Merger Agreement and the effective time, to provide Buyer and its respective representatives at reasonable times access to the officers, employees, agents, properties, books and records of the Company and our subsidiaries and to furnish promptly such information concerning the Company and its subsidiaries as reasonably requested by Buyer or its representatives. Without limiting these general rights of access, we also specifically agreed that Buyer would be entitled to conduct a review of our network compliance documentation.

However, the information rights described above do not give Buyer, directly or indirectly, rights to control or direct the operations of us or our subsidiaries prior to the effective time. Prior to the effective time, we will exercise complete control and supervision over the operations of the Company and its subsidiaries, subject to the terms and conditions of the Merger Agreement.

Covenants of Buyer and/or Merger Sub

Indemnification and Insurance

Buyer has agreed to cause the surviving corporation and its subsidiaries to, at its sole expense, to: (i) maintain in effect for a period of six years after the effective time the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the effective time (provided that the surviving corporation may substitute therefore policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its subsidiaries when compared to the insurance maintained by the Company as of the date hereof); or (ii) obtain as of the effective time “tail” insurance policies with a claims period of six years from the effective time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time (including in connection with the transactions contemplated by the Merger Agreement); provided, however, that in no event will the surviving corporation be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by the Company for such insurance prior to the date of the Merger Agreement. If such insurance coverage cannot be obtained at 200% of the last annual premium paid by the Company for such insurance prior to the date of the Merger Agreement, the surviving corporation will obtain, and Buyer will cause the surviving corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to 200% of the last annual premium paid by the Company for such insurance prior to the date of the Merger Agreement. In addition, for six years after the effective time, Buyer has agreed to indemnify, defend and hold harmless each present and former director or officer of the Company or any of its subsidiaries against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the effective time (including in connection with the transactions contemplated by the Merger Agreement), and shall reimburse each present and former director or officer of the Company or any of its subsidiaries for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred.

Certain Covenants of Each Party

Filings and Authorizations

The parties to the Merger Agreement agreed to cooperate and consult with each other in connection with making required filings and notifications pursuant to the Exchange Act, the rules and regulations of The NASDAQ Global Market and any other applicable laws, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing. Neither Buyer nor the Company may (i) file any such document if the other party has reasonably objected to the filing of such document or (ii) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions expressly contemplated by the Merger Agreement at the request of any governmental entity without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. The Merger Agreement requires Buyer to use commercially reasonable efforts to resolve any objections that may be asserted under any antitrust, competition or trade regulatory laws, but Buyer is not required to agree to (i) sell, hold separate, divest, discontinue or limit, any assets, businesses or interest in any assets or businesses of Buyer, the Company or any of their respective affiliates or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which, in either case, could reasonably be expected to be material to Buyer and its subsidiaries, taken as a whole, or to the Company and its subsidiaries, taken as a whole, or could reasonably be expected to materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by the Merger Agreement.

Approvals and Consents

The parties agreed to cooperate with each other and use their commercially reasonable efforts to obtain all required consents, approvals or other authorizations, including, without limitation, all consents of governmental entities and certain other consents.

Notification of Certain Events

Under the terms of the Merger Agreement, the parties agreed to give prompt notice to each other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement; (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by the Merger Agreement, (iii) any legal actions commenced, or to such party’s knowledge, threatened, against the Company or any of its subsidiaries or Buyer or its subsidiaries or Merger Sub or its subsidiaries, as applicable, that are related to the transactions contemplated by the Merger Agreement, and (iv) any event, change or effect between the date of the Merger Agreement and the effective time which causes or is reasonably likely to: (A) make any of that party’s representations or warranties in the Merger Agreement untrue or inaccurate or (B) causes or is reasonably likely to cause any breach of the obligations of such party under the Merger Agreement.

Public Announcements

The Merger Agreement requires Company and Buyer to obtain the other party’s prior consent (which consent will not be unreasonably withheld) before issuing any press releases or otherwise making any public statements with respect to the Merger Agreement or the transactions contemplated thereby, except that no such consent is necessary to the extent disclosure may be required by law, order or applicable stock exchange or any listing agreement of any party thereto, and either party may make public statements consistent with prior public disclosures regarding the transactions contemplated by the Merger Agreement.

Conditions to the Completion of the Merger

Conditions to the obligations of each of the parties to complete the Merger include:

•	a majority of the Company’s outstanding shares have voted in favor of the Merger;

•
no governmental entity has enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

•
all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a material adverse affect on the Company or a material adverse effect on Buyer’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement.

Conditions to Buyer’s obligations to complete the Merger include the satisfaction or waiver of the following additional conditions:

•	representations and warranties of the Company shall be true and correct and all material respects;

•	the Company shall have performed in all material respects all obligations and covenants required to be complied with under the Merger Agreement;

•	the Company shall not have suffered a Company Material Adverse Effect subsequent to August 15, 2011;

•	the shares of common stock dissenting from adoption of the Merger Agreement and exercising appraisal rights shall not exceed 10% of the Company’s issued and outstanding shares as of August 15, 2011;

•	the Company shall have delivered payoff letters for the Sovereign Bank, N.A. debt;

•	the Company shall have delivered payoff letters for the LC Capital and Cadence Special Holdings II, LLC debt;

•
the Note Purchase Agreement, between Buyer and Douglas B. Falcone, shall be in full force and effect and Mr. Falcone shall be willing and able to perform all of his obligations under the Note Purchase Agreement; and

•
with respect to certain identified material contracts, the Company is not in default of any material obligations thereunder, has not received notice from the counterparty thereunder that the Company is in default thereunder and will not, by reason of the Merger, be in default of any of its material obligations thereunder.

Conditions to our obligations to complete the Merger include the satisfaction or waiver of the following conditions:

•	the representations and warranties of Buyer and Merger Sub shall be true and correct in all material respects on and as of the closing;

•	buyer and Merger Sub have performed in all material respects all obligations and covenants required to be performed by or complied with by them under the Merger Agreement

•	the Buyer shall have made payments in full satisfaction of our outstanding obligations to Sovereign Bank, N.A., LC Capital and Cadence Special Holdings II, LLC; and

•
the Note Purchase Agreement, between Buyer and Douglas B. Falcone, shall be in full force and effect and Buyer shall be willing and able to perform all of its obligations under the Note Purchase Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the effective time, whether or not our stockholders have adopted the Merger Agreement:

•	by mutual written agreement of Buyer and us;

•	by either Buyer or us if:

•
the Merger has not been consummated on or before December 31, 2011, unless the breach of the Merger Agreement by the party seeking to terminate resulted in the failure to consummate the Merger by the end date;

•
any applicable law, judgment or decree makes consummation of the Merger illegal or otherwise prohibited or permanently enjoins the consummation of the Merger and such enjoinment has become final and non-appealable, provided the party seeking to terminate the Merger Agreement shall have used all reasonable best efforts to prevent, oppose and remove such applicable law; or

•	the adoption of the Merger Agreement by the our stockholders was not obtained at the special meeting (or adjournment or postponement of the meeting).

•	by Buyer if:

•
a breach by us of a representation, warranty, covenant or Agreement has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not capable of being cured by the end date, subject to certain limitations;

•	our Board of Directors has effected a Company Adverse Recommendation Change;

•	our Board of Directors shall have entered into or recommended a Company Acquisition Agreement;

•	we shall have breached or failed to perform in any material respect any of the covenants and agreements relating to the “no solicitation” provision of the Merger Agreement;

•	our Board of Directors fails to publicly reaffirm its recommendation of the Merger within 10 business days of a request by Buyer that it do so;

•
a tender offer or exchange offer relating to our common stock shall have been commenced by a person unaffiliated with Buyer and we shall not have sent to our stockholders pursuant to Rule 14e-2 under the Exchange Act, within 10 Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Board recommendation in favor of the Merger Agreement and recommending that stockholders reject such tender or exchange offer; or

•	the Board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing.

•	by us if:

•
our Board of Directors authorizes us, subject to complying with the terms of the Merger Agreement, to enter into a written definitive agreement concerning a Superior Proposal provided that we have paid a termination fee to Buyer;

•
a breach of a representation, warranty, covenant or agreement by Buyer or Merger Sub has occurred, which breach would give rise to a failure of certain conditions to closing and such breach is not capable of being cured by the end date, subject to certain limitations; or

•	all conditions to the obligations of Buyer and Merger Sub to complete the Merger have been satisfied or waived and Buyer and Merger Sub have breached their obligation to complete the Merger.

Effect of Termination; Fees and Expenses

Fees Payable to Buyer

If any of the following events occur, we will be obligated to pay Buyer $1,000,000, plus expenses actually incurred by Buyer in an amount not to exceed $100,000:

•	if a Company Adverse Recommendation Change shall have occurred;

•
if (i) we have entered into a Company Acquisition Agreement; (ii) we have breached or failed to perform in any material respect any of the covenants and agreements relating to the “no solicitation” provision of the Merger Agreement; (iii) the Board fails to reaffirm (publicly, if so requested by Buyer) the Board recommendation in favor of the Merger within ten business days after the date any takeover proposal (or material modification thereto) is first publicly disclosed by the Company or the person making such takeover proposal; (iv) a tender offer or exchange offer relating to the Company’s common stock shall have been commenced by a person unaffiliated with Buyer and we shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Board recommendation in favor of the Merger Agreement and recommending that stockholders reject such tender or exchange offer, or (v) the Company or the Board (or any committee thereof) shall publicly announce its intentions to do any of the foregoing;

•	if we fail to call, give notice of, convene and hold a the special meeting, mail this Proxy Statement to the stockholders in advance of such meeting, or to solicit proxies in favor of the Merger; or

•
if (i) a Takeover Proposal shall have been made or proposed to the Company or its stockholders or otherwise publicly announced, (ii) either Buyer or the Company terminate the Merger Agreement either because the Merger has not been consummated by December 31, 2011 or because the approval of the Company’s stockholders was not obtained at the stockholder meeting, and (iii) within 12 months after such termination, the Company or any of its subsidiaries enters into an agreement in respect of or consummates a takeover proposal (whether or not such takeover proposal was the same takeover proposal that had been publicly announced); provided that for purposes of clause (iii) above, all references to 20% in the definition of takeover proposal are replaced with 50%.

Fees Payable to the Company

In the event that all of the conditions and obligations of the Buyer and Merger Sub to consummate the Merger have been satisfied or waived and Parent and Merger Sub have breached their obligation to cause the Merger to be consummated, we may terminate the Merger Agreement and require Buyer to pay us $1,000,000, plus expenses actually incurred by us in an amount not to exceed $100,000.

Effect of Termination; General Expense Provisions

If the Merger Agreement is terminated for any reason, the Merger Agreement will become void and of no further force or effect and no party thereto (or any of its stockholders, directors, officers, employees, agents or representatives) will have any liability to any other party as a result thereof, except (i) as provided above under “Fees Payable to Buyer” and “Fees Payable to the Company”; (ii) as provided in the confidentiality agreement between Buyer and the Company; or (iii) as provided in Section 8 of the Merger Agreement.

The Merger Agreement provides that each party is to pay all expenses incurred by it in connection the Merger Agreement and the transactions contemplated thereby except (i) as provided above under “Fees Payable to Buyer” and “Fees Payable to the Company” and (ii) if either the Company or Buyer shall fail to pay in a timely manner the amounts due under the “Fees Payable to Buyer” and “Fees Payable to the Company”, the liable party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the termination fees at the prime lending rate prevailing during such period as published in The Wall Street Journal.

Amendment; Extension; Waiver

The Merger Agreement may be amended in writing by each of the parties to the agreement at any time prior to the effective time of the Merger, so long as following the adoption of the Merger Agreement there shall be no amendment which by law or in accordance with the rules of any relevant self regulatory organization would require further approval by the holders of our common stock.

At any time prior to the effective time of the Merger, Buyer and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party(ies), (ii) waive any inaccuracies in the representations and warranties of the other party in the Merger Agreement or any document delivered pursuant to the Merger Agreement or, (iii) subject to applicable laws, waive compliance with any of the covenants or conditions contained in the Merger Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

Related Transactions and Agreements

In connection with the Merger Agreement, the following additional transactions will occur and certain of the parties have entered into the following additional material agreements:

•	Note Purchase Agreement by and between Douglas B. Falcone and the Buyer. See “The Merger (Proposal 1) – Note Purchase Agreement with Mr. Falcone” on page 45.

•	LC Capital has agreed to vote all shares of common stock beneficially owned by it in favor of the Merger and has appointed Buyer as its proxy to vote such shares

•
In connection with the closing of the Merger, the Buyer and Douglas B. Falcone will enter into an executive employment agreement and restricted stock award agreement.  See “The Merger (Proposal 1) – Employment Agreement with Mr. Falcone” beginning on page 45.

•	Our obligations under the Senior Secured Credit Agreement with Sovereign Bank will be paid in full at closing.

•	The 2010 Notes payable to LC Capital and Cadence will be paid in full at closing.

•
Richard B. Stern and LC Capital have agreed to indemnify the Buyer for up to $250,000 of expenses incurred by the Buyer in connection with any post closing obligations related to any outstanding warrants of the Company.

Adoption of the Agreement and Plan of Merger

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the Company’s special meeting to consider and vote on the proposal to adopt the Merger Agreement. If our stockholders fail to adopt the Merger Agreement, the Merger will not occur. Holders of our common stock should read this document carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this proxy statement as Appendix A.

The Board of Directors, after careful consideration, deemed it advisable and in the best interests of the Company and its stockholders that the Company enter into the Merger Agreement, determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger consideration, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its stockholders and recommended that the Company’s stockholders adopt the Merger Agreement at the Company’s special meeting.

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company as of the record date and entitled to vote, is required to adopt the Merger Agreement.

The Company’s Board of Directors recommends that our stockholders vote “FOR” the adoption of the Merger Agreement.

GOLDEN PARACHUTE COMPENSATION (PROPOSAL 2)

The Dodd-Frank Wall Street and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21(c) under the Exchange Act require us to provide our stockholders with the opportunity to vote to approve on a non-binding, advisory basis the compensation that may be paid or payable to our named executive officers that is based on or otherwise relates to the Merger (also known as “golden parachute” compensation).

Accordingly, we are requesting that the holders of our common stock approve the following resolution:

“RESOLVED, that the stockholders of Access To Money, Inc. approve, on a non-binding advisory basis, the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, as disclosed in the proxy statement relating to our special meeting in the table entitled “Golden Parachute Compensation,” including the related narrative discussion contained in the footnotes thereto, the agreements or understandings pursuant to which such compensation may be paid or become payable.

Approval of Proposal No. 2 is not a condition to the completion of the Merger. As this is an advisory vote, the result will not be binding on us or the Buyer, or the Board of Directors or Cardtronics. Accordingly, such compensation, including amounts that we are obligated to pay could still be payable regardless of the outcome of this advisory vote, subject only to the conditions applicable thereto. Proxies submitted without discretion pursuant to this solicitation will be voted “FOR” the approval of the compensation to be paid to our named executive officers that is based on or otherwise relates to the Merger, as disclosed in this proxy statement.

Our board of directors recommends that our stockholders vote “FOR” the approval on a non-binding, advisory basis of the compensation that may be paid or payable to our named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to the compensation disclosure rules of the SEC.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

Adjournment of the Special Meeting

In the event that the number of shares of the Company’s common stock present in person and represented by proxy at the special meeting and voting “FOR” the Merger is insufficient to approve the Merger proposal, the Company may move to adjourn the special meeting in order to enable the Company’s Board of Directors to solicit additional proxies in favor of the approval of the Merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the Merger proposal requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereat and thereon.

           Our board of directors recommends that holders of our common stock vote “FOR” our adjournment proposal, if necessary, to solicit additional proxies.

MARKET PRICE

Our common stock is currently quoted on the OTCBB under the symbol “AEMI.” The following table sets forth the high and low bid prices as reported by the OTCBB. The quoted prices represent only prices between dealers on each trading day as submitted from time to time by certain of the securities dealers wishing to trade in our common stock, do not reflect retail markups, mark-downs or commissions, and may differ substantially from prices in actual transactions.

	High	Low

Year Ended December 31, 2009
First Quarter	$0.21	$0.08
Second Quarter	$0.34	$0.08
Third Quarter	$0.46	$0.22
Fourth Quarter	$0.46	$0.23

Year Ended December 31, 2010
First Quarter	$0.51	$0.30
Second Quarter	$0.65	$0.22
Third Quarter	$0.31	$0.19
Fourth Quarter	$0.30	$0.19

Year Ended December 31, 2011
First Quarter	$0.30	$0.08
Second Quarter	$0.20	$0.07
Third quarter (through August 23, 2011)	$0.29	$0.08

As of September 15, 2011, there were 33,294,348 shares of our common stock ($.001 par value) issued and outstanding. We are authorized to issue a maximum of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock.

On August 12, 2011, the last trading day prior to the date of the first public announcement of the execution of the Merger Agreement, the high and low sale prices for the Company’s common stock as reported on the OTC Bulletin Board were $0.11 and $0.11 per share, respectively, and the closing sale price on that date was $0.11. On September 14, 2011, the last trading day for which information was available prior to the date of the printing of this proxy statement, the high and low sale prices for the Company’s common stock as reported on the OTC Bulletin Board were $0.28 and $0.28 per share, respectively, and the closing sale price on that date was $0.28. The Company’s stockholders should obtain a current market quotation for the Company’s common stock before making any decision with respect to the Merger. On September 15, 2011 (the record date for stockholders entitled to vote at the special meeting), there were approximately 191 holders of record of the Company’s common stock.

We do not pay and do not plan to pay any cash dividends on our common stock in the foreseeable future. In addition, under the Merger Agreement, we have agreed not to make, declare or pay any dividends on our common stock before the closing of the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 15, 2011, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of September 15, 2011 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 33,294,348 shares of common stock outstanding on September 15, 2011. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

Name(1)	Number of Shares(2)	Percentage
Lampe, Conway & Co., LLC(3)	11,124,093	33.4%
Douglas B. Falcone	3,102,250	9.3%
GSO Funds(4)	3,072,074	8.4%
638 Capital Management LLC(5)	2,180,541	6.5%
Cadence Special Holdings II, LLC(6)	1,700,902	5.1%
Richard B. Stern	951,000	2.9%
Kenneth Paull	674,422	2.0%
Michael J. Dolan	256,884	*
Thomas S. McNamara	180,000	*
Michael E. Venezia	-	*
All officers and directors as a group (7 persons)	5,164,556	15.4%

*	Less than 1%.

(1)	Unless otherwise noted the address of each beneficial owner is 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034-1912.

(2)	Total number of shares for officers and directors includes shares owned, restricted stock holdings and/or exercisable options.

(3)
This information is based upon a Schedule 13D/A dated and filed with the SEC on August 15, 2011, reporting that Lampe, Conway & Co., LLC (“LC&C”), the investment manager of LC Capital Master Fund, Ltd. (the “Master Fund”), Steven G. Lampe, a managing member of the Agent, and Richard F. Conway, a managing member of the LC&C, have shared voting dispositive power with respect to 11,124,903 shares of common stock.  LC&C’s address is: 680 Fifth Avenue, 12th Floor
New York, NY 10019.

(4)
This information is based upon a Schedule 13G/A dated February 14, 2011, and filed with the SEC on February 14, 2011, and the records of the Company. As of the date of this filing, (i) GSO Domestic Capital Funding LLC may be deemed to beneficially own 1,069,082 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (ii) GSO Special Situations Fund LP may be deemed to beneficially own 1,069,082 shares of Common Stock (issuable upon the exercise of the 1,069,082 Warrants held by GSO Domestic Capital Funding LLC), (iii) GSO Special Situations Overseas Master Fund Ltd. may be deemed to beneficially own 1,145,883 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (iv) GSO Special Situations Overseas Fund Ltd. may be deemed to beneficially own 1,145,883 shares of Common Stock (issuable upon the exercise of the Warrants held by GSO Special Situations Overseas Master Fund Ltd.), (v) GSO Targeted Opportunity Master Partners L.P. may be deemed to beneficially own 857,109 shares of Common Stock (issuable upon the exercise of the Warrants it holds), (vi) GSO Special Situations Overseas Benefit Plan Fund Ltd. and GSO Credit Opportunities Fund (Helios), L.P. no longer hold any Warrants or beneficially own any shares of Common Stock and (vii) each of GSO Capital Partners LP, Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C., and Stephen A. Schwarzman may be deemed to beneficially own 3,072,074 shares of Common Stock (issuable upon the exercise of the 857,109 Warrants held by GSO Targeted Opportunity Master Partners L.P., the 1,069,082 Warrants. GSO Fund’s address is: 280 Park Avenue
New York, NY 10017.

(5)
This information is based upon a Schedule 13G/A dated and filed with the SEC on January 29, 2010 reporting that 683 Capital Management LLC has sole voting and dispositive power with respect to 2,180,541 shares of common stock. Ari Zweiman is identified as the managing partner and controlling person of 683 Capital Management LLC and Capital GP LLC. As such, each of 683 Capital Management LLC, 683 Capital GP, LLC and Ari Zweiman may be deemed the beneficial owner of the shares of common stock owned by 683 Capital Management LLC.

(6)	Cadence Special Holdings II, LLC’s address is: 800 Third Avenue, 10th Floor New York, NY 10022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 20010, incorporated by reference in this proxy statement, have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its reports appearing in the Annual Report on Form 10-K.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the Merger is not completed, however the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholders’ meetings. If the Merger is not completed, then stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2012 annual meeting of stockholders must be received by our secretary no later than December 29, 2011. The Company’s Compensation Committee does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders, but the Company expects that such a policy may be developed in the future. The Company’s Board of Directors believes that the current absence of such a policy is appropriate because the Company has never received a stockholder recommendation. All other proposals will be deemed untimely unless submitted by December 25, 2011. All proposals must comply with the rules and regulations of the SEC then in effect.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Stockholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce the our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (if applicable), he or she may contact Access to Money, Inc., 1101 Kings Highway North, Suite G100 Cherry Hill, NJ 08034-1912, Attention: Corporate Secretary. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this proxy statement, you can request householding by contacting us in the same manner. If you own your shares of our common stock through a bank, broker or other stockholder of record, you can request additional copies of this proxy statement or request householding by contacting the stockholder of record.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act.  We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC. You may also obtain the Company’s reports, proxy statements and other information filed with the SEC at the Company’s website, located at www.accesstomoney.com.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Requests for copies of our filings should be directed to Access to Money, Inc., 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034-1912, Attention: Corporate Secretary, Telephone: (856) 414-9100.

Document requests from us should be made by October 12, 2011 in order to receive them before the special meeting.

These documents are also available at the Company’s website, located at www.accesstomoney.com.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs  since the date of this proxy statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated September 28, 2011. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

No other matters are intended to be brought before the special meeting by the Company, and we do not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

If you have questions about the special meeting or the Merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Access to Money, Inc., 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034-1912, Attention: Corporate Secretary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among

CARDTRONICS USA, INC.

and

CATM MERGER SUB, INC.

and

ACCESS TO MONEY, INC.

and

LC CAPITAL MASTER FUND, LTD.
(Solely for the purposes set forth in Section 5.13)

dated as of

August 15, 2011

i

EXHIBIT A        Certificate of Incorporation

COMPANY DISCLOSURE LETTER

ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of August 15, 2011, by and among Access to Money, Inc., a Delaware corporation (the “Company”), Cardtronics USA, Inc., a Delaware corporation (“Parent”), CATM Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and, solely for the purposes set forth in Section 5.13 hereof, LC Capital Master Fund, Ltd, a Cayman Island exempted company (“Lampe”).  Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

Section 1.01         The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “ DGCL ”), at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02         Closing.  Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m. Central Daylight Time, as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto.  The Closing shall take place electronically via email and facsimile (or at a place as the parties hereto may designate in writing), and the actual date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.03         Effective Time.  Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL.  The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04         Effects of the Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.05         Certificate of Incorporation; By-laws.  At the Effective Time, (a) the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth in Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 1.06        Directors and Officers.  The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01         Effect of the Merger on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

(a)           Cancellation of Certain Company Common Stock.  Each share of Company Common Stock that is owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)           Conversion of Company Common Stock.  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired   in accordance with Section 2.01(a), and (ii) Dissenting Shares) will be converted into the right to receive twenty-eight and one-half cents ($0.285) in cash, without interest (the “Merger Consideration”).

2

(c)           Cancellation of Shares.  At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such shares (each, a “Certificate”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)           Conversion of Merger Sub Capital Stock.  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.02          Surrender and Payment.

(a)           Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) to act as the agent for the purpose of exchanging for the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the “Book-Entry Shares”).  On and after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (the “Payment Fund”) in amounts and at the times necessary for such payments.  If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof.  The Payment Fund shall not be used for any other purpose.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the shares of Company Common Stock for the Merger Consideration.  Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent) for use in such exchange.  Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs prior to 11:30 a.m. Eastern Standard Time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. Eastern Standard Time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(b)           Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent  may reasonably request) in the case of Book-Entry Shares.  Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof.  No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share.  Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

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(c)           If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(d)           All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation.  If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e)           Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration.  Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.  Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f)           Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03          Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal  pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be.  The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands.  Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

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Section 2.04         Adjustments.  Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05         Withholding Rights.  Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the “Code”), or any provision of state, local or foreign Tax Law.  To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.06         Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.

Section 2.07          Treatment of Stock Options and Other Stock-based Compensation.

(a)           The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05.

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(b)           The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company Stock Plan (as defined below), other than Company Stock Options (each, a “Company Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Award or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (y) the Merger Consideration, less any Taxes required to be withheld in accordance with Section 2.05.

(c)           At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a) and (b) of this Section 2.07.

Section 2.08          Treatment of Warrants.

(a)           The Company shall use reasonable efforts so that, at the Effective Time, each warrant to purchase shares of Company Common Stock that is listed on Section 2.08 of the Company Disclosure Letter (collectively, the “Warrants”) that is issued and outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Warrant or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Warrant, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Warrant, less any Taxes required to be withheld in accordance with Section 2.05.

(b)           At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of paragraph (a) of this Section 2.08.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), it being understood that any matter set forth in one numbered Section of the Company Disclosure Letter that could, based on the substance of the disclosure itself, reasonably be determined to be applicable to another section of the Company Disclosure Letter or to modify another representation or warranty of the Company shall be deemed to be set forth in such other numbered Section of the Company Disclosure Letter or to modify such other representation and warranty of the Company, the Company hereby represents and warrants to Parent and Merger Sub as follows:

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Section 3.01          Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a)           Organization; Standing and Power.  The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Charter Documents.  The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)           Minutes.  The Company has made available to Parent true and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of stockholders, the Company Board and each committee of the Company Board since December 31, 2008.

(d)           Subsidiaries.  Section 3.01(d)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization.  Section 3.01(d)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company.  All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws or (y) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company.  Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02          Capital Structure.

(a)           Capital Stock.  The authorized capital stock of the Company consists of: (i) seventy million (70,000,000) shares of Company Common Stock and (ii) five million (5,000,000) shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”).  As of the date of this Agreement, (x) 33,363,652 shares of Company Common Stock were issued and outstanding, (y) 69,304 shares of Company Common Stock were issued and held by the Company in its treasury and (z) no shares of Company Preferred Stock were issued and outstanding or held by the  Company in its treasury.  All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.  No Subsidiary of the Company owns any shares of Company Common Stock or shares of Company Preferred Stock.

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(b)           Stock Awards.

(i)            As of the date of this Agreement, an aggregate of 2,554,482 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options or Company Stock Awards granted under the 2005 Omnibus Stock Incentive Plan, the 2001 Nonqualified Stock Option Plan, the Restated 1996 Stock Option Plan and the 1986 Stock Incentive Plan (the plans referred to immediately above and the award or other applicable agreements entered into thereunder, in each case as amended, are collectively referred to herein as the “Company Stock Plans”).  Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on the date hereof a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires.  All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)            Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).  Other than the Company Equity Awards and the Warrants, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).  All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, all outstanding Warrants, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)           There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities.  Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

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(c)           Voting Debt; Warrants.  No bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).  As of the date hereof, an aggregate of 3,072,074 shares of Company Common Stock are subject to, and 3,072,074 shares of Company Common Stock are reserved for issuance upon exercise of, the Warrants, and the exercise price for the Warrants, after any adjustments required by their terms, is $0.28 per share of Company Common Stock.

(d)           Company Subsidiary Securities.  As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03          Authority; Non-contravention; Governmental Consents.

(a)           Authority.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote.  The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b)           Non-contravention.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law  applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(c)           Governmental Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under any foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (the “Foreign Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Over-the-Counter Bulletin Board (the “OTCBB”); (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           Board Approval.  The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting.

(e)           Takeover Statutes  Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.06, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Merger or any of the other transactions contemplated by  this Agreement.  The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

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Section 3.04          SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

(a)           SEC Filings.  The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2008 (the “Company SEC Documents”).  The Company has made available to Parent all such Company SEC Documents that it has so filed or furnished prior to the date hereof.  As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents.  None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b)           Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c)           Internal Controls.  The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

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(d)           Disclosure Controls and Procedures.  The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported  within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.  The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 3.04(d) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(e)           Undisclosed Liabilities.  The unaudited condensed consolidated balance sheet of the Company dated as of March 31, 2011 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, or (iii) are incurred in connection with the transactions contemplated by this Agreement.

(f)           Off-balance Sheet Arrangements.  Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(g)           Sarbanes-Oxley Compliance.  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate in all material respects on the date made.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries.  The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable rules of the OTCBB, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.05         Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a)           any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)           any event or action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06          Taxes.

(a)           Tax Returns and Payment of Taxes.  The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them.  Such Tax Returns are true, complete and correct in all material respects.  Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice.  All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements (in accordance with GAAP).  The Company’s most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements.  Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company’s most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

(b)           Availability of Tax Returns.  The Company has made available to Parent complete and accurate copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2006.

(c)           Withholding.  The Company and each of its Subsidiaries have withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d)           Liens.  There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s financial statements.

(e)           Tax Deficiencies and Audits.  No deficiency for any material amount of Taxes which has been proposed, asserted or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid.  There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries.  The Company has not received notice of any audits, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.

(f)           Tax Jurisdictions.  No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

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(g)           Tax Rulings.  Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h)           Consolidated Groups, Transferee Liability and Tax Agreements.  Neither Company nor any of its Subsidiaries (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis (other than the Company’s consolidated tax returns), (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise, or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i)            Change in Accounting Method.  Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Sections 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise.

 (i)           Post-Closing Tax Items.  The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

(j)            Ownership Changes.  Except as set forth in Section 3.06(j) of the Company Disclosure Letter and without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone, within the last three years, an “ownership change” within the meaning of Section 382 of the Code.

(k)           US Real Property Holding Corporation.  Neither Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(l)           Section 355.  Neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m)          Reportable Transactions.  Neither Company nor any of its Subsidiaries has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07          Intellectual Property.

(a)           Certain Company-Owned IP.  Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered Trademarks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP (except for Trade Secrets).

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(b)           Right to Use; Title.  The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and contemplated (“Company IP”), free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           Validity and Enforceability.  The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and each of its Subsidiaries has taken reasonable steps to maintain its rights in the Company IP and to protect and preserve the confidentiality of all Trade Secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           Company IP Agreements.  Section 3.07(d) of the Company Disclosure Letter contains a complete and accurate list of all Company IP Agreements other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf Software that has not been modified or customized by a third party for the Company or any of its Subsidiaries.  The consummation of the transactions contemplated hereunder will not result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any of the Company IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Non-Infringement.  Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; (ii) the Company has not received notice that it has infringed, misappropriated or otherwise violated any Intellectual Property of any other Person; and (iii) to the Knowledge of the Company, no third party is infringing upon, violating or misappropriating any Company Intellectual Property.

(f)            IP Legal Actions and Orders.  There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.08          Compliance; Permits.

(a)           Compliance.  The Company and each of its Subsidiaries is and has been in compliance with all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company  Material Adverse Effect.  No Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Permits.  The Company and its Subsidiaries hold, to the extent legally required to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  No suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and each of its Subsidiaries is and has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09         Litigation.  As of the date hereof, there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, a “Legal Action”), pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any Governmental Entity, other than any such Legal Action that (a) does not involve an amount in controversy in excess of $25,000, and (b) does not seek material injunctive or other material non-monetary relief.  None of the Company or any of its Subsidiaries is subject to any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (“Order”), whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  As of the date hereof, to the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

Section 3.10         Brokers’ and Finders’ Fees.  Except for fees payable to Guide Cap Partners LLC (the “ Company Financial Advisor ”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Letter, a correct and complete copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.11         Related Party Transactions.  Except as set forth in the Company SEC Documents, no executive officer or director of the Company or any of its Subsidiaries or any person owning 5% or more of the shares of Company Common Stock (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

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Section 3.12          Employee Matters.

(a)           Schedule.  Section 3.12(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date hereof, of each material plan, program, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any of its Subsidiaries has or may have any material Liability (collectively, the “Company Employee Plans”).

(b)           Documents.  The Company has made available to Parent correct and complete copies of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect, (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan, (iii) the most recent financial statements for each Company Employee Plan, (iv) the most recently filed Form 5500 Annual Returns/Reports for each Company Employee Plan, (v) the current summary plan description for each Company Employee Plan and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c)           Employee Plan Compliance.  (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws (except for Subsections (h) and (i) of Section 3.12 hereof where full compliance is required), including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and, as of the date hereof, no determination letter issued by the IRS has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and to the Knowledge of the Company, as of the date hereof, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) as of the date hereof, there are no material audits, inquiries or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Entity with respect to any Company Employee Plan; (vi) as of the date hereof, there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d)           [This Subsection Intentionally Left Blank]

(e)           Certain Company Employee Plans.  With respect to each Company Employee Plan:

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(i)            no such plan is a “multi-employer plan” within the meaning of Section 3(37) of ERISA (each a “Multi-employer Plan”) or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its ERISA affiliates has at any time contributed to or had any liability or obligation in respect of any such Multi-employer Plan or multiple employer plan;

(ii)            no Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan;

(iii)           no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; and

(iv)          no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan.

(f)           No Post-Employment Obligations.  Except as set forth in Section 3.12(f) of the Company Disclosure Letter, no Company Employee Plan provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA or other applicable Law.

(g)           No Employee Plan Examination by Governmental Entity.  No Company Employee Plan is currently or has been within the last three (3) years the subject of audit by a Governmental Entity nor to the Knowledge of the Company, is there a threat of any audit by a Governmental Entity of a Company Employee Plan.

(h)           Section 409A Compliance.  Each Company Employee Plan that is subject to Section 409A of the Code has been maintained and operated at all applicable times in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i)            Health Care Compliance.  Each of the Company and its Subsidiaries complies with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(j)            Effect of Transaction.  Except as set forth in Section 3.12(j) of the Company Disclosure Letter, neither the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

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(k)           Employment Law Matters.  The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and  reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(l)            Labor.  Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations.  To the Knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened or has occurred, and, to the Knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened or has occurred.  As of the date hereof, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees.  As of the date hereof, there are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

Section 3.13          Real Property and Personal Property Matters.

(a)           Owned Real Estate.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens.  Section 3.13(a) of the Company Disclosure Letter contains a true and complete list (including, without limitation, legal descriptions), as of the date hereof, of the Owned Real Estate.  As of the date hereof, neither the Company nor any of its Subsidiaries (i) currently lease all or any part of the Owned Real Estate or (ii) has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Properties.

(b)           Leased Real Estate.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens other than Permitted Liens.  Section 3.13(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of the Leased Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (y) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, no third party, has  violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease.  Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease, license or other agreement that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate.  The Company has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate.

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(c)           Personal Property.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

(d)           Company ATMs.

(i)            Section 3.13(d)(i) of the Company Disclosure Letter sets forth an accurate and complete list of all of the ATMs owned by the Company and its Subsidiaries (the “Company-Owned ATMs”), including those ATMs that are in service at a Company Merchant’s place of business and those that are out of service (whether located in storage or in a laboratory or repair shop).

(ii)           Section 3.13(d)(ii) of the Company Disclosure Letter sets forth a reasonably accurate and complete list of all of the ATMs (A) owned by a Company Merchant and (B) for which the Company provides services such as processing and maintenance services (the “Company-Serviced ATMs”).

(iii)           Section 3.13(d)(i) and Section 3.13(d)(ii) of the Company Disclosure Letter include the following information for substantially all of the Company ATMs: (A) the manufacturer, model number and age of such Company ATM, (B) the current location of such Company ATM, (C) whether such ATM, with the exception of its Braille decals, is currently in compliance with the New ADA Rules and (D) the “sponsoring” financial institution.  None of the Company-Owned ATMs are leased to the Company or its Subsidiaries pursuant to any type of personal property lease but are all owned outright by the Company.  None of the Company-Owned ATMs are properly characterized as a fixture or real property under the applicable state law in which each such Company-Owned ATM is located.

Section 3.14         Environmental Matters.  Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)           The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)           Neither the Company nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

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(c)           Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law.  Neither the Company nor any of its Subsidiaries is subject to any Order or written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

Section 3.15          Material Contracts.

(a)           Material Contracts.  Section 3.15(a) of the Company Disclosure Letter sets forth, by reference to the applicable subsection of this Section 3.15(a) , all of the following Contracts to which any Company is a party or by which any of its assets or properties is bound (collectively, the “Company Material Contracts”):

(i)            Contracts with Seller or any Affiliate thereof;

(ii)           Contracts for the sale of any of the assets of the Company other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

(iii)          Contracts for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information;

(iv)          Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any person with respect to employment or covenants of any other Person not to compete with any Company in any line of business or in any geographical area or not to solicit or hire any individual with respect to employment;

(v)           Contracts relating to the acquisition by the Company of any operating business or material assets or the capital stock of any other Person;

(vi)          Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

(vii)        all of the following Contracts:

(A)      any Contract pursuant to which Vault Cash is supplied to the Company or its Subsidiaries for use in the Company ATMs (“Vault Cash Agreements”);

(B)       any Contract pursuant to which armored car services are provided to the Company or its Subsidiaries;

(C)       any Contract pursuant to which maintenance or repair services are supplied to the Company or its Subsidiaries with respect to the Company ATMs;

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(D)      any Contract pursuant to which the Company or its Subsidiaries are provided any telecommunications services in connection with the operation of the Company ATMs;

(E)       the ten (10) largest Company Merchant Agreements, as measured by the amount of gross revenues received by the Company and its Subsidiaries during the most recently completed fiscal year and the current fiscal year-to-date of the Company;

(F)       any Contract (commonly referred to as “processor contracts”) pursuant to which ATM transactional processing services are provided to the Company with respect to the Company’s ATMs;

(G)       any Contract (commonly referred to as “branding contracts”) pursuant to which the Company permits a financial institution to place its name and trademarks on any of the Company ATMs and pursuant to which that institution’s cardholders are permitted to use those Company ATMs on a surcharge free basis;

(H)      any Contract (commonly referred to as “advance functionality contracts”) pursuant to which the Company is enabled to provide services such as bill payment; check cashing or other services at some of the Company ATMs;

(I)        any Contract (commonly referred to as a “surcharge-free agreement”) pursuant to which the Company has agreed to permit the cardholders of certain designated financial institutions to make cash withdrawals from certain Company ATMs without the assessment of a surcharge fee;

(J)        any Contract (commonly referred to as a “sponsorship agreement”) pursuant to which a financial institution sponsors the Company’s, or its Subsidiaries’, participation in the financial electronic payment networks such as MasterCard, Visa, Cirrus, Interlink, Maestro, Plus, Pulse, NYCE and STAR;

(viii)        Contracts under which any Company has made advances or loans to any other Person;

(ix)           Contracts providing for severance, retention, or change in control payments;

(x)            Contracts for the employment of any individual on a full-time, part-time or consulting basis;

(xi)           Contracts with independent contractors or consultants that are not cancelable without penalty or further payment and without more than 30 days’ notice;

(xii)          outstanding Contracts of guaranty, surety or indemnification by any Company;

(xiii)         all Intellectual Property licenses or any other Contracts relating to any Intellectual Property or technology (excluding licenses pertaining to Shrinkwrap Software); and

(xiv)         any other Contract that is material to the business, operations or financial results of the Company or its Subsidiaries and is not otherwise disclosed on the Company Disclosure Letter.

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(b)           No Breach.  (i) Each of the Company Material Contracts is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract, and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.  No event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party under any Company Material Contracts.  Except as disclosed on Section 3.15(b) of the Company Disclosure Letter, no party to any of the Company Material Contracts has exercised in writing any termination rights with respect thereto, and no party has given written notice of any material dispute with respect to any Company Material Contract.  The Company has delivered to Parent true and complete copies of all of the Company Material Contracts, together with all amendments, modifications or supplements thereto, if any.

(c)           Company Merchant Agreements.

(i)            Section 3.15(c) of the Company Disclosure Letter includes a copy of the standard forms used by the Company and its Subsidiaries (the " Contract Forms ") when entering into Company Merchant Agreements.  Each of the Company-Owned ATMs is included in and covered by a Company Merchant Agreement, and each of those Company Merchant Agreements is in one of the Contract Forms with no material changes to the legal terms or provisions as set forth in the applicable Contract Form.  Substantially all of the Company-Serviced ATMs are included in and covered by a Company Merchant Agreement, and substantially all of those Company Merchant Agreements are in one of the Contract Forms with no material changes to the legal terms or provisions as set forth in the applicable Contract Form.  None of the Company Merchant Agreements (A) is a Contract between the Company or its Subsidiaries, on the one hand, and any Affiliate of the Company or any present or former director, officer or employee of the Company (other than former employees whose relationship with the Company ended prior to January 1, 2009), on the other hand, (B) creates any type of partnership, joint venture or profit sharing agreement or (C) imposes any non-compete, exclusivity or similar restrictions on the Company or any Affiliate thereof.

(ii)           Except as would not be or result in, alone or together, a Company Material Adverse Effect, (A) each of the Company Merchant Agreements is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect, (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Merchant Agreements, (C) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Merchant Agreement and (D) no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party under any Company Merchant Agreements.

Section 3.16          Insurance.  Each of the Company and its Subsidiaries has insurance policies in full force and effect (a) for such amounts as are sufficient for requirements of Law and all agreements to which the Company or its Subsidiaries is a party or by which it is bound, and (b) which are in such amounts, with such deductibles and against such risks and losses, as are commercially reasonable for the business, assets and properties of the Company and its Subsidiaries.  Set forth in Section 3.16 of the Company Disclosure Letter is a list of (i) all insurance policies and all fidelity bonds held by or applicable to each of the Company and its Subsidiaries and (ii) all claims filed, asserted or made by the Company or any of its Subsidiaries under or in respect of any policies of insurance (including, without limitation,  claims made under or in respect of any directors’ and officers’ liability insurance maintained by the Company) at any time within the last five (5) years.  The Company and its Subsidiaries have made available to Parent true and complete copies of such insurance policies and fidelity bonds.

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Section 3.17          Company Merchants, Suppliers and Certain Data.

(a)           Section 3.17(a) of the Company Disclosure Letter sets forth a list of the ten (10) largest Company Merchants, as measured by the gross revenues received by the Company and its Subsidiaries with respect to the Company ATMs located on the premises of such Company Merchants during the most recently completed fiscal year and the current fiscal year-to-date of the Company.

(b)           Section 3.17(b) of the Company Disclosure Letter sets forth a list of the ten (10) largest suppliers to the Company and its Subsidiaries of inventory, materials and services, as measured by the dollar amount of purchases by the Company and its Subsidiaries from such suppliers, during the most recently completed fiscal year and the current fiscal year-to-date of the Company.

(c)           Except as disclosed on Section 3.17(c) of the Company Disclosure Letter, since the date of the Company Balance Sheet, no Company Merchant listed on Section 3.17(a) of the Company Disclosure Letter or supplier listed on Section 3.17(b) of the Company Disclosure Letter has cancelled or otherwise terminated its relationship with the Company or its Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or its Subsidiaries and no such customer or supplier has notified the Company in writing that it intends to cancel, terminate or materially reduce or change the pricing or other terms of its business with the Company or its Subsidiaries.

(d)           Except for any projections, estimates or other information relating to any date in the future or to any future time period, the data and other information relating to periods prior to the date hereof set forth in the Excel spreadsheets posted in the Data Room under the following Index Numbers are complete and accurate in all material respects as of the dates of such Excel spreadsheets: (i) Index Number 3.1; (ii) Index Number 6.1; (iii) Index Number 6.20; (iv) Index Number 10.1; (v) Index Number 10.10; (vi) Index Number 10.14; (vii) Index Number 10.30; (viii) Index Number 10.70; (ix) Index Number 11.6; (x) Index Number 12.10; (xi) Index Number 12.11; (xii) Index Number 12.12; (xiii) Index Number 12.13; (xiv) Index Number 12.15; (xv) Index Number 12.25; (xvi) Index Number 12.28; (xvii) Index Number 12.30; (xviii) Index Number 12.50; (xix) Index Number 12.80; and (xx) Index Number 12.90.  For purposes of this subparagraph only, materially shall be measured by the impact of any inaccuracy or mistake as it relates to the Company’s business taken as a whole and not by comparison to the information presented in such Excel spreadsheet after giving effect to the inaccuracy or mistake.

Section 3.18         Banks; Power of Attorney.  Section 3.18 of the Company Disclosure Letter contains a complete and correct list of the names and locations of all banks in which any Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.  Except as set forth on Section 3.18 of the Company Disclosure Letter, no person holds a power of attorney to act on behalf of any Company.

Section 3.19         Vault Cash.  The Company and its Subsidiaries do not own any of the Vault Cash.  All Vault Cash is supplied by an unrelated third party pursuant to the terms of a Vault Cash Agreement.  Attached hereto as Section 3.19 of the Company Disclosure Letter is a schedule reflecting the daily balances of Vault Cash for each day during the most recent three months.  The aggregate amount of Vault Cash is equal to and agrees with the Vault Cash balances as determined in accordance with the terms of the Vault Cash Agreements.

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Section 3.20         Theft.  Except as set forth on Section 3.20 of the Company Disclosure Letter, since January 1, 2010, the Company and its Subsidiaries have not experienced any theft of any ATMs owned by the Company or its Subsidiaries and/or the theft of any Vault Cash from any ATMs.  To the extent the Company and its Subsidiaries have had any such thefts, Section 3.20 of the Company Disclosure Letter identifies the date of such theft, the store at which such theft occurred, a brief description of the nature of the loss, and the dollar amount of such loss.

Section 3.21         Proxy Statement.  None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement and forms of proxy (collectively, the “ Company Proxy Statement ”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement.  The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.22         Fairness Opinion.  The Company has received the opinion of the Company Financial Advisor (and, if it is in writing, has provided a copy of such opinion to Parent) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.23          Lampe's Shares.  Lampe is the record and beneficial owner of 10,997,903 shares of Company Common Stock.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01         Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02          Authority; Non-contravention; Governmental Consents.

(a)           Authority.  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against  Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

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(b)           Non-contravention.  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 4.02(c), conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c)           Governmental Consents.  No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) the filing of the Company Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the Foreign Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country or the rules and regulations of The NASDAQ Global Market (the “ NASDAQ ”); and (v) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.03         Proxy Statement.  None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Proxy Statement, will, at the date such Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  If at any time prior to the Company Stockholders Meeting, any fact or event relating to the Parent or any of its Affiliates which should be set forth in a supplement to the Company Proxy Statement should be discovered by the Parent or should occur, the Parent shall promptly after becoming aware thereof, inform the Company of such fact or event.  Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Proxy Statement.

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Section 4.04         Financial Capability.  Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

Section 4.05         Legal Proceedings.  As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06         Ownership of Company Common Stock.  Except as set forth in this Agreement, neither Parent nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any shares of Company Common Stock.  Except as set forth in this Agreement, neither Parent nor any of its Affiliates is, and at no time during the last three years has been, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL.

ARTICLE V
COVENANTS

Section 5.01         Conduct of Business of the Company.  The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it.  Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly provided or contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)           amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)           (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

(c)           issue, sell, pledge, dispose of or encumber any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (ii) the issuance of shares of Company Common Stock in respect of other equity compensation awards outstanding under Company Stock Plans as of the date of this Agreement in accordance with their terms, (iii) the issuance of Company Equity Awards and the issuance of shares of Company Common Stock upon the exercise of such Company Equity Awards (other than directors or executive officers of the Company) in accordance with their terms in the ordinary course of business consistent with past practice, or (iv) the issuance of shares of Company Common Stock upon exercise of any Warrant that is outstanding as of the date of this Agreement;

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(d)           except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement, (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or employees, other than increases in compensation made in the ordinary course of business consistent with past practice, (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof or that are made in the ordinary course of business consistent with past practice;

(e)           acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person in excess of $25,000   in the aggregate;

(f)           (i) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, provided that the foregoing shall not prohibit the Company and its Subsidiaries from (x) granting a security interest in equipment purchased with Permitted Equipment Acquisition Debt or (y) transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced or inventory being sold, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(g)           repurchase, prepay or incur any indebtedness for borrowed money (other than Permitted Equipment Acquisition Debt) or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)           enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder, except as set forth on Schedule 5.01(h) hereof;

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(i)            institute, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $25,000   in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(j)            make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k)           (i) settle or compromise any material Tax claim, audit or assessment, (ii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(l)            enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(m)          except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n)           abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to Company IP, other than in the ordinary course of business consistent with past practice; or

(o)           agree or commit to do any of the foregoing.

Section 5.02         Other Actions.  From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII , the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

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Section 5.03          Access to Information; Confidentiality.

(a)           From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII , the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).  The Company acknowledges that the Parent has made arrangements for an outside consultant to review, on behalf of the Parent, the Company’s network compliance documentation soon after the execution of this Agreement.  Without limiting the generality of the foregoing provisions of this Section 5.03(a), the Company agrees to (i) cooperate with such consultant in regard to such review and (ii) provide such consultant with access to all of the Company’s applicable network compliance documentation (including, without limitation, coordinating, as necessary, with the Company’s custodian to provide such consultant with access to the applicable network compliance documentation and data).  No investigation shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)           Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated June 8, 2011 between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04          No Solicitation.

(a)           Prohibition of Solicitations of Takeover Proposals and General Rule Requiring Continued Support of the Company Board Recommendation.  The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”).  Subject to Section 5.04(b), neither the Company Board nor any committee thereof shall:

(i)             fail to make the Company Board Recommendation;

(ii)           withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

(iii)           recommend any Takeover Proposal;

(iv)          fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer;

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(v)           make any public statement inconsistent with the Company Board Recommendation; or

(vi)          resolve or agree to take any of the foregoing actions (any of the foregoing actions being herein referred to as a “Company Adverse Recommendation Change”).

The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b)           Limited Right to Engage with Unsolicited Takeover Proposals.  Notwithstanding Section 5.04(a), prior to the receipt of the Company Requisite Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c),

(i)            participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and the Company Financial Advisor, constitutes or would reasonably be expected to result in a Superior Proposal;

(ii)           thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within twenty-four (24) hours) provided for informational purposes only to Parent);

(iii)           following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change (subject to compliance with the provisions of Section 5.04(d));

(iv)          take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed); and/or

(v)           subject to compliance with the provisions of Section 5.04(d), enter into a Company Acquisition Agreement;

but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law.  Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

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(c)           Notification Requirements to Parent With Respect to Unsolicited Takeover Proposals.  The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.  The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party.  In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, redacted, if necessary, to remove the identity of the person making the proposal or offer to comply with confidentiality obligations to such person.  The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.  The Company shall provide Parent with at least seventy-two (72) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal.  The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

(d)           Preconditions to Making a Company Adverse Recommendation or Entering into a Company Acquisition Agreement.  Except as set forth in this Section 5.04(d), the Company Board shall not make any Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement.  Notwithstanding the foregoing, at any time prior to the receipt of the Company Requisite Vote, the Company Board may make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if:

(i)            the Company promptly notifies Parent, in writing, at least two (2) Business Days (the “ Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare such Takeover Proposal as a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement;

(ii)           the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal;

(iii)          the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and

(iv)          the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.

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Section 5.05          Stockholders Meeting; Preparation of Proxy Materials.

(a)           Subject to the terms set forth in this Agreement, the Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting.  Notwithstanding anything contained herein to the contrary, the Company shall comply with the immediately preceding sentence of this Section 5.05(a) even if the Company makes a Company Adverse Recommendation Change.  Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04(b) hereof, the Company Proxy Statement shall include the Company Board Recommendation.  Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval.  The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested Parent or Merger Sub.  Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than (i) in order to obtain a quorum of its stockholders or (ii) as reasonably determined by the Company to comply with applicable Law).  Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Stockholders Meeting if this Agreement is terminated in accordance with the terms hereof before the meeting is held.

(b)           In connection with the Company Stockholders Meeting, the Company shall prepare and file the Company Proxy Statement with the SEC within seven (7) Business Days of the date of this Agreement.  Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement.  Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement.  The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company).  The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC.  The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement.  Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction.  The Company shall as soon as reasonably practicable (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

Section 5.06         Notices of Certain Events.  The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions commenced, or to such party’s knowledge, threatened, against the Company or any of its  Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a) , Section 6.02(b) or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied.  In no event shall (x) the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty.  This Section 5.06 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

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Section 5.07          Directors’ and Officers’ Indemnification and Insurance.
(a)           Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company and its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)           For six years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)           The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, at its sole expense, (i) maintain in effect for a period of six (6) years after the  Effective Time the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time ( provided that the Surviving Corporation may substitute therefore policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which amount is set forth on Section 5.07(c) of the Company Disclosure Letter (the “Maximum Premium”).  If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.

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(d)           The obligations of Parent and the Surviving Corporation under this Section 5.07 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.07 applies shall be third party beneficiaries of this Section 5.07 , each of whom may enforce the provisions of this Section 5.07 ).

(e)           In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.07.  The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.

(f)           The Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.07 in connection with the enforcement of their rights provided in this Section 5.07.

Section 5.08          Reasonable Best Efforts.

(a)           Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.08), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary permits, waivers, consents, approvals and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all necessary consents or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.  Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.  The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.  Each party hereto shall promptly  inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement.  If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.  Neither Parent nor the Company shall commit to or agree (or permit their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under the Foreign Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

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(b)           Without limiting the generality of the undertakings pursuant to Section 5.08(a) hereof, the parties hereto shall (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Foreign Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including any consents and filings under any Foreign Antitrust Laws as promptly as practicable following the date of this Agreement and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the Foreign Antitrust Laws and (ii) subject to the terms set forth in Section 5.08(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c)           In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.  Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their Affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such  requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

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Section 5.09         Public Announcements.  The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent.  Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 5.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.10         Takeover Statutes.  If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.11         Section 16 Matters.  Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.12         Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.13          Voting Agreement and Proxies.

(a)           In consideration of the mutual covenants and agreements in this Agreement, Lampe hereby represents and warrants to Parent and Merger Sub that (i) Lampe is the record and beneficial owner of 10,997,903 shares of Company Common Stock, free and clear of any and all Liens and (ii) Lampe has the organizational power and authority to vote, sell, transfer, assign and deliver such shares of Company Common Stock as provided in this Agreement.

(b)           In consideration of the mutual covenants and agreements in this Agreement, Lampe hereby agrees to vote all of the shares of capital stock of the Company, including shares of Company Common Stock, held of record by it as of the date hereof, and any additional shares of capital stock of the Company acquired by it after the date hereof and on or before the record date for determining the stockholders entitled to vote at the Company Stockholders Meeting, in favor of the Merger. In furtherance   of such agreements, Lampe hereby agrees not to dispose of any such shares of capital stock of the Company after the date hereof until the sooner of the Effective Time or the expiration or termination of this Agreement.

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(c)           Lampe hereby irrevocably appoints Parent as proxy, during the period commencing on the date hereof and ending on the earlier of the Effective Time or the expiration or termination of this Agreement, to vote all of Lampe’s shares of capital stock of the Company, including shares of Company Common Stock, that are held by Lampe on the record date for determining the stockholders entitled to vote at the Company Stockholders Meeting, in favor of the Merger at the Company Stockholders Meeting.  The parties hereto acknowledge and agree that these proxies are coupled with the interest of Parent in the Company arising out of the mutual rights and obligations of the parties under this Agreement.  Notwithstanding anything to the contrary contained herein, the irrevocable proxy granted hereby shall automatically terminate and be of no further force or effect upon the earlier of the Effective Time or the expiration or termination of this Agreement.

(d)           Lampe hereby agrees to take such further actions and execute such additional documents as may be reasonably necessary or desirable to effect the voting of Lampe’s shares of capital stock of the Company in favor of the Merger at the Company Stockholders Meeting or, upon the request of Parent, by written consent in accordance with the provisions of the DGCL.

(e)           Notwithstanding anything to the contrary in this Section 5.13, nothing in this Section 5.13 shall limit the rights or obligations of Lampe, any of its Affiliates or any of their respective Representatives in his or her capacity as a director or officer of the Company, and the agreements set forth in this Section 5.13 shall in no way restrict any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

ARTICLE VI
CONDITIONS

Section 6.01         Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)           Company Stockholder Approval.  This Agreement will have been duly adopted by the Requisite Company Vote.

(b)           No Injunctions, Restraints or Illegality.  No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(c)           Governmental Consents.  All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

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Section 6.02         Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties.  (i) The representations and warranties of the Company (other than in Section 3.01(a) , Section 3.02(a) (second sentence), Section 3.02(b)(i) (first sentence), Section 3.02(c) (last sentence), Section 3.03(a) , Section 3.04(b), Section 3.05(a) and Section 3.10) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 3.02(a) (second sentence), Section 3.02(b)(i) (first sentence), and Section 3.02(c) (last sentence) shall be true and correct (other than de minimis inaccuracies) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), and (iii) the representations and warranties contained in Section 3.01(a) , Section 3.03(a) , Section 3.04(b), Section 3.05(a) and Section 3.10 shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b)           Performance of Covenants.  The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c)           Company Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)           Officers Certificate.  Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.

(e)           Note Purchase Agreement.  The Note Purchase Agreement shall be in full force and effect and Douglas B. Falcone shall be willing and able to perform all of his obligations under the Note Purchase Agreement.

(f)           Dissenting Shares.  The Dissenting Shares shall not exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding as of the date of this Agreement.

(g)           Payment of Sovereign Bank Debt.  The Company shall have delivered, or caused to be delivered, to Parent payoff letters for the Sovereign Bank Debt in form and substance satisfactory to Parent.

(h)           Payment of Capital Cadence Debt.  The Company shall have delivered, or caused to be delivered, to Parent payoff letters for the Capital Cadence Debt in form and substance satisfactory to Parent.

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(i)            No Defaults.  The Company (x) shall not be in default of any of its material obligations under those Company Material Contracts listed on Schedule 6.02(i) hereof, (y) shall not have received notice from any counterparty to any such Company Material Contract that the Company is in default of any of its obligations under any such Company Material Contract, and (z) will not, as a result of completing the Merger, be in default of any of its material obligations under any such Company Material Contract.

Section 6.03         Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)           Performance of Covenants.  Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c)           Officers Certificate.  The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

(d)           Note Purchase Agreement.  The Note Purchase Agreement shall be in full force and effect and the Parent shall be willing and able to perform all of its obligations under the Note Purchase Agreement.

(e)           Payment of Sovereign Bank Debt.  The Parent shall have made payment in full satisfaction of the Sovereign Bank Debt.

(f)            Payment of Capital Cadence Debt.  The Parent shall have made payment in full satisfaction of the Capital Cadence Debt.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.01         Termination By Mutual Consent.  This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Sub and the Company.

Section 7.02         Termination By Either Parent or the Company.  This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)           if the Merger has not been consummated on or before December 31, 2011 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

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(b)           if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(c)           if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 7.03         Termination By Parent.  This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)           if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.04, (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, (v) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a); or

(b)           if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.03(b) and provided that the Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.03(b) within the ten (10) Business Day period contemplated by Section 7.03(a) and provided that the Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.03(b) if it is then in breach of any representation, warranty, covenant or agreement hereunder that would cause the conditions set forth in Section 6.03(a) or 6.03(b) not to be satisfied.

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Section 7.04         Termination By the Company.  This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a)           if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04(b) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(c) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b)           if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b); and provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.04(b) if it is then in breach of any representation, warranty, covenant or agreement hereunder that would cause the conditions set forth in Section 6.03(a) , 6.03(b) or 6.03(c) not to be satisfied; or

(c)           in the event that (i) all of the conditions to the obligations of the Parent and Merger Sub to consummate the Merger set forth in Section 6.02 have been satisfied or waived (to the extent permitted hereunder) and (ii) Parent and Merger Sub have breached its obligation to cause the Merger to be consummated pursuant to Section 2.02.

Section 7.05         Notice of Termination; Effect of Termination.  The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01 ) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with Section 7.05 shall be effective immediately upon delivery of such written notice to the other party.  If this Agreement is terminated pursuant to this Article VII , it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.03(b) , this Section 7.05 , Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 7.06          Fees and Expenses Following Termination.

(a)           If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee, plus Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement not to exceed $100,000.

(b)           If this Agreement is terminated by Parent pursuant to Section 7.03(b) as a result of a breach of a Designated Covenant, then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement not to exceed $100,000.

(c)           If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement not to exceed $100,000.

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(d)           If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b) for any reason other than a breach of a Designated Covenant provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (ii) by the Company or Parent pursuant to (x) Section 7.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof) or (y) Section 7.02(c) hereof and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 7.02(a) or Section 7.02(c) , have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 7.03(b) , have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within 12 (twelve) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement in an amount not to exceed $100,000 (it being understood for all purposes of this Section 7.06(d) , all references in the definition of Takeover Proposal to 20% shall be deemed to be references to “more than 50%” instead).  If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 12 (twelve) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (d).

(e)           The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement.  If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06 , and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal.  Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.  The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(f)           If this Agreement is terminated by the Company pursuant to Section 7.04(c), the Parent shall pay the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a termination fee of $1,000,000 (the “Reverse Termination Fee”), plus expenses actually incurred by Company in an amount not to exceed $100,000; provided , howeve , that the Reverse Termination Fee shall be in lieu of any other damages to be paid by Parent or Merger Sub by reason of the Company terminating this Agreement pursuant to Section 7.04(c).  The Parent acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the Company would not  have entered into this Agreement.  If the Parent shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the Company makes a claim against Parent that results in a judgment against the Parent, the Parent shall pay to the Company the reasonable costs and expenses of the Company (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal.  Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.  The parties acknowledge and agree that in no event shall Parent be obligated to pay the Reverse Termination Fee on more than one occasion.

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(g)           Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07         Amendment.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self regulatory organization would require further approval by the holders of Company Common Stock without such approval.

Section 7.08         Extension; Waiver.  At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party.  The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII
MISCELLANEOUS

Section 8.01          Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person.  For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

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“ATM” means any automated device or machine that provides (i) traditional automated teller machine functions including cash withdrawals, balance inquiries and account transfers and/or (ii) other services such as check cashing, money orders, money transfer, bill payment and telecommunications products.

“Book-Entry Shares” has the meaning set forth in Section 2.02(a).

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in Delaware are authorized or required by Law or other governmental action to close.

“Capital Cadence Loan and Security Agreement” means that certain Amended and Restated Loan and Security Agreement, dated September 3, 2010, by and among the Company, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, Lampe Conway & Co., LLC, as administrative and collateral agent, and the other signatories thereto, as amended, including, but not limited to, (i) the First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, and Lampe Conway & Co., LLC, as administrative and collateral agent, and (ii) the Second Amendment to Loan and Security Agreement, dated May 11, 2011, by and among the Company, certain of the Company’s subsidiaries, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, and Lampe Conway & Co., LLC, as administrative and collateral agent.

“Capital Cadence Debt” means the unpaid principal and interest outstanding under the Capital Cadence Loan and Security Agreement, including, but not limited to, any and all fees and penalties with respect thereto, such as prepayment fees.

“Certificate” has the meaning set forth in Section 2.01(c).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” has the meaning set forth in Section 2.05.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.04(a).

“Company ATMs” means, collectively, all of the Company-Owned ATMs and Company-Serviced ATMs.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

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“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Agreement” means any Contract between the Company or any of its Subsidiaries and a Company Employee.

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company Equity Award” means a Company Stock Option or a Company Stock Award or a phantom stock award, as the case may be.

“Company ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that would, individually or in the aggregate, have a material adverse effect on (i) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by this Agreement; or (c) general conditions in the industry in which the Company and its Subsidiaries operate; provided further, however, that any event, change and effect referred to in clauses (a) and (c) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a material disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to substantially all other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

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“Company Merchant” means any retailer or other business owner that authorizes the Company or its Subsidiaries to (i) place one or more Company-Owned ATMs in the business premises of such retailer or other business owner or (ii) provide processing, maintenance or other services with respect to a Company-Serviced ATM located in the business premises of such retailer or other business owner.

“Company Merchant Agreement” means any Contract with a Company Merchant whereby the Company or its Subsidiaries are authorized to (i) place Company-Owned ATMs in identified retail stores or other places of business of such Company Merchant or (ii) provide processing, maintenance or other services with respect to a Company-Serviced ATM located in identified retail stores or other places of business of such Company Merchant.

“Company-Owned ATM” has the meaning set forth in Section 3.13(d)(i).

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company-Serviced ATM” has the meaning set forth in Section 3.13(d)(ii).

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” has the meaning set forth in Section 3.21.

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b).

“Company Stock Award” has the meaning set forth in Section 2.07(b).

“Company Stock Option” has the meaning set forth in Section 2.07(a).

“Company Stock Plans” has the meaning set forth in Section 3.02(b).

“Company Stockholders Meeting” means the special meeting of the Stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreement” has the meaning set forth in Section 5.03.

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“DGCL” has the meaning set forth in Section 1.01.

“Designated Covenants” means the covenants and agreements undertaken by the Company pursuant to Section 5.05(a).

“Dissenting Shares” has the meaning set forth in Section 2.03.

“DTC” has the meaning set forth in Section 2.02(a).

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“DTC Payment” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.  The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Expenses”  means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Proxy Statement, the filing of any required notices under the Foreign Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.03(c).

GAAP” has the meaning set forth in Section 3.04(b).

“Governmental Antitrust Authority” has the meaning set forth in Section 5.08(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

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“Indemnified Party” has the meaning set forth in Section 5.07(a).

“Indemnifying Parties” has the meaning set forth in Section 5.07(b).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights (“Patents”); (c) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights (“Copyrights”); (d) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing (“Trademarks”); (e) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation (“Software”); and (g) Internet domain name registrations.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when used with respect to the Company, the actual or constructive knowledge of the chief executive officer, chief financial officer, chief operating officer or any director, after due inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Lease” shall mean all leases, subleases and other agreements under which the Company or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Action” has the meaning set forth in Section 3.09.

“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section 5.07(c).

“Merger” has the meaning set forth in Section 1.01.

“Merger Sub” has the meaning set forth in the Preamble.

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“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Multi-employer Plan” has the meaning set forth in Section 3.12(c).

“NASDAQ” has the meaning set forth in Section 4.02(c).

“New ADA Rules” means (i) the revised Regulations issued under Title III (Public Accommodations) of the Americans with Disability Act as signed on July 23, 2010 with an effective date of March 15, 2012 and (ii) the ADA Standards for Accessible Design adopted by the United States Department of Justice in September 2010 with an effective date of March 15, 2012.

“Note Purchase Agreement” means that certain Note Purchase Agreement executed and entered into of even date herewith by and between Douglas B. Falcone and Parent, whereby Douglas B. Falcone has agreed to sell, and Parent has agreed to purchase, that certain Amended and Restated Subordinated Promissory Note dated September 3, 2010, executed by the Company, payable to Douglas B. Falcone and in the original principal amount of $9,754,465.

“Notice Period” has the meaning set forth in Section 5.04(d).

“Order” has the meaning set forth in Section 3.09.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Company and its Subsidiaries in relation to the ownership, operation and management of the Company’s business through the date hereof consistent with past practice.

“OTCBB” has the meaning set forth in Section 3.03(c).

“Owned Real Estate” shall mean any real estate owned in fee by Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including without limitation, all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Equipment Acquisition Debt” means indebtedness incurred by the Company or its Subsidiaries after the date hereof in the maximum combined and aggregate principal amount of no more than $1,000,000, the proceeds of which are used to purchase or otherwise acquire equipment used in the Ordinary Course of the Business.

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“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning,  entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.04(a).

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Reverse Termination Fee” means $1,000,000.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(g).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Sovereign Bank Loan and Security Agreement” means that certain Loan and Security Agreement, dated September 3, 2010, by and among the Company, Sovereign Bank and the other signatories thereof, as amended, including, but not limited to, (i) the First Amendment to Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, and Sovereign Bank, and (ii) the Second Amendment to Loan and Security Agreement dated May 11, 2011, by and among the Company, certain of the Company’s subsidiaries, and Sovereign Bank.

“Sovereign Bank Debt” means the unpaid principal and interest outstanding under the Sovereign Bank Loan and Security Agreement, including, but not limited to, any and all fees and penalties with respect thereto, such as prepayment fees.

“Subsidiary” means, when used with respect to any party, and except as set forth on Section 8.01(iii) of the Company Disclosure Letter, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

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“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the  outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and the Company Financial Advisor) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity (if permitted to be disclosed) of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Notice Period set forth in Section 5.04(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to twenty percent (20%) or more of the fair market value of the Company’s consolidated assets or to which twenty percent (20%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of twenty percent (20%) or more of the equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) twenty percent (20%) or more of the equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means $1,000,000.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Vault Cash” means the currency supplied by one or more third party financial institutions pursuant to the terms of a Vault Cash Agreement for the exclusive purpose of stocking the Company ATMs, which includes currency that is (i) loaded into a Company ATM and/or (ii) in the possession of an armored carrier service under contract with one or both of  the Companies for the express purpose of delivering such currency to (or retrieving such currency from) a Company ATM.

“Voting Debt” has the meaning set forth in Section 3.02(c).

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“Warrants” has the meaning set forth in Section 2.08.

Section 8.02          Interpretation; Construction.

(a)           The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to “this Agreement” shall include the Company Disclosure Letter.

(b)           The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03         Survival.  None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time.  This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.  The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section 8.04         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05          Submission to Jurisdiction.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the United States District Court for the Southern District of New York.  Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.06         Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07         Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger
Sub, to:	J. Chris Brewster
Chief Financial Officer
Cardtronics USA, Inc.
3250 Briarpark #400
Houston, Texas 77042
Facsimile: 832-308-4728
cbrewster@cardtronics.com

with a copy to:	Michael E. Keller
General Counsel
Cardtronics USA, Inc.
3250 Briarpark #400
Houston, Texas 77042
Facsimile: 832-308-4761
mkeller@cardtronics.com

and another copy to:	Michael F. Rogers
Gardere Wynne Sewell LLP
1000 Louisiana Street, Suite 3400
Houston, Texas 77002
Facsimile: 713-276-6769
mrogers@gardere.com

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If to the Company, to:	Access To Money, Inc.
1101 Kings Highway N., Suite G100
Cherry Hill, New Jersey 08034
Attention: Richard B. Stern
Facsimile: 856-414-9075
rstern@accesstomoney.com

with a copy (which will	Vincent A. Vietti
not constitute notice to	Fox Rothschild LLP
the Company) to:	997 Lenox Drive, Building 3
Lawrenceville, NJ 08648
Facsimile: 609-896-1469
vvietti@foxrothschild.com

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08         Entire Agreement.  This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09         No Third Party Beneficiaries.  Except as provided in Section 5.07 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10         Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11         Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly-owned subsidiaries.  No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 8.12         Remedies.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity.  The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13         Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.14         Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement.  This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ACCESS TO MONEY, INC.

By:	/s/ Richard Stern
Name:	Richard Stern
Title:	Chief Executive Officer

CARDTRONICS USA, INC.

By:	/s/ Rick Updyke
Name:	Rick Updyke
Title:	President U.S. Business Group

CATM MERGER SUB, INC.

By:	/s/ Rick Updyke
Name:	Rick Updyke
Title:	President U.S. Business Group

LC Capital Master Fund, Ltd. hereby joins in the execution of this Agreement for the sole purpose of evidencing its agreement to be bound by the provisions of Section 5.13 hereof.

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F Conway
Name:	Richard F Conway
Title:	Director

By joining in the execution of this Agreement, Cardtronics, Inc., the sole shareholder of the Parent, unconditionally and irrevocably guarantees to the Company the complete and timely fulfillment of the obligations of the Parent and the Merger Sub set forth in this Agreement.

CARDTRONICS, INC.

By:	/s/ Rick Updyke
Name:	Rick Updyke
Title:	President U.S. Business Group

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ACCESS TO MONEY, INC.

I, the undersigned, for the purpose of amending and restating the provisions of the certificate of incorporation of Access To Money, Inc., and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

The name of the corporation is Access To Money, Inc. (the “Corporation”).

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

The total number of shares of stock which the Corporation is authorized to issue is 100. All shares shall be Common Stock par value $0.001 per share and are to be of one class.

Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

In furtherance of, and not in limitation of, the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal these By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the By-laws, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a direction or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

[SIGNATURE PAGE FOLLOWS]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this ___ day of __________, 2011.

By:
Name:
Title:

APPENDIX B

GuideCap Partners
750 N. Saint Paul Street • Suite 1600
Dallas, Texas 75201
214.746.8800 • Fax 214.746.8811

August 16, 2011

The Board of Directors
Access to Money, Inc.
1101 Kings Highway N
Suite G100
Cherry Hill, NJ 08034

Gentlemen:

We understand that Access to Money, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among the Company, Cardtronics USA , Inc., a Delaware corporation (“Cardtronics”), and CATM Merger Sub, Inc., a wholly owned subsidiary of Cardtronics (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and, except as expressly provided in the Agreement,  each outstanding share of the common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $0.285 in cash (the “Consideration”).  The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things,

(1)	reviewed the Agreement, v.4 of Cardtronics restricted stock agreement with Doug Falcone, v.6 of the Note Purchase Agreement with Doug Falcone, each dated August 3rd 2011;
(2)	reviewed certain publicly available business and financial information relating to the Company and Cardtronics;
(3)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the Company’s management, including certain financial forecasts relating to the Company prepared by, or prepared at the direction of and approved by, the Company’s management (such forecasts, the “Company Forecasts”);

(4)	discussed the past and current business, operations, financial condition and the business prospects and financial outlook of the Company with members of senior management of the Company;
(5)	reviewed the trading history for the Company Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant; and
(7)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

GuideCap Partners operates as an OSJ of and offers securities through Abshier Webb Donnelly & Baker, Inc.  Member NASD, SIPC

In connection with our review, we relied upon and assumed, without independent verification, the accuracy and completeness of all financial, cash flow and other information that was made available, supplied or otherwise communicated to us by or on behalf of the Company, or that was otherwise provided to, discussed with or reviewed by us, and have not assumed any obligation to independently verify, and have not independently verified, any of such information.  With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that the Company Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company management as to the future operating and financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion.  Such Company Forecasts were not prepared with the expectation of public disclosure.  All of the Company Forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions.  Accordingly, actual results could vary significantly from those set forth in the Company Forecasts.  We have relied on the Company Forecasts without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof.    We have further relied upon the assurances of the Company’s management that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect.  We have assumed the accuracy of all representations and warranties in the Agreement and all agreements related thereto.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company.  We have not evaluated the solvency or fair value of the Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.  We have assumed, at the direction of the Company, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger.  We also have assumed, at the direction of the Company, that any ancillary agreements to the Agreement will not differ in any material respect from the drafts reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger.  As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction.  Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Company Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party.  In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration.  Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger; nor does our opinion address any legal, regulatory, tax or accounting matters.  In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

A portion of our fee was paid at the commencement of our engagement, and the remainder is payable upon delivery of our opinion.  No part of our compensation is contingent on the successful completion of the Merger.  In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement.  During the last two years, GuideCap Partners, LLC has not provided investment banking or any other services to the Company or Cardtronics for which it received compensation.

This opinion is furnished solely for the use and benefit of the Board of Directors in connection with and for the purposes of its evaluation of the Merger. This opinion is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excerpts or summaries) for any other purposes, unless it is to be referred to in any proxy statement in connection with the Merger and it is included in full and you have received our prior approval with respect to all of the references to it included in any such proxy statement or other document.  Although we do not have a fairness opinion review committee, this opinion was reviewed and approved by the partners of the firm.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ GuideCap Partners, LLC
GuideCap Partners, LLC

APPENDIX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

APPENDIX D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2010

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission file number 0-19657

ACCESS TO MONEY, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0809419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 Kings Highway N, Suite G100, Cherry Hill, NJ 08034

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 414-9100

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulations S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicated by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of June 30, 2010, the aggregate market value of the registrant’s Common Stock held by non-affiliates of the registrant was $4,826,918. Shares of common stock held by each current executive officer and director and by each person who is known by the registrant to own 5% or more of the outstanding common stock have been excluded from this computation in that such persons may be deemed to be affiliates of the registrant. This determination of affiliate status is not a conclusive determination for other purposes.

As of March 15, 2011, the number of shares of the registrant’s Common Stock outstanding was 33,153,811.

Documents incorporated by reference:

Portions of the registrant’s Proxy Statement for the 2011 Annual Meeting of Stockholders are incorporated herein by reference in Part III of this Annual Report on Form 10-K to the extent stated herein. Such proxy statement will be filed with the Securities and Exchange Commission within 120 days of the registrant’s fiscal year ended December 31, 2010.

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PART I

Cautionary Statements Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this annual report on Form 10-K, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, a failure by third parties to service our ATMs, regulatory changes, changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” beginning on page 8 of this report and “Item 7 — Management’s Discussions and Analysis of Financial Condition and Results of Operation” below.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

ITEM 1.	BUSINESS

General Description of Business and Organizational History

Access to Money, Inc. (the “Company,” “we” or “us”) was incorporated in the State of Delaware on April 28, 2009. Prior to April 2009, the Company operated under the name of TRM Corporation which was incorporated in the State of Oregon on November 27, 1981. In June 2009, we consummated a merger of TRM Corporation with and into Access to Money, Inc., for the purpose of changing our state of incorporation from Oregon to Delaware and changing our name to “Access to Money, Inc.”

We are an independent automated teller machine (“ATM”) deployer, or “IAD”, acting as the source for businesses to purchase, operate and service automated teller machines, or ATMs. We entered the ATM business in 1999 and expanded our ATM operations through internal growth and acquisitions. We have made two transformative acquisitions; the first occurring in November 2004 when we acquired 15,000 ATMs from eFunds Corporation (“eFunds”), and the second in April 2008 when we acquired approximately 4,200 ATMs from LJR Consulting Corp. d.b.a. Access To Money (“LJR”). Between 2005 and 2007, we encountered financial difficulties and had to sell assets in order to reduce debt. In June 2006, we sold our United Kingdom photocopy business. In January of 2007 we sold our United Kingdom, Canadian and German ATM businesses and our United States photocopy business. In June of 2007, we sold our Canadian photocopy business. The remaining business after the sale of the aforementioned companies and assets was the domestic ATM operations which is now our primary business.

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Overview

As of December 31, 2010, we manage, own and operate approximately 10,400 ATMs in the United States. We locate our ATMs in high traffic retail environments through national merchants such as The Pantry, Inc., and through regional and locally-owned supermarkets, convenience and other stores. In addition to providing our merchant customers with supplemental revenues from transaction fees, we believe that the presence of an ATM in a merchant’s store helps to promote higher foot traffic, increase impulse purchases and shopping times, and improve customer retention since the presence of an ATM will likely entice customers to make return visits to the retail site knowing they can obtain cash in the future. We attempt to maximize ATM usefulness for our customers by participating in as many electronic funds transfer networks, or EFTNs, as practical, including NYCE, Visa, MasterCard, Cirrus, Plus, American Express, Discover/Novus, STAR, Allpoint, and Moneypass.

Products and Services

Historically we have deployed and operated ATMs under two programs, Full placement and Merchant-owned:

•	Full placement program. Under this program there are three basic arrangements under which an ATM is operated:
•	We own the ATM and are responsible for all of the operating expenses including maintenance, cash management and loading, supplies, signage and telecommunication services;
•	We own the ATM and are responsible for all operational aspects of the unit except for cash management and loading; or
•	We are responsible for all operational aspects of the unit but the ATM is owned by another party.
•	Merchant-owned program. Under this program, a merchant typically buys an ATM from us and is responsible for the operating expenses, such as maintenance, cash management, supplies, and telecommunication services. We provide access to transaction processing services and act as a source for procuring maintenance services in the event a machine needs to be repaired.

In 2010, we began offering a third arrangement under which we deploy ATMs on a fully outsourced basis for a minimum fixed fee, primarily to local and community banks and regional credit unions. While similar to the full placement model, these machines are typically located in professional settings such as office complexes, legal firms, hospitals, and other non-retail professional settings. Our offering has provided participating financial institutions the ability to expand banking services to their customers with no capital outlay while giving customers the same benefits they would have banking at their local branch or member office.

We also offer prospective retailers a program under which they can rent an ATM and source maintenance support and supplies from us.

We typically place ATMs in high visibility, high traffic locations. Our experience has demonstrated that the following locations, among others, often meet these criteria:

•	convenience stores;
•	combination convenience stores and gas stations;
•	supermarkets;
•	drug stores;
•	entertainment facilities such as bowling alleys, movie theaters, amusement parks, casinos, and racetracks;
•	restaurants (particularly chain restaurants), bars and fast-food establishments;
•	shopping malls; and
•	sporting stadiums.

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We offer our customers the ability to deploy ATMs that can provide both a surcharge and a “surcharge free” experience when using the ATM. We promote the benefits of our surcharge-free ATM program as an alternative to the traditional format under which the ATM charges a fee for cash withdrawal. Our experience has shown that surcharge-free ATMs result in increased transaction volume in retail environments. While the consumer using the ATM is not surcharged, a participating financial institution does pay a per transaction fee for their customer’s use of the ATM. The program is intended to increase transaction levels by offering surcharge free banking to a potentially large customer base while still providing a revenue stream on those transactions. In tests we conducted at two major convenience store retailers, we have seen transaction levels increase by as much as 100% with revenue levels remaining constant or increasing.

Sales and Marketing

Our sales and marketing team focuses on developing relationships with prospective customers on both a regional and national level, while building and maintaining relationships with our existing customers. We market and sell through distributors who maintain relationships with customers, independent merchants and small chain accounts. Ours sales force is organized into groups that focus on new merchant sales, new full placement and fully outsourced opportunities, and financial institutions, including banks and credit unions. We also have a dedicated team directed to sell specifically to Dunkin Donut franchises. We recently expanded our relationship with Dunkin Brands and are now authorized to market our ATM programs to all Dunkin Donut franchises in the United States. In support of our sales team, we also have a team focused on customer retention which answers contract questions, negotiates renewals, and acts as another point of contact for our existing customers to help them operate their ATMs effectively.

Customers

We have contracts with national and regional companies in addition to numerous independent store operators. ATMs at The Pantry locations accounted for approximately 13.4% and 12.5% of our total transacting ATMs at December 31, 2010 and 2009, respectively.

The terms of our contracts vary as a result of negotiations at the time of execution. Contract terms typically include:

•	an initial term of three to five years;
•	ATM exclusivity at locations where we install an ATM and, in many cases, a right of first refusal for all other locations;
•	a requirement that the merchant provide a highly visible space for the ATM and signage;
•	protection against underperforming locations which permit us to increase the withdrawal fee or remove the ATM(s);
•	provisions making the merchant’s fee variable based on the number of ATM transactions and milestones;
•	provisions imposing an obligation on the merchant to operate the ATM at any time its store is open to the public; and
•	provisions that require a merchant to use its best efforts to have any purchaser of the merchant’s store assume our contract.

Transactions

A typical ATM transaction occurs when a cardholder inserts a credit or debit card into an ATM to withdraw funds, obtain a balance inquiry, or make a transfer between accounts. The transaction is routed from the ATM through a designated network to a processing company via a phone line, wireless based service, or internet WAN technology. The processing company identifies the cardholder’s bank and authorizes the requested transaction after a Personal Identification Number (“PIN”) is input to ensure the transaction is processed securely.

3

We have found that the primary factors affecting transaction volume at a given ATM are its location within the site and merchandising, such as indoor and outdoor signage directing consumers to the machine location. We seek to maximize the visibility and accessibility of our ATMs, because we believe that once a customer establishes a pattern of using a particular ATM, the customer will generally continue to use that ATM. At December 31, 2010 we had 1,839 ATMs for which we were responsible for cash management and 8,561 ATMs for which merchants were responsible for cash management. During 2010, we experienced approximately a 3.7% decrease in the average number of withdrawal transactions per ATM to 247 from 256 in 2009. This decrease in the average number of withdrawal transactions is mainly due to a larger percent of merchant-owned ATMs (which typically have lower transaction volumes than full placement ATMs) to the percentage of full placement ATMs in our portfolio. The decrease in transaction volume was also affected by the loss of one customer that typically had ATMs with higher transaction volumes.

Revenue Model

We generate revenue primarily from transaction based fees and to a lesser extent, service and sales of ATM machines. Transaction based fees consist of (i) withdrawal fees, which are referred to the industry as surcharges or convenience fees and (ii) interchange fees which are charged to the customer’s financial institution by EFTN’s. For a more complete description of our revenue model, please see Part II Item 7 below titled “MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

Vendor Relationships

Equipment Suppliers.  We purchase our ATMs primarily from Triton Systems, Hyosung America, Inc., and Hantle USA. We have previously purchased ATMs from NCR Corporation. All of our new ATMs feature advanced functionality, diagnostics and ease of use features including color displays, personal computer-based operating systems, thermal printing, dial-up, remote and wide area network (WAN) monitoring capabilities, and upgrade and capacity-expansion capabilities. All machines can perform basic cash dispensing and balance inquiry transactions, transmit on-screen marketing, and dispense coupons. Most of our equipment is modular in design, which allows us to be flexible and accommodating to the needs of our clients as technology advances. We believe that the large quantity of ATMs we purchase from these manufacturers enables us to receive favorable pricing and payment terms. In addition, we maintain close working relationships with these manufacturers in the course of our business, allowing us to stay informed regarding product updates and to minimize technical problems with purchased equipment. We believe that our relationships with all of our ATM suppliers are good.

ATM Maintenance and Servicing. We have service supplier relationships with NCR Corporation, Solvport, Diebold and other regional vendors to provide installation, maintenance, diagnostic and repair services to both full placement and merchant-owned ATMs.

Transaction Processing.  We have transaction processing relationships with WorldPayTM, Fidelity Information Systems, Inc., and First Data Retail ATM Services, L.P.

Cash Management.  We obtain cash to fill our Company-owned ATMs under an agreement with our cash provider Elan Financial Services, a division of U.S. Bank, N.A. We pay a monthly fee on the average amount of cash outstanding based on the Prime Rate. At all times, beneficial ownership of the cash is retained by the cash providers, and we have no access or right to the cash. For additional information on our vault cash agreement, see Note 3 — Vault Cash in the Notes to our Consolidated Financial Statements.

Cash Replenishment.  We contract with armored courier services to transport and transfer the cash we use to fill our full-placement ATMs. We use industry leading armored couriers such as Brinks, Garda and Pendum. Per our agreements, the armored couriers pick up bulk cash and, using instructions received from our cash management team, prepare the cash for delivery to each ATM on the designated fill day. Following a predetermined schedule, the armored couriers visit each location on the designated fill day, load cash into each ATM by swapping out the remaining cash for a new fully loaded cassette, and then balance each machine and provide reporting to Elan who in turn provides us with information regarding the machine balances.

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Industry Segments and Geographical Information

We report our operating results under one segment. We own or have relationships with merchants who own ATMs in all fifty states.

Seasonality

We experience higher transaction volumes per machine in the second and third quarters of the calendar year as compared to the first and fourth quarters. The increased volumes in the middle quarters of the year coincide with vacations and holidays during the warm weather months in which we find the public to be traveling more and using cash above other payment forms such as debit and credit cards.

Competition

Individuals seeking ATM-related services have a variety of choices at banking locations and within retail establishments. The convenience cash delivery and balance inquiry market is, and we expect it to remain, highly competitive. Our principal competition arises from other IADs similar to us including FCTI, Global Axcess Corp., International Merchant Services, Inc., Cardtronics, Inc., ATM Express, Inc., and PAI ATM Services. We also compete with numerous national and regional banks that operate ATMs at their branches and at other non-branch locations. We believe that there will be continued consolidation in the ATM industry in the United States. Accordingly, new competitors could emerge and potentially acquire significant market share. Many of our competitors have substantially greater human, financial and other resources and may be able to respond faster than we can to changes in the marketplace.

Employees

As of December 31, 2010, we had a total of 62 full time employees working in sales, customer service and administration. None of our employees are represented by a union or covered by a collective bargaining agreement. We believe relations with our employees are good.

Research and Development

During 2009 and 2010, we did not recognize any expense pertaining to research and development.

Trademarks

A majority of our ATM locations are identified by distinctive yellow, green and black trapezoidal signs bearing “TRM ATM(TM),” “Got Cash?”, and “TRM Cash Machine(TM).” We have registered the name “TRM Corporation(TM)” and “TRM ATM(TM)” trademarks for signage used in the United States. Certain of our trademarks will expire in 2011, but can be renewed. We also claim common law trademark rights in the names “Access to Money”, “Access to Money We’ll Show you the Money”, “Acce$$ to Money”, “Acce$$ to Money We’ll Show you the Money” and its logo, in connection with the goods of automated teller machines, namely, electronic currency dispensing apparatus for installation in retail environments other than banks, and instruction manuals sold as a unit therewith. During 2009, we selected use of a single brand, “Access to Money.” We consider our business name and brands to be important to our business. We filed for trademark protection on the “Access to Money” name during 2009.

Government and Industry Regulation

Our business is subject to government and industry regulations which are subject to change. Our failure to comply with existing or future laws and regulations could result in restrictions that may impact our ability to provide our products and services.

Americans with Disabilities Act (“ADA”).  The U.S. Department of Justice has issued new regulations under the ADA that become effective in March 2012. The ADA standards regulate the amount of clear floor space required in front of each ATM, prescribe the maximum height and reach depth of each ATM and dictate the capabilities, instructions, and information required for the use of an ATM by individuals who have visual and hearing impairments and/or wheelchair bound. We have been preparing for these new regulations by purchasing and deploying ATMs that meet the standards in the regulations and do not anticipate an adverse impact related to our full-placement machines. We are working with our merchants who have machines that do not meet the standards to purchase new units that meet the ADA requirements.

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Rehabilitation Act.  On December 1, 2006, a United States District Court ruled that the United States currency (as currently designed) violates the Rehabilitation Act, a law that prohibits discrimination in government programs on the basis of disability, as the paper currencies issued by the United States are identical in size and color, regardless of denomination. Under the current ruling, the United States Treasury Department has been ordered to develop ways in which to differentiate paper currencies such that an individual who is visually impaired would be able to distinguish between the different denominations. In response to the December 1, 2006 ruling, the Justice Department filed an appeal with the United States Court of Appeals for the District of Columbia Circuit, requesting that the decision be overturned on the grounds that varying the size of denominations could cause significant burdens on the vending and banking industries and could require the Bureau of Engraving and Printing to have to make substantial investments in order to manufacture new currency. On September 15, 2008, the United States Court of Appeals for the District of Columbia Circuit ruled and ordered the United States Treasury Department to provide meaningful access to United States currency for blind and other visually impaired persons. The United States Treasury Department must file a status report with the Court of Appeals every six months after March 16, 2009 regarding steps taken to implement the court order. The United States Treasury Department issued a study in July 2009 to review possible options to comply with the Court of Appeals ruling. No decision has been made public by the United States Treasury Department regarding the results of the study or what options may be taken. No timetable has been set for the future redesign of United States paper currency. If options chosen by the United States Treasury Department require changes to paper currency then changes must be implemented by the next redesign of paper currency. While it is still uncertain at this time what changes may be made to paper currency, we along with other participants in the ATM and banking industries may be forced to incur significant costs to upgrade current machine hardware and software components.

Dodd-Frank Act.  The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which contains broad measures aimed at overhauling existing financial regulations within the United States, was signed into law on July 21, 2010. Among many other things, the Act includes provisions that (1) call for the establishment of a new Bureau of Consumer Financial Protection, (2) limit the activities that banking entities may engage in, and (3) give the Federal Reserve the authority to regulate interchange transaction fees charged by EFTNs for electronic debit transactions. Many of the detailed regulations required under the Act have yet to be finalized but are currently required to be finalized on or before July 31, 2011. The Act limits fees that financial institutions can charge retailers for use of debit cards. Based on the interpretations of the current language contained within the Act, it appears that the regulation of interchange fees for electronic debit transactions will not apply to ATM cash withdrawal transactions. While we do not believe that the regulations will have a material impact on our operations, if ATM cash withdrawals were to be considered a transaction that falls under the Act, interchange fees could be reduced from their current levels and negatively impact our future revenues and operating profits. There is also language in the proposed regulations aimed at providing merchants with flexibility for point-of-sale transactions, for which cash would have to be paid versus payment by debit or credit cards. Implementation of this change could result in increased use of cash and could positively impact our future revenues and operating profits (through increased transaction levels at our ATMs). The Act also requires debit cards to be recognized (or authorized) over at least two non-affiliated networks and provides for rules that would allow merchants greater flexibility in routing transactions across networks which could be economical. The Federal Reserve requested comments as to whether these network and routing provisions should apply to ATM transactions. If the final rules apply to ATM transactions and allow flexible routing, we and other ATM operators may be able to manage transactions more effectively and economically.

Regulation of transaction fees.  The imposition of fees on ATM transactions in the United States is not currently subject to federal regulation. There have, however, been various state and local efforts in the United States to ban or limit transaction fees, generally as a result of activities of consumer advocacy groups that believe transaction fees are unfair to users. We are not aware of any existing bans or limits on transaction fees applicable to us in any of the jurisdictions in which we currently do business with the exception of Mississippi and Wyoming. Nevertheless, there can be no assurance that transaction fees will not be banned or limited in other cities and states where we operate. Such a ban or limit could have a material adverse effect on us and other ATM operators. We have also experienced State efforts, specifically in South Dakota, to assess a tax on ATM withdrawal transactions. Due to a ruling by the Supreme court of South Dakota that ATM

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transactions, in their State, are subject to their gross receipt and sales tax regulations, we now adjust commission payments to merchants for the tax due and remit the tax to the State. If other states or municipalities assess similar taxes on ATM transactions, our revenue and profit could be reduced on our full-placement machines.

Electronic Funds Transfer Networks Regulations (“EFTNs”).  EFTNs have adopted extensive regulations that are applicable to various aspects of our operations and the operations of other ATM operators. The Electronic Fund Transfer Act, commonly known as Regulation E, is the major source of EFT network regulations. The regulations promulgated under Regulation E establish the basic rights, liabilities, and responsibilities of consumers who use electronic fund transfer services and of financial institutions that offer these services. The services covered include, among other services, ATM transactions. Generally, Regulation E requires us to provide notice of the fee to be charged the consumer, establish limits on the consumer’s liability for unauthorized use of his card, provide receipts to the consumer, and establish protest procedures for the consumer. We believe that we are in material compliance with these regulations and, if any deficiencies were discovered, that we would be able to correct them before they had a material adverse impact on our business.

Encrypting Pin Pad (“EPP”) and Triple Data Encryption Standard (“Triple DES”).  Data encryption makes ATMs more tamper-resistant. Two of the more recently developed advanced data encryption methods are commonly referred to as EPP and Triple DES. In 2005, we adopted a policy that any new ATMs that we acquire from a manufacturer must be both EPP and Triple DES compliant. As of December 31, 2010, all of our owned ATMs in the United States were compliant with EPP and Triple DES and all our merchant-owned ATMs actively operating also met the required standards.

Electronic Funds Transfer Act.  The United States Electronic Funds Transfer Act, while directed principally at banks and other financial institutions, also has provisions that apply to us. In particular, the act requires ATM operators who impose withdrawal fees to notify a customer of the withdrawal fee before the customer completes a withdrawal and incurs the fee. Notification must be made through signs placed at or on the ATM and by notification either on the ATM screen or through a print-out from the ATM. All of our ATMs in the United States provide both types of notification.

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ITEM 1A.	RISK FACTORS

We operate in a business environment that involves substantial risk and uncertainty. The following section of this report identifies some of the risks that could cause, or contribute to, actual results differing materially from expectations or past performance. We caution readers to pay particular attention to the risk descriptions. If the risks described below actually occur, our business, financial condition or results of operations could be materially and adversely affected and we may have to consider various alternative business contingencies based upon the specific risk that is triggered.

Risks Related to Our Business

Our sales depend on transaction fees from our network of ATMs and a decline in either transaction volume or the level of transaction fees could reduce our sales and harm our operating results.

Our operating results depend on both transaction volume and the amount of the transaction fees we receive from our ATM network. Our transaction volume and fees depend principally upon:

•	our ability to replace sites lost through non-renewal or termination of our contracts by merchants in whose stores we currently have placed our ATMs;
•	competition, which can result in over-served markets, reduced opportunities to secure placement of our machines, and pressure to both reduce existing fee structures and increase sales commissions to merchants;
•	our ability to service, maintain and repair, and deliver cash to ATMs in our network promptly and efficiently;
•	continued market acceptance of our services; and
•	government regulation and network adjustment of our fees.

If our transaction volume or the level of transaction fees we receive decrease, our sales could decline, which would impact our operating results.

The proliferation of payment options other than cash, including credit cards, debit cards, and stored-value cards, could result in a reduced need for cash in the marketplace and could result in a decline in the usage of our ATMs.

In the last two decades consumers in the United States have more alternatives in which to make payments for purchases other than cash and checks. The use of credit cards, debit cards and retail stored-value/gift cards have become common place and many merchants now offer zero-charge cash back availability when making purchases. The continued growth in these alternative payment methods could result in a reduced need for cash in the marketplace and ultimately, a decline in the usage of our ATMs.

Interchange fees, which comprise a substantial portion of our transaction revenues, could decrease as a result of the EFT networks, through which our transactions are routed, decreasing their per transaction rate or increasing their fees.

Interchange fees represented approximately 20.6% of our total ATM transaction revenues for the year ended December 31, 2010. The fees are earned and collected from the various EFT networks for transactions conducted on our ATMs. Interchange fees are set by each network and typically vary by network. Accordingly, if some or all of the networks through which our ATM transactions are routed were to reduce the interchange rates paid to us or increase their transaction fees charged to us for routing transactions across their network, or both, our future transaction revenues could decline.

During 2010, certain networks reduced the net interchange fees paid to ATM deployers for transactions routed through their networks. When contractually allowable, we pass these fee and rate changes through to our customers as a reduction in commissions paid. We have taken steps to change the terms of our base contract for new customers to earn revenue on a fee per transaction which will insulate us from changes in rules from the EFT networks. We still may experience an adverse affect to our revenue on contracts that we cannot pass the fees along to our customers. We can give no assurances that we will be successful in offsetting the effects of any future reductions in the interchange fees received by us, if and when they occur.

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If merchant-owned ATM customers terminate their relationships with us prior to the termination of their contracts or do not renew their contracts upon their expiration, it could reduce our ATM sales.

Although our merchant-owned ATM customers have multi-year contracts with us for transaction processing services, due to competition, some of these customers may leave us for our competitors prior to the expiration of their contracts, or may not renew their contracts upon their expiration. If a material number of merchant-owned ATM customers end their relationships with us, it could cause a material reduction in our ATM sales.

The ATM market is highly competitive, which could limit our growth or reduce our sales.

Persons seeking ATM services have numerous choices. These choices include ATMs offered by banks or other financial institutions and ATMs offered by IADs such as us. Some of our competitors offer services directly comparable to ours while others are only indirect competitors. We believe that there will be continued consolidation in the ATM industry in the United States. New competitors could emerge and acquire significant market share. This competition could prevent us from obtaining or maintaining desirable locations, reduce the transaction volume on our machines, affect the transaction fee levels we charge or require us to increase our merchants’ share of transaction fees thus lowering our profit margin. The occurrence of any of these factors could limit our growth or reduce our sales and income.

If we, our transaction processors, our EFTNs or our other service providers experience system failures, the ATM products and services we provide could be delayed or interrupted, which would harm our business.

Our ability to provide reliable service depends largely on the efficient and uninterrupted operations of our transaction processors, EFTNs and other service providers. Any significant interruptions could severely harm our business and reputation and result in a loss of sales. If we cause any such interruption, we could lose the confidence of merchants under contract with us and or damage our relationships with them. Our systems and operations, and those of our transaction processors, EFTNs and other service providers, could be exposed to damage or interruption from fire, natural disaster, unlawful acts, terrorist attacks, power loss, telecommunications failure, unauthorized entry and computer viruses. We cannot be certain that any measures we and our service providers have taken to prevent system failures will be successful or that we will not experience service interruptions. Further, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We rely on EFTNs and transaction processors; if we cannot renew our agreements with them, if they are unable to perform their services effectively, or if they decrease the level of the transaction fees we receive, it could harm our business.

We rely on several EFTNs and transaction processors to provide card authorization, data capture and settlement services to us and our merchant customers. Any inability on our part to renew our agreements with these or similar service providers or their failure to provide their services efficiently and effectively may damage our relationships with our merchants and may permit those merchants to terminate their agreements with us.

Our ATM net sales are dependent upon the transaction fees we receive through EFTNs. If one or more of the EFTNs in which we participate reduces the transaction fees it pays us, and we are unable to route transactions to other EFTNs to replace them, our ATM net sales could be reduced.

We could lose access to vault cash used to fill our placement ATMs under a cash provisioning agreement.

We obtain cash, which we call vault cash, to fill ATMs which we are responsible for cash management, through a cash provisioning agreement with ELAN Financial Services. If our cash provisioning agreement is terminated, we may be unable to obtain cash from alternative sources to fulfill our cash managed ATMs. If we do not have access to vault cash we would have to suspend the operations of those ATMs under cash management and our operating results would be negatively impacted.

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Increases in interest rates will increase our expenses.

We have a cash provisioning agreement with a financial institution that supplies the vault cash for ATMs that we cash manage. This cash provisioning agreement includes a variable interest rate formula under which we are charged for the use of cash. An increase in the prime interest rate would increase our operating costs and expenses.

We rely on third parties to service and deliver cash to our ATMs. If they fail to provide these services timely and effectively, our operations and reputation could be damaged and our transaction volume could be impacted.

Our success depends upon the proper functioning of our ATMs. We rely on third-party service providers over whom we have no control, to service and deliver cash to our ATMs. If our third-party service providers fail to service or deliver cash to our ATMs properly or fail to respond quickly to problems, we may lose customers which will decrease our transaction volume and adversely affect our ability to generate income. Additionally if our third-party service providers fail to service or deliver cash to our ATMs, our reputation and ability to grow can be impaired.

Changes in technology standards may cause us to incur substantial expense in upgrading or replacing our ATMs and could reduce use of ATMs and reduce our sales.

New technology in the ATM industry may result in machines under our management becoming obsolete. This may require us or the merchants in our networks who own their machines, to either replace or upgrade existing equipment. Any replacement or upgrade program for machines that we own or that we must upgrade or replace under contracts with merchant owners would involve substantial expense. A failure to either replace or upgrade obsolete machines could result in customers using other ATM networks that could employ newer technology, thereby reducing our sales and reducing or eliminating our gross profit and income. Depending upon the scope and scale of potential changes in technology, we may not have sufficient capital to provide upgrades or replacements to a significant degree. This could impact our operating results.

The terms of our credit agreements may restrict our current and future operating and financial flexibility.

The agreements that are in effect with respect to our debt include covenants that, among other things, restrict our ability to:

•	engage in mergers, consolidations and asset dispositions;
•	pay dividends on or redeem or repurchase stock;
•	merge into or consolidate with any third party;
•	create, incur, assume or guarantee additional indebtedness;
•	create, incur, assume or permit any liens on any asset;
•	make loans and investments;
•	engage in transactions with affiliates;
•	prepay, redeem or repurchase subordinated indebtedness;
•	enter into sale and leaseback transactions;
•	make asset or property dispositions outside the normal course of business; and
•	change the nature of our business.

Our credit agreements also contains covenants that require us to:

•	maintain a certain fixed Charge Coverage ratio;
•	maintain a certain level of minimum liquidity; and
•	maintain a funded debt to EBITDA ratio.

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A failure to comply with the covenants under our credit agreement could result in an event of default. In the event of a default our lender could elect to declare all borrowings, accrued and unpaid interest and other fees outstanding, due and payable, and require us to apply all of our available cash to repay these borrowings.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants, and make payments on our indebtedness.

As of December 31, 2010, we had outstanding indebtedness of approximately $18.7 million. Our substantial indebtedness could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of;
•	require us to dedicate a substantial portion of our cash flow in the future to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions, and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions, and adverse changes in government regulation; and
•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, or other purposes.

Our recent financial results may not be an indicator of our future results.

Based on our restructuring efforts over the past three years, operating history and historical financial results, the projections of our future sales and operating expenses are limited to the indicators and knowledge we have currently. Our planned expense levels are based in part on expectations concerning future sales which are difficult to forecast accurately based on uncertainties related to competition and our ability to successfully generate new business. We may be limited in our ability to adjust costs to compensate for unexpected shortfalls in sales.

If our computer system was to suffer a significant interruption, our ability to perform recordkeeping, accounting and statistical analysis functions could be adversely impacted and result in a loss of income and customers.

Our ability to service our customers depends on the efficient and uninterrupted operation of our computer system. Any significant interruptions could severely harm our business and result in a loss of customers. Our system and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Although we have our system and operational data mirrored and available for restore, we cannot be certain that this can be done in a timely manner or that we would be successful and that we would not experience additional system failures. Although we have property and business interruption insurance, it may not be adequate to cover damages or loss of sales that may occur.

Because of reported instances of fraudulent use of ATMs, including the use of electronic devices to scan ATM card information, or skimming, legislation is pending that would require state or federal licensing and background checks of ATM operators and would regulate the deployment and operation of ATMs. There are proposals pending in some jurisdictions that would require merchants that are not financial institutions to be licensed in order to maintain an ATM on their premises; some jurisdictions currently require such licensing. New licensing, deployment or operating requirements could increase our cost of doing business in those markets.

Any of these factors could materially and adversely affect our business and results of operations. If we do not have sufficient earnings to service our debt, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do.

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Our business has been and may continue to be affected by the recent economic downturn.

The continued instability in the global economic downturn and financial market instability have had and could continue to have a material adverse effect on our business, results of operations, financial condition, access to funding and the trading price of our common stock.

The continued global economic instability has adversely affected unemployment rates, consumer spending, consumer indebtedness, availability of consumer credit, asset values, investments and liquidity. These factors, along with an already high level of consumer indebtedness, have adversely affected the ability and willingness of individuals to spend money, thus resulting in a lower ATM transaction volume. The willingness of individuals to access cash from ATMs could continue to be adversely affected, thus lowering transaction volume, which may materially adversely affect our profitability.

Risks Related to Our Industry

Changes in Regulations under the Americans with Disabilities Act could require us to incur substantial additional expenses which could adversely impact our profitability.

The U.S. Department of Justice has issued new regulations under the Americans with Disabilities Act (“ADA”) that become effective in March 2012. The ADA standards regulate the amount of clear floor space required in front of each ATM, prescribe the maximum height and reach depth of each ATM and requires capabilities, instructions, and information concerning the use of an ATM by individuals who are visually and hearing impaired and/or wheelchair bound. We have been preparing for these new regulations by purchasing and deploying ATMs that meet the standards in the regulations and do not anticipate an adverse impact related to our full-placement machines. We are working with our merchants who have machines that do not meet the standards to purchase new units that meet the ADA requirements.

Our ATM business operates in a changing and unpredictable regulatory environment.

ATM withdrawal transactions involve the electronic transfer of funds through EFTNs. The United States Electronic Funds Transfer Act provides the basic framework establishing the rights, liabilities and responsibilities of participants in EFTNs. In addition, there have been various state and local efforts to ban, limit or otherwise regulate ATM transaction fees, which make up a large portion of our sales. For example, in Tennessee, Nebraska and Iowa only bank-sponsored ATMs can impose withdrawal fees. As a result, in these states we must make arrangements with a local bank to act as a sponsor of ATMs in our networks, which typically involves additional documentation costs and payment of a fee to the bank. Any limitation to our ability to charge withdrawal fees in areas where we have a concentration of ATMs could reduce our ATM sales and reduce the incentive that merchants would have to keep ATMs in our network on their premises. If existing regulations are made more restrictive or new regulations are enacted, we could also incur significant expense to comply with them.

Anti-money laundering legislation could cause us to lose some merchant accounts, thus reducing our revenues.

Recent concerns expressed by the United States federal government regarding the use of ATMs to launder money could lead to the imposition of additional regulations on our sponsoring financial institutions and our merchant customers regarding the source of cash loaded into their ATMs. In particular, individual merchants who load their own cash could incur additional costs thereby making their ATMs less profitable. Some merchants may decide to discontinue their ATM operations if burdensome regulations are enacted and enforced, thus reducing the number of merchant-owned accounts that we currently manage. If such a reduction were to occur, we would see a corresponding decrease in our revenues and income.

Potential new currency designs may require modifications to our ATMs that could severely impact our cash flows.

On November 26, 2006, a U.S. District Court judge ruled that the United States’ currencies (as currently designed) violate the Rehabilitation Act, a law that prohibits discrimination in government programs on the basis of disability, as the paper currencies issued by the United States are identical in size and color,

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regardless of denomination. Due to this ruling, the United States Treasury conducted a study to determine the options to make United States paper currency accessible to the blind or visually impaired. It is our understanding that the Bureau of Engraving and Printing received that study on or about July 28, 2009, and together with the United States Treasury and the Federal Reserve, are reviewing the study. Upon the completion of their review, these institutions will publish recommendations and seek public comments on those recommendations. Following the public comment period, a final recommendation will be made to the Secretary of the Treasury, who has authority to change the design and features of the currency notes utilized in the United States. While it is still uncertain at this time what impact, if any, this process will have on the ATM industry (including us), it is possible that any changes made to the design of the paper currency notes utilized in the United States could require us to incur additional costs to modify our ATMs in order to store and dispense such notes.

The majority of the electronic debit networks over which our transactions are conducted require sponsorship by a bank.

We are required to have bank sponsorship in order to process transactions over the networks on which our transactions occur. We are currently sponsored by two banks driven by our processing vendor relationships.

Risks Relating to Our Common Stock

We have never paid dividends on our common stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our common stock. Any payment of cash dividends in the future will depend upon our earnings, if any, financial condition and capital requirements. We do not anticipate paying dividends in the foreseeable future. In addition, we have executed certain loan agreements which prohibit the payment of a dividend on our common stock as long as such agreements are in place. Accordingly, any potential investor who anticipates the need for current dividends from its investment should not purchase any of our securities.

Our common stock is thinly traded and the price of our common stock may experience price volatility.

Our common stock is currently traded over-the-counter on the OTC Bulletin Board. There can be no assurance that an active market for our shares will develop or, if developed, will be sustained. Absent an active public trading market, an investor may be unable to liquidate its investment. We believe that factors such as the announcements of the availability of new services and new contracts by us or our competitors, quarterly fluctuations in our financial results and general conditions in the economy could cause the price of our common stock to fluctuate substantially. If stockholders seek to sell their shares in a thinly traded stock, it may be difficult to obtain the price desired. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of the specific companies.

Our share ownership is highly concentrated.

Our directors, officers and principal stockholders, and certain of their affiliates, beneficially own approximately 63.8% of our common stock (assuming the exercise or conversion of any options, warrants or other convertible securities) and will continue to have significant influence over the outcome of all matters submitted to the stockholders for approval, including the election of our directors. In addition, such influence by management could have the effect of discouraging others from attempting to take control of us, thereby increasing the likelihood that the market price of our common stock will not reflect a premium for control.

The influx of additional shares of our common stock onto the market may create downward pressure on the trading price of our common stock.

We recently issued 10,636,364 shares of restricted common stock in connection with the refinancing of our outstanding indebtedness and agreed to file a registration statement with the Securities and Exchange Commission to register the public resale of such shares. These restricted securities may also become eligible

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for public resale pursuant to SEC Rule 144, or other applicable exemptions from registration under the Securities Act and applicable state securities laws. Generally, SEC Rule 144 provides that a person who has held restricted securities for a prescribed period may, under certain conditions, publicly resell such shares as early as six months after the date of issuance of such shares. The availability of a large number of shares for sale to the public and the sale of such shares in public markets could have an adverse effect on the market price of our common stock.

Corporate governance requirements are likely to increase our costs and make it more difficult to attract and retain qualified directors.

We are subject to the Sarbanes-Oxley Act of 2002 (“SOX”), as well as rules adopted pursuant to that legislation by the SEC. We expect that these and other new laws, rules and regulations will continue to increase our legal and financial compliance costs and place a significant burden on management. We also expect that new regulatory requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher premium costs to obtain coverage. These new requirements are also likely to make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board, particularly the audit committee. We may need to hire additional personnel and/or engage outside consulting firms to assist in our efforts to comply with Section 404 of SOX. Any failure to improve our internal accounting controls or other problems with our control systems could result in delays or inaccuracies in reporting financial information or non-compliance with SEC reporting and other regulatory requirements, any of which could adversely affect our business and stock price.

Provisions in our charter documents and under Delaware could discourage takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	Our board of directors has the right to appoint directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which would prevent stockholders from being able to fill vacancies on our board of directors.
•	Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•	Our board of directors is classified into three separate classes, meaning that it could take three successive annual meetings to replace all directors.
•	Members of our board of directors may only be removed for cause by the affirmative vote of the holders of 75% of our outstanding shares.
•	Our board of directors may issue, without stockholder approval, shares of preferred stock. The ability to issue preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.
•	As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.
•	A business combination with a shareholder owning at least 5% of our outstanding stock must be approved by the affirmative vote of the holders of at least 75% of our outstanding shares, subject to certain limited exceptions.

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ITEM 2.	PROPERTIES

Our principal administrative office is located at 1101 Kings Highway N, Suite G100, Cherry Hill, New Jersey 08034. Our principal operations office is located at 628 State Route 10, Whippany, New Jersey 07981. We currently lease approximately 2,000 square feet in Portland, Oregon. Effective March 1, 2008, we entered into a 38-month lease for 3,000 square feet of office space in Cherry Hill, New Jersey for use as executive office space. Effective July 1, 2008, we entered into a 60-month lease for 14,289 square feet of office and warehouse space in Whippany, New Jersey, where our primary operations and customer service functions are performed. Effective November 1, 2010, we renewed the lease for 2,100 square feet of office and warehouse space in Whippany, New Jersey, for a one-year term. A Portland lease covering 18,572 square feet of sublet space expired in March 2010 and was not renewed. Two warehouse leases for approximately 7,230 square feet expired in 2010 and were not renewed. If we cannot renew any of the current leases we want to retain, we do not anticipate any difficulty leasing suitable replacement space.

Location	Approximate Square Footage	Use	Remaining Term
Whippany, New Jersey	14,289	Office and Warehouse	Twenty-nine months
Cherry Hill, New Jersey	3,000	Office	Eight months
Whippany, New Jersey	2,100	Office	Nine months
East Hanover, NJ	3,360	Warehouse	Seven months
Portland, Oregon	2,000	Office and Warehouse	Six months
ITEM 3.	LEGAL PROCEEDINGS

We are not a party to any litigation.

ITEM 4.	(REMOVED AND RESERVED)

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PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Price Range

Our common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “AEMI.” The following table sets forth the high and low bid prices as reported by the OTCBB. The quoted prices represent only prices between dealers on each trading day as submitted from time to time by certain of the securities dealers wishing to trade in our common stock, do not reflect retail markups, mark-downs or commissions, and may differ substantially from prices in actual transactions.

	High	Low
2010
4th Quarter	$0.30	$0.19
3rd Quarter	$0.31	$0.19
2nd Quarter	$0.65	$0.22
1st Quarter	$0.51	$0.30
2009
4th Quarter	$0.46	$0.23
3rd Quarter	$0.46	$0.22
2nd Quarter	$0.34	$0.08
1st Quarter	$0.21	$0.08

As of March 15, 2011, there were 33,213,652 shares of our common stock ($.001 par value) issued and outstanding. We are authorized to issue a maximum of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Dividends

We have not paid any dividends on our common stock, and we do not plan to pay dividends on our common stock for the foreseeable future. We intend to retain earnings, if any, to fund our operations. Our ability to pay dividends on our common stock is restricted to terms within our credit agreement which require our lender’s consent. Our Board of Directors will determine any changes in our dividend policy based upon its analysis of factors it deems relevant. We expect these factors will include our earnings, financial condition and cash requirements.

Holders

As of March 15, 2011, we had 193 holders of record of our common stock.

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ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results Of Operation and other parts of this Annual Report on Form 10-K contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Annual Report on Form 10-K are based on information available to us on the date hereof, and except as required by law, we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption “Risk Factors” beginning on page 8 of this report and elsewhere herein. The following should be read in conjunction with our annual financial statements contained elsewhere in this report.

Our discussion and analysis includes the following:

•	Overview of Business
•	Strategic Outlook
•	Developing Trends in the ATM and Financial Services Industry
•	Recent Events
•	Operating Metrics
•	Results of Operations
•	Liquidity and Capital Resources
•	Critical Accounting Policies and Estimates

Overview

We are an IAD which acts as the source for businesses to purchase and operate automated teller machines, or ATMs. Since 1999, we have expanded our ATM sales, service and operations through internal growth and acquisitions.

We currently manage, own and operate approximately 10,400 ATMs across the United States (typically under multi-year contracts) for independent store owners, larger retail chains, hotels, stadiums, universities, banks, credit unions, and other financial institutions. We also offer our financial institution clients a one-stop solution for new branch construction and fit outs. In addition to providing our merchant customers with supplemental revenues from transaction fees, we believe that the presence of ATMs in a merchant’s store helps to promote higher foot traffic, increase impulse purchases, and allow longer shopping times since they often make the retail site a destination for cash. We attempt to maximize the usefulness of our ATMs to our customers by participating in as many Electronic Funds Transfer Networks (“EFTNs”) as practical, including NYCE, Visa, MasterCard, Cirrus, Plus, American Express, Discover/Novus, STAR, Allpoint and Moneypass.

Strategic Outlook

During 2011, we will experience the full year impact of the loss of a major customer that occurred during the third quarter of 2010. We believe our growth opportunities include:

•	Deployment of ATMs at Dunkin Donuts franchise locations nationwide;
•	Expansion of our surcharge free offerings at our full-placement locations with The Pantry;
•	The generation of alternative revenues by deploying content advertising; and
•	Placing fully outsourced ATMs in professional non-retail locations.

In addition to the activities listed above, we will continue to search for opportunities to:

•	Increase the number of deployed devices with existing as well as new merchant relationships;
•	Increase transaction levels at our existing locations; and
•	Acquire ATM portfolios that complement our installed base.

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We also continue to evaluate the profitability of our ATMs on a regular basis and make decisions to maximize the value of each unit.

Developing Trends in the ATM Industry

Managed Services.  While many banks own significant networks of ATMs that serve as extensions of their branch networks and increase the level of service offered to their customers, large ATM networks are costly to operate and typically do not provide significant revenue for banks and smaller financial institutions. Operating a network of ATMs is not a core competency for the majority of banks, other financial institutions, or retailers. We believe there is an opportunity for large non-bank ATM operators with lower costs and an established operating history, to contract with financial institutions and retailers to manage their ATM networks. Such outsourcing arrangements could reduce a financial institution’s operational costs while extending their customer service.

Decrease in Interchange Rates.  The interchange rates paid to independent ATM deployers, are set by the various EFT networks over which the underlying transactions are routed. Recently, certain networks have reduced the net interchange fees paid to ATM deployers for transactions routed through their networks. If additional financial institutions move to take advantage of the lower interchange rate, or if additional networks reduce the interchange rates they currently pay to ATM deployers or increase their network fees, our future revenues and gross profits would be negatively impacted.

Financial Regulatory Reform in the United States.  The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which contains broad measures aimed at overhauling existing financial regulations within the United States, was signed into law on July 21, 2010. Among many other things, the Act includes provisions that (1) call for the establishment of a new Bureau of Consumer Financial Protection, (2) limit the activities that banking entities may engage in, and (3) give the Federal Reserve the authority to regulate interchange transaction fees charged by electronic funds transfer networks for electronic debit transactions. Many of the detailed regulations required under the Act have yet to be finalized but are currently required to be finalized on or before July 31, 2011. The Act limits fees that financial institutions can charge retailers for use of debit cards. Based on the interpretations of the current language contained within the Act, it appears that the regulation of interchange fees for electronic debit transactions will not apply to ATM cash withdrawal transactions. While we do not believe that the regulations will have a material impact on our operations, if ATM cash withdrawals were to be considered a transaction that falls under the Act, interchange fees could be reduced from their current levels and negatively impact our future revenues and operating profits. There is also language in the proposed regulations aimed at providing merchants with flexibility for point-of-sale transactions, for which cash would have to be paid versus payment by debit or credit cards. Implementation of this change could result in increased use of cash and could positively impact our future revenues and operating profits (through increased transaction levels at our ATMs). The Act also requires debit cards to be recognized (or authorized) over at least two non-affiliated networks and provides for rules that would allow merchants greater flexibility in routing transactions across networks which could be economical for the merchant. The Federal Reserve requested comments as to whether these network and routing provisions should apply to ATM transactions. If the final rules apply to ATM transactions and allow flexible routing, we and other ATM operators may be able to manage transactions so it is more economical for more parties.

Recent Events

Dunkin Donuts.  As of February 16, 2011, we received notification from our customer, Dunkin Brands, the parent company over Dunkin Donut franchises, that we were authorized to extend our sales and marketing effort to all franchise owners nationwide.

Legal Entity Organization.  As of January 1, 2011, we formed a new corporation in the State of Delaware named Access to Money ATM Corporation and merged LJR Consulting Corp. and TRM ATM Corporation into the new corporation. With this merger completed, all of our legal entities are now solely registered in the State of Delaware, the prior brand name, TRM, has been removed from our nomenclature, and final tax returns will filed for the merged companies for the 2010 tax year.

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Corporate Debt Restructuring.  During the third quarter of 2010, we obtained $5.5 million in new financing with Sovereign Bank. The proceeds of the loan together with $2.0 million of cash on hand were used to repay $7.5 million principal amount of our existing $11.0 million, 13% interest rate note payable to our current lenders, LC Capital Master Fund, Ltd. and Cadence Special Holdings II, LLC. The remaining $3.5 million balance due on the foregoing notes and our $9.8 million note payable to Douglas Falcone were restructured. In exchange for restructuring the note and terminating outstanding warrants to purchase 15.0 million shares of common stock, we issued 10,636,364 shares of common stock to our current lenders. As there has been a substantial change in debt terms, a debt extinguishment has occurred resulting in a loss on extinguishment of approximately $1.0 million in 2010.

The terms of the senior secured loan with Sovereign Bank provide for an interest rate of 6.81% and monthly payments of principal and interest amortizing over five years. The terms of the $3.5 million outstanding balance on the Lampe Note were restructured to be junior to Sovereign Bank, mature in 61 months, and provide for an initial interest rate of 7.00% in cash, or 10.00% PIK (payment in kind) at our option, subject to annual increase. The amended Lampe Note with Douglas Falcone was restructured to be coterminous with the restructured Lampe Note, subordinated to both Sovereign Bank and the current lenders, and provide for an initial interest rate of 7.00% in cash, or 10.00% PIK at the Company’s option, subject to annual increase.

For additional information on our financing activities during the period, see Note 7 — Term Loans Payable and Other Debt of our Notes to Consolidated Financial Statements included in Part II Item 8 of this report.

Operating Metrics

Revenue Components

We derive most of our revenue from transaction-based sales. We also generate revenue from the sale of ATM equipment and service calls. A description of these revenue sources is provided below.

Transaction-based sales — sales we derive from withdrawal fees and interchange fees.

•	Withdrawal fees — fees we receive from a processor derived from a customer making an ATM withdrawal. Withdrawal fees are sometimes referred to as surcharge or convenience fees in the industry. We collect those fees on a daily basis via deposits from processing companies with whom we have contracts.
•	Interchange fees — fees that an EFTN charges the customer’s financial institution for routing a withdrawal transaction or an account balance inquiry. The interchange fee is shared based on an agreement between us and the EFTN. Interchange fees are typically earned on all transactions, in addition to withdrawal transactions, on ATMs owned by both us and our merchants.

Service and other sales — fees we charge for providing repair, maintenance, other services, parts and supplies to merchants who purchase or rent ATMs from us.

Sales of ATM equipment — sales of ATM equipment to an independent operator or merchant.

The principal cost related to the operation of an ATM is the commission we pay to a merchant or the ATM owner. The amount of the commission paid is dependent on a number of factors the most important of which is whether we provide cash for the machine. Under our merchant-owned model, the merchant supplies the ATM with cash to operate the unit and retains the majority or all of the surcharge which is the primary component of commission. For ATMs we deploy under our full placement model where we pay the costs to operate the unit, the merchant receives a smaller amount of commission than those in our merchant-owned model. Full placement machines typically generate more income on a per unit basis to the Company compared to a merchant-owned unit.

Cost of Sales

Our cost of sales primarily consists of costs directly associated with transactions that occur on ATMs we and our merchants own and operate. These costs include vault cash rental expense, service costs, armored car costs, communications expense, transaction processing costs, and other direct operations expense. While

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merchant commissions are a cost associated with the operation of our ATMs, we present them above cost of sales, individually, on our operating statement, as a direct reduction of gross sales.

Vault Cash Rental Expense.  We pay a fee to our vault cash provider for renting cash that is used in our full-placement ATMs. See Note 3 — Vault Cash in our Notes to Consolidated Financial Statements included in Part II Item 8 of this report, for more detail related to our vault cash.

Armored Car Costs.  We contract with armored courier services to transport and transfer the cash we use to fill our full-placement ATMs. We use industry leading armored couriers such as Brinks, Garda and Pendum. Per our agreements, the armored couriers pick up bulk cash and, using instructions received from our cash management team, prepare the cash for delivery to each ATM on the designated fill day. Following a predetermined schedule, the armored couriers visit each location on the designated fill day, load cash into each ATM by swapping out the remaining cash for a new fully loaded cassette, and then balance each machine and provide reporting to Elan who in turn provides us with information regarding the machine balances.

Service Costs.  Depending on the type of arrangement with the merchant, we may be responsible for the maintenance of ATMs we operate. We typically use third parties with national operations to provide these services but also have staff technicians who perform repairs. Our primary service vendors are NCR Corporation and Solvport.

Communications.  For our full-placement ATMs, we are responsible for providing telecommunications capabilities, allowing them to connect with the applicable EFT network.

Transaction Processing.  We pay fees to third-party processors to conduct transactions to EFT networks for authorization by the cardholders’ financial institutions and to settle transactions. We have contracts with Fidelity Information Services, WorldPayTM and First Data Retail ATM Services, L.P.

Cost of Machine Sales.  In connection with the sale of equipment to merchants, we incur costs associated with purchasing equipment from manufacturers, as well as delivery and installation expenses.

Selling, General and Administrative Expense

Our sales, general and administrative expenses include salaries, benefits, advertising and marketing, depreciation, amortization of intangible assets, freight and postage, professional services such as legal and accounting, administrative costs, travel related expenses, telecommunications, and other corporate related costs.

Key Operating Metrics

We rely on certain key measures to monitor our operating performance, including total transactions, total withdrawal transactions, number of transacting ATMs, withdrawals per ATM per month, gross sales per withdrawal transaction, commission per withdrawal, and net transaction based sales per withdrawal per month.

The following table sets forth information regarding these key measures for the twelve month periods ended December 31, 2010 and 2009:

	Twelve Months Ended December 31,
	2010	2009
Total transactions	39,843,094	43,330,209
Withdrawal transactions	31,953,828	34,632,128
Average number of transacting ATMs	10,794	11,265
Average withdrawals per ATM per month	247	256
Average gross transaction-based sales per withdrawal	$2.44	$2.43
Average commission per withdrawal	$1.78	$1.73
Average net transaction-based sales per withdrawal	$.66	$.70

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The average number of transacting ATMs in our network during 2010 decreased by 471 from 11,265 in 2009 compared to 10,794 in 2010. This decrease was primarily due to normal attrition and the removal of 465 ATMs due to the non-renewal of a customer contract which occurred in June 2010. The decrease in the number of transacting machines contributed to a 2.7 million, or 7.7%, decrease in the number of withdrawal transactions between 2010 and 2009.

The number of transacting ATMs in our network at December 31, 2010 was 10,400 compared to 11,006 at December 31, 2009.

We experienced a decrease in the average net transaction-based sales per withdrawal of $0.04 to $0.66 in 2010 from $0.70 in 2009. This decrease was primarily due to the removal of units that contributed larger per unit margins and new contracts that were installed with higher commission structures. Net transaction-based sales were also impacted in 2010 due to lower interchange revenue as a result of networks increasing their fees per transaction. While a majority of these fees are being fully passed through to the ATM merchant/operator, the fee reduction directly reduces revenue on our full placement units. The network fees had less of an impact over the twelve-month period of 2010 because they were not implemented by the networks until the second quarter of 2010. We expect however, the most recent fee increases and any future network fee increases will impact margins on units on which the fees cannot be passed forward to the ATM merchant/operator.

We have completed the transition of our corporate name and brand to “Access to Money.” We believe this name and brand uniquely identify the products and services we offer and provides a simple, yet powerful, vision and connection to our clients, industry and consumers.

Results of Operations

The following table sets forth our Consolidated Statements of Operations information as percentages of sales. The percentages for commission and net transaction-based sales are calculated as a percentage of gross transaction-based sales. The percentages for ATM equipment and other sales are calculated as a percentage of net sales. The percentages for net sales are calculated as a percentage of the sum of gross transaction-based sales plus ATM equipment and other sales. The percentages for Cost of ATM operating sales are calculated as a percentage of net transaction-based sales. The percentages for Cost of ATM equipment and other sales are calculated as a percentage of ATM equipment and other sales. All other percentages are calculated as a percentage of net sales. Percentages may not add due to rounding.

	Twelve Months Ended December 30,
	2010	2009
Gross transaction-based sales	100.0%	100.0%
Commission	72.6	71.1
Net transaction-based sales	27.4	28.9
ATM equipment and other sales	22.3	17.3
Net sales	32.7	32.9
Cost of ATM operating sales	54.6	51.0
Cost of ATM equipment and other sales	64.6	43.1
Total cost of sales	56.9	49.7
Gross profit	43.1	50.3
Sales, general and administrative expenses	39.3	36.7
Operating income	3.9	13.6
Interest expense
Interest expense	9.9	10.6
Amortization – debt issuance	5.5	7.6
Total Interest Expense	15.4	18.2
Loss/(gain) on warrant value	(11.2)	17.9
Net loss	(4.7)%	(22.5)%

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Comparison of Results of Operations for the Years Ended December 31, 2010 and December 31, 2009

Sales

The following table sets forth selected information from our Condensed Consolidated Statements of Operations. The results are in thousands, except for percentages.

	Twelve Months Ended December 31,
	2010	2009	% Change
Gross transaction-based sales	$78,054	$84,252	(7.4)
Commissions	56,693	59,926	(5.4)
Net transaction-based sales	21,361	24,326	(12.2)
Service and other sales	2,570	2,868	(10.4)
ATM equipment sales	3,360	1,936	73.6
Branch build out	202	292	(30.9)
Net sales	$27,493	$29,422	(6.6)

Gross transaction-based sales were approximately $78.1 million during the twelve months ended December 31, 2010 compared to $84.3 million for the corresponding period of 2009. This $6.2 million, or 7.4%, decrease was primarily attributable to fewer transacting units in 2010.

Service and other sales decreased by $298,000, or 10.4%, to $2.6 million during the twelve-month period ended December 31, 2010 compared to $2.9 million in the corresponding period in 2009. The decrease was primarily due to fewer billable service calls as a result of the replacement of older ATMs with newer equipment.

Sales of ATM machines increased by $1.4 million, or 73.6%, to approximately $3.4 million during 2010 from $1.9 million during 2009. This increase was the result of hardware sales to several large customers in 2010 compared to 2009 when many customers waited for the economy to improve before spending capital on new equipment.

Commissions

Our merchants receive fees from transactions generated by the ATMs on their premises. These fees, or commissions, represent a share of transaction fees. The amount of the commission depends on a variety of factors, including the type of arrangement under which we place the ATM with the merchant and the number of transactions at the ATM.

Commissions decreased from $59.9 million during the twelve-month period ended December 31, 2009 to $56.7 million in the twelve-month period ended December 31, 2010. This decrease of approximately $3.2 million, or 5.4%, resulted primarily from fewer withdrawal transactions which decreased by 7.7%. As a percentage of gross transaction-based sales, commissions increased to 72.6% in 2010 from 71.1% during 2009. The average commission per withdrawal transaction increased to $1.78 for 2010 as compared to $1.73 for 2009. The higher commission per withdrawal is the result of new commission structures on recent ATM contracts compared to those for machines with lower commission structures that were taken out of service during 2009.

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Cost of Sales

The following table sets forth selected costs of sales data from our Condensed Consolidated Statements of Operations. The results are in thousands, except for percentages.

	Twelve Months Ended December 31,
	2010	2009	% Change
Processing costs	$2,373	$2,539	(6.5)
Armored car service	2,257	2,457	(8.1)
Cost of cash	1,946	1,931	0.7
Service costs	3,104	3,534	(12.2)
Machine depreciation	989	862	14.7
Communication costs	809	901	(10.2)
Other costs	835	583	43.2
Total cost of sales (less machine cost)	$12,313	$12,807	(3.9)
Cost of machine sales	3,317	1,806	83.7
Total cost of sales (including machine cost)	$15,630	$14,613	7.0

Cost of sales from operations consist primarily of cost of vault cash, service costs, processing costs, armored car service costs, communication costs and machine depreciation. We also include the cost of machines we purchase for resale and have provided total cost of sales including and excluding this amount. Machine sale cost is directly related to machine sales and varies period to period based on sales volumes. Cost of sales excluding machine sale cost decreased by $494,000, or 3.9%, between the twelve months ended December 31, 2010 and 2009. This decrease is primarily associated with the reduction in our transaction volume. Cost of sales including machine cost increased approximately $1.0 million, or 7.0%, to $15.6 million during the twelve months ended December 31, 2010 compared to $14.6 million in the same period in 2009. This increase is mostly driven by the 83.7% increase in cost of machine sales.

Processing fees decreased $166,000, or 6.5%, to approximately $2.4 million, in the twelve months ended December 31, 2010 compared to $2.5 million in the same period of 2009. The decrease is due to fewer transactions in 2010 compared to 2009.

Armored car costs decreased $200,000, or 8.1%, to $2.3 million in the twelve months ended December 31, 2010 from $2.5 million in the same period of 2009. This decrease is attributable to a decrease in the number of ATMs for which we supply cash.

Our cost of vault cash increased by $15,000, or 0.7%, to $1.9 million during the twelve months ended December 31, 2010 from $1.9 million in the same period of 2009. While the cost year over year is relatively unchanged, we did experience a 60% increase in the insurance premium paid per machine per month assessed by our vault cash provider. The interest rate on our vault cash facility remained constant at 2.75% between December 31, 2009 and December 31, 2010.

Maintenance and third party service costs decreased $420,000, or 12.2%, to approximately $3.1 million during 2010 compared to $3.5 million during 2009. This reduction is the result of improvements in coordination with our third party service vendors combined with improved communication between our clients and our customer and technical services teams. The reduction is also attributable to not having to pay for the maintenance for 465 ATMs under a contract that did not get renewed.

Machine sale cost increased $1.5 million, or 83.7%, to $3.3 million in 2010 from $1.8 million in 2009 due to hardware sales to several large customers in 2010 compared to the same period in 2009 during which customers were hesitant to make large capital outlays due to economic conditions.

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Gross Profit (in thousands, except for percentages)

	Twelve Months Ended December 31,
	2010	2009	% Change
Gross profit	$11,863	$14,809	(19.9)

During the twelve months ended December 31, 2010, gross profit was approximately $11.9 million compared to $14.8 million in the same period of 2009. The reasons for the decreases have been discussed above in sales and costs.

Selling, General, and Administrative Expenses (in thousands, except for percentages)

	Twelve Months Ended December 31,
	2010	2009	% Change
Selling, general and administrative	$10,793	$10,803	(0.1)

Selling, general and administrative expense remained relatively constant during the twelve months ended December 31, 2010 and 2009. Selling, general and administrative expense as a percent of net sales increased to 39.3% in 2010 from 36.7% in 2009.

In connection with the loss of income related to the non-renewal of a major customer contract, we have made staff reductions, reduced general and administrative cost and instituted company-wide salary reductions. Payroll related costs decreased by $418,000, or 8.0%, to $4.8 million for the twelve months ended December 31, 2010 compared to $5.2 million in the same period in 2009. This decrease is primarily attributable to reductions in bonus, commission, and headcount.

We have experienced decreases in repairs and maintenance, telephone, insurance, office related, bank fees, legal and outsourced services of approximately $539,000 in 2010 compared to 2009. These reductions have been offset by a combined increase of approximately $166,000 of costs related to rent, travel and entertainment and marketing in 2010 compared to the corresponding period of 2009.

Selling, general and administrative expense for 2010 also included $440,000 in non-recurring charges, comprised of $146,000 pertaining to a revalue of inventory, $74,000 related to the write-off of an old trademark, and $220,000 for the writedown of fixed assets related to the termination of a contract with a significant customer.

Operating Income (in thousands, except for percentages)

	Twelve Months Ended December 31,
	2010	2009	% Change
Operating income	$1,070	$4,006	(73.3)

During the twelve months ended December 31, 2010, operating income was $1.1 million, compared to $4.0 million earned in the corresponding period of 2009. The reasons for the decreases have been discussed above in sales and costs.

Depreciation and Amortization (in thousands, except for percentages)

	Twelve Months Ended December 31,
	2010	2009	% Change
Depreciation expense	$1,350	$1,201	12.4
Amortization expense	$2,224	$2,917	(23.8)

Depreciation is accounted for in both cost of sales and selling, general and administrative expense. Machine depreciation for ATMs that we own is included in cost of sales while all other depreciation related to furniture fixtures and equipment, computer related assets and automobiles is included in selling, general and administrative expense. Amortization listed above is related to intangible assets and debt issuance. Debt issuance amortization is accounted for below operating income and included in interest expense.

The increase in the depreciation between the twelve-month periods of 2009 and 2010 is primarily due to the addition of full placement ATMs and computer equipment acquired during 2010.

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Interest Expense and Amortization of Debt Issuance Cost (in thousands except for percentages)

	Twelve Months Ended December 31,
	2010	2009	% Change
Interest expense	$2,715	$3,133	(13.3)
Amortization – debt issuance	1,505	2,233	(32.6)
Total interest related expense	$4,220	$5,366	(21.3)

Total interest related expense for the twelve months ended December 31, 2010 decreased by $1.2 million, or 21.3%, to $4.2 million from $5.4 million in the corresponding period of 2009. This decrease was based on accruals related to the terms of our new and amended loan agreements with our lenders. As a result of our new credit facility and restructuring of other long-term indebtedness, we expect interest expense to further decrease in 2011.

Loss on Debt Extinguishment (in thousands except for percentages)

	Twelve Months Ended December 31,,
	2010	2009	% Change
Loss on debt extinguishment	$995	$—	—

The $995,000 loss on debt extinguishment is the result of three components derived from the refinancing of our debt which included an exchange of warrants. The first component of the loss was $164,000 pertaining to the write-off of deferred financing costs associated with the 2008 Notes which released the lenders as the primary debtor, thus extinguishing the liability. The second component of the loss on debt extinguishment was approximately $1.2 million representing the remaining unamortized debt discount also associated with the 2008 Notes. The third component was $422,000 representing the gain in value between warrants exchanged and shares issued. See Note 9 — Shareholder’s Deficit in our Notes to Consolidated Financial Statements included in Part II Item 8 of this report for more detail related to the exchange of warrants.

Equipment Write-offs

During the normal course of business in 2010 we incurred a loss of $46,000 related to the disposal and sale of ATMs. Machines that come out of service are inspected by our technical services group to determine if they can be deployed to an alternative location. In some cases we determined that the unit was past its expected or useful life and was better utilized for its parts.

Provision (benefit) for Income Taxes

We have recorded no benefit from our losses for 2010 and 2009 because we are uncertain that we will be able to realize the benefit of our net operating loss carry forwards and future deductible amounts.

Change in Fair Value of Warrants

Effective January 1, 2009, we adopted new accounting guidance that can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price. Protection provisions reduce the exercise price of a warrant or convertible instrument if the issuer either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price. We evaluated and determined that outstanding warrants to acquire our stock contain provisions that protect holders from declines in the stock price and as a result, recognized these warrants as liabilities at their respective fair values on each reporting date. For a complete description of the loss on warrant value, see our consolidated financial statements contained elsewhere in this report.

We have warrants outstanding which provide the holder to purchase up to an aggregate of 3.1 million shares of common stock upon exercise. The warrants expire November 2013 and have an exercise price of $0.28. The outstanding warrants are exercisable at any time and we have agreed to register the shares issuable upon the exercise of the warrants. We use a Black-Scholes valuation model to estimate the fair value of the outstanding warrants.

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The table below provides a reconciliation of the beginning and ending balances for our warrant liability and increase in fair value using significant unobservable inputs (Level 3) as of December 31, 2010 (in thousands).

Balance as of January 1, 2010	$6,747
Exchange of warrants	(3,081)
Decrease in fair value of warrants	3,079
Balance as of December 31, 2010	$587

We determined the fair value of our warrants using a Black-Scholes model. The significant assumptions considered by the model were the amount of outstanding warrants, the remaining term of each warrant, the per share stock price of $0.22, a risk free rate of 0.91%, and a historical volatility of 183.8%.

Due to the exchange of warrants which occurred in 2010, we expect that the change in fair value of our remaining warrants should not have any material impact to our financial statements in future quarters.

Net Loss (in thousands, except for percentages)

Our net losses in 2010 and 2009 have been materially impacted by the accounting associated with warrant valuations and a large charge in 2010 associated with the refinance of outstanding debt. The following table provides a reconciliation of net loss to adjusted net loss to show the impact of those items.

	Twelve Months Ended December 31,
	2010	2009	% Change
Net loss	$(1,305)	$(6,623)	(80.3)
Loss on debt redemption	995	—	—
Loss (gain) on warrant value	(3,078)	5,253	158.6
Net loss after adjustments	$(3,388)	$(1,370)	(147.3)

We recognized a net loss after adjustments of approximately $2.0 million, or 147.3%, to $3.4 million for the twelve months ended December 31, 2010 compared to an adjusted net loss of $1.4 million for the same period of 2009.

Liquidity and Capital Resources

Our principal ongoing funding requirements are for working capital to finance operations, make debt payments, and fund capital expenditures. We believe that our liquidity and capital resources are adequate for our currently anticipated needs over the next twelve months. We have satisfied our funding requirements through a combination of cash from operations and proceeds from credit facilities. Below is a description of our principal source of external funding.

On September 3, 2010 we obtained $5.5 million via a senior secured loan, (the “Senior Loan”), pursuant to a Loan and Security Agreement, (the “Senior Loan and Security Agreement”), by and among us, our subsidiaries, and Sovereign Bank. The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets. We have the right to prepay the then outstanding balance, in whole or in part, at anytime. If we prepay 50.0% or more of the then outstanding balance, we are required to pay a fee initially equal to 5.0% of the amount prepaid which reduces ratably on an annual basis to 1% of the amount prepaid four years after funding. On October 21, 2010 we entered into a First Amendment to the Senior Loan and Security Agreement. The Senior Loan and Security Agreement, as amended, contains standard and customary covenants including, prohibitions on incurring additional indebtedness, making loans or investments, granting security interests in any of our property, or acquiring any business or assets without the consent of Sovereign Bank. Financial covenants require that we maintain minimum liquidity of $2.0 million on deposit with Sovereign Bank, a fixed charge coverage ratio of 1.25 to 1 as of the end of each fiscal quarter, a funded debt to EBITDA ratio of not more than 2 to 1 as of the end of each fiscal quarter, and a minimum cash balance of $3.25 million on deposit with Sovereign Bank after making any payment on subordinated indebtedness. As of December 31, 2010, we were in compliance with all financial covenants.

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The proceeds of the Senior Loan, together with $2.0 million of cash on hand, were used to repay $7.5 million of principal due on our existing $11.0 million Senior Secured Notes payable to LC Capital Master Fund, Ltd. (“LC Capital”) and Cadence Special Holdings II, LLC (“Cadence”), (the “2008 Notes”). The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011. In connection with the closing of the Senior Loan, we entered into an Amended and Restated Loan and Security Agreement, dated September 3, 2010, with LC Capital, Cadence and Lampe Conway & Co., LLC as administrative agent and collateral agent (the “Amended and Restated Lampe Loan and Security Agreement”), pursuant to which the 2008 Notes were amended and restated (the “2010 Secured Notes”). The 2010 Secured Notes have an aggregate principal amount of $3.5 million, are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on March 3rd and September 3rd of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank. Pursuant to the Amended and Restated Lampe Loan and Security Agreement and an Amendment, entered into October 21, 2010, (the “Lampe Amendment”), we are prohibited from paying interest on the 2010 Secured Notes unless we have a cash balance of $3.25 million after such payment. The Lampe facility, as amended, also contains financial covenants which require a minimum liquidity of $1.45 million on deposit with Sovereign Bank, a fixed charge coverage ratio of not less than 1.25 to 1 as of the end of each fiscal quarter, and a funded debt to EBITDA ratio of not more than 2.2 to 1 as of the end of each fiscal quarter. As of December 31, 2010, we were in compliance with all financial covenants.

Our note payable to Douglas B. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million was also restructured. The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the 2008 Notes. In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the “Subordinated Note”). The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes. The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes. During 2010, we accrued $1.4 million related to our note payable to Douglas B. Falcone. On October 21, 2010, we executed a First Allonge to the Subordinated Note (the “Allonge”). The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.

Net cash provided by operating activities during the year ended December 31, 2010 was $1.7 million compared to net cash provided by operating activities during the year ended December 31, 2009 of $4.4 million. During 2010 the principal adjustments to our operating loss were depreciation and amortization, the non-cash change in warrant value, a non-cash charge recorded as a loss on debt redemption associated with refinancing our debt facilities, and an increase in accounts payable — other primarily associated with interest accruals. The primary drivers of the $2.7 million difference in operating cash between December 31, 2010 and December 31, 2009 were a $1.0 million increase in restricted cash in 2009 compared to 2010 combined with lower net income in 2010 due to the non-renewal of a major customer and expense associated with the contract renewal of another customer in December 2010.

Net cash used in investing activities during the year ended December 31, 2010 was $1.5 million compared to $1.6 million in 2009. Cash used in 2010 consisted primarily of capital expenditures for ATMs and equipment. Cash used in 2009 was primarily for capital expenditures.

Net cash used in financing activities was $3.6 million during the year ended December 31, 2010 and consisted of repayment of term loans. Net cash used in financing during the year ended December 31, 2009 was $1.6 million for the payment of term loans.

We had cash and cash equivalents of approximately $2.4 million at December 31, 2010 compared to $5.8 million at December 31, 2009. At December 31, 2010, we had a net working capital deficit of $6.6 million compared to a net working capital deficit of $1.9 million at December 31, 2009. We believe that our cash balances are sufficient to operate the business for the foreseeable future, however, will be at levels

27

lower than in the past. The decrease was due primarily to the use of $2.0 million to pay down debt, an increase in our net loss related to the loss of a customer, the renegotiation of another customer contract, and a $1.3 million increase in accrued expenses.

Other than cash needed for operating activities, during 2011 we only expect to use cash to purchase ATMs that will generate revenue.

Vault Cash

We do not use our own funds for vault cash, but rather rely upon third party sources to place cash in ATMs which we own or have an arrangement with the merchant to fund the cash. In general, we rent vault cash from financial institutions and pay a negotiated interest rate for the use of the money. The vault cash is never in the possession of or controlled by us but rather cycles from the bank to the armored car carrier and to the ATM. Each day’s withdrawals are settled back to the bank on the next business day. We have a contract with the bank and armored car carriers stating that the vault cash belongs to the bank and that neither we nor the armored car carriers have any legal rights to the funds.

TRM ATM Corporation, our wholly-owned subsidiary, entered into a series of Cash Provisioning Agreements with U.S. Bank National Association, doing business as Elan Financial Services (“Elan”), and various armored car carriers, dated October 31, 2008 (the “Cash Provisioning Agreements”). The Cash Provisioning Agreements provide that Elan will provide cash, through the use of armored car carriers, for our ATMs. The term of the Cash Provisioning Agreements is for a period of five years and automatically renews for additional one year periods unless either party gives the other party notice of its intent to terminate. We are responsible for the payment of fees related to the use of the cash based upon the amount of cash used and a rental rate tied to the prime rate. We provided Elan with a subordinated lien and security interest in the ATMs, subject to the security interest of Sovereign Bank, Lampe Conway & Co., LLC, and any third party providing direct financing of any ATM equipment and any refinancings of any of the foregoing. The Cash Provisioning Agreements also require us to maintain a positive demand account balance with Elan or, at our option, a letter of credit in favor of Elan in an amount not less than $600,000. Elan may draw on the account balance or letter of credit (i) in the event we materially default in the performance of any duties or obligations, which is not cured within 30 days notice; (ii) if we (A) terminate or suspend our business, (B) become subject to any bankruptcy or insolvency proceeding under federal or state statute, (C) become insolvent or become subject to direct control by a trustee, receiver or similar authority, (D) wind up or liquidate, or (E) are required to terminate our involvement in the activities covered by the Cash Provisioning Agreements by order of a court of competent jurisdiction or a regulatory agency which governs the activities of a party; and (iii) in order to obtain payment of any fees, charges or other obligations that have not been paid pursuant to the Cash Provisioning Agreements. The demand account balance or letter of credit must remain open and funded by us for a period of 90 days after the termination of the Cash Provisioning Agreements.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, sales, costs and expenses, and the disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to impairments, depreciation, intangible assets, accounts receivable, inventories, and income taxes. We base our estimates and judgments on historical experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

28

We have identified the following accounting policies as critical to our business and to the understanding of our financial statements.

Goodwill and Other Intangible Assets.  In accordance with ASC 350-20 requiring goodwill to be tested for impairment on an annual basis, we tested our goodwill for impairment using a November 30th measurement date which we have consistently used in years past. We conduct interim impairment tests of our goodwill whenever a triggering event has occurred. Circumstances that could represent triggering events and therefore require an interim impairment test of goodwill or evaluation of our finite-lived intangible assets or other long lived assets include the following: loss of key personnel, unanticipated competition, higher or earlier than expected customer attrition, deterioration of operating performance, significant adverse industry, economic or regulatory changes or a significant decline in market capitalization. Accounting standards also provide guidance for testing goodwill and other non-amortized intangible assets for impairment and requires management to make certain estimates and assumptions in order to allocate goodwill to reporting units and to determine the fair value of a reporting unit’s net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, interest rates, and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. Testing under this code exposes us to the possibility that changes in market conditions could result in potentially significant impairment charges in the future.

We determined the fair value of our reporting unit using a discounted cash flow approach and market approach. The discounted cash flow approach calculated the present value of projected future cash flows using appropriate discount and growth rates. The market approach we utilized was based on our comparison to seven companies providing similar services within the financial services industry. The fair values derived from these valuation methods were compared to the carrying value of the reporting unit to determine whether impairment exists. Based on the conclusions of our testing, it is our opinion that as of November 30, 2010 our Goodwill is not impaired.

Due to the current economic environment there can be no assurances that our estimates and assumptions regarding the duration of the economic recession, or the period or strength of recovery, made for purposes of our goodwill impairment testing will prove to be accurate predictions of the future if our assumptions regarding forecasted revenues or margin growth rates of the reporting units are not achieved.

As of December 31, 2010 and 2009, our assets include goodwill of $10.6 million, respectively, and other intangible assets with a net carrying amount of $1.4 million and $1.7 million, respectively.

Valuation of Long-Lived Assets.  In accordance with ASC 360-10, we test all finite-lived intangible assets and other long-lived assets, such as fixed assets, for impairment only if circumstances indicated that possible impairment exists. Whenever events or changes in circumstances indicate that our merchant contracts or equipment may be impaired, we evaluate the recoverability of the asset. We periodically evaluate the estimated economic lives and related amortization expense for our finite-lived intangible assets. To the extent actual useful lives are less than our previously estimated lives, we will increase our amortization expense on a prospective basis. We estimate useful lives of our intangible assets by reference to both contractual arrangements and current and projected cash flows. Should the sum of the expected future net cash flows be less than the carrying values of the tangible or intangible assets being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying values of the tangible or intangible assets exceeded their fair value.

Realization of Tax Assets.  We have established valuation allowances to reduce our deferred tax assets to the amount that we believe we will realize. Because we are uncertain that we will be able to realize the benefit of our net operating loss carry forwards and future deductible amounts, we have established valuation allowances that reduced the carrying value of our net deferred tax assets to zero as of December 31, 2009 and 2010. If we determine that we will realize deferred tax assets in the future, we will increase (decrease) net income (loss) in the period in which we make the determination.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements and supplementary data required by this item are included in this Annual Report on Form 10-K commencing on page 30.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Access to Money, Inc.:

We have audited the accompanying consolidated balance sheet of Access to Money, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years ended December 31, 2010 and 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access to Money, Inc. as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

East Hanover, New Jersey
March 28, 2011

30

Access to Money, Inc.

Consolidated Balance Sheets
(In thousands)

	December 31,
	2010	2009
Assets
Current assets:
Cash	$2,421	$5,770
Restricted cash	601	800
Accounts receivable, net	2,552	2,494
Leases receivable, net	163	109
Inventories	917	767
Prepaid expenses and other	440	289
Deferred financing costs	44	259
Total current assets	7,138	10,488
Property and equipment, net	2,445	3,220
Intangible assets, net	1,368	1,711
Goodwill	10,559	10,559
Deferred financing costs, long term	166	78
Other assets	473	319
Total assets	$22,149	$26,375
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$5,667	$5,639
Accrued expenses	6,940	5,691
Term loans	1,131	1,092
Total current liabilities	13,738	12,422
Long term liabilities:
Term loans and other debt	17,590	18,406
Warrants	587	6,747
Total liabilities	31,915	37,575
Shareholders’ deficit:
Common stock, $0.001 par value – 70,000,000 shares authorized; 33,205,318 and 22,085,624 shares issued as of December 31, 2010 and December 31, 2009, respectively, and 33,146,333 and 22,073,225 shares outstanding at December 31, 2010 and December 31, 2009, respectively	33	22
Preferred stock – 5,000 shares authorized, none issued and outstanding	—	—
Additional paid-in capital	138,681	135,935
Treasury stock	(21)	(3)
Accumulated deficit	(148,459)	(147,154)
Total shareholders’ deficit	(9,766)	(11,200)
Total liabilities and shareholders’ deficit	$22,149	$26,375

See accompanying notes to consolidated financial statements.

31

Access to Money, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)

	For the Fiscal Years ended December 31,
	2010	2009
Revenues:
Gross transaction-based sales	$78,054	$84,252
Commissions	56,693	59,926
Net transaction-based sales	21,361	24,326
ATM equipment and other sales	6,132	5,096
Net sales	27,493	29,422
Cost of sales:
Cost of ATM operating sales	11,666	12,415
Cost of ATM equipment and other sales	3,964	2,198
Total cost of sales	15,630	14,613
Gross profit	11,863	14,809
Selling, general and administrative expense	10,793	10,803
Operating income	1,070	4,006
Interest expense	2,715	3,133
Amortization of debt issuance costs	1,505	2,233
Loss on early extinguishment of debt	995	—
Other expense (income)	238	10
Change in fair value of warrants	(3,078)	5,253
Provision (benefit) for income taxes	—	—
Net loss	$(1,305)	$(6,623)
Net loss per common share – basic and diluted	$(0.05)	$(0.30)
Weighted average common shares outstanding – basic and diluted	25,720	21,731

See accompanying notes to consolidated financial statements.

32

Access to Money, Inc.

Consolidated Statement of Shareholders’ Deficit
Years ended December 31, 2010 and 2009
(In thousands)

	Common		Treasury		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders Deficit
	Shares	Amounts	Shares	Amounts
Balances, December 31, 2008	21,486	$22	—	$—	$135,935	$(139,175)	$(3,218)
Cumulative effect of accounting change for warrant valuation	—	—	—	—	—	(1,493)	(1,493)
Net loss	—	—	—	—	—	(6,623)	(6,623)
Share-based compensation	—	—	—	—	—	137	137
Shares issued	—	—	12	(3)	—	—	(3)
Restricted shares vested	600	—	—	—	$—	$—	—
Balances, December 31, 2009	22,086	$22	12	$(3)	$135,935	$(147,154)	$(11,200)
Net loss	—	—	—	—	—	(1,305)	(1,305)
Share-based compensation	—	—	—	—	98	—	98
Shares issued	11,119	11	47	(18)	2,648	—	2,641
Balances December 31, 2010	33,205	$33	59	$(21)	$138,681	$(148,459)	$(9,766)

See accompanying notes to consolidated financial statements.

33

Access to Money, Inc.

Consolidated Statements of Cash Flows
(In thousands)

	For the Fiscal Years ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,305)	$(6,623)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment charges	440	—
Depreciation	1,350	1,201
Amortization	2,224	2,917
Non-cash share-based compensation	98	138
Loss on disposal or retirement of equipment	46	122
Provision for doubtful accounts	133	146
Loss on debt extinguishment	995	—
Change in warrant value	(3,078)	5,254
Changes in assets and liabilities, net of acquisitions
Restricted cash	199	1,212
Accounts receivable	(191)	358
Leases receivable	(54)	852
Inventories	(294)	(262)
Prepaid expenses and other	(151)	19
Accounts payable	28	(1,212)
Accrued expenses	1,257	322
Cash provided by operating activities	1,697	4,444
Cash flows from investing activities:
Capital expenditures	(964)	(1,770)
Acquisition of intangible and other assets	(508)	118
Proceeds from sale of equipment	—	37
Cash used in investing activities	(1,472)	(1,615)
Cash flows from financing activities:
Proceeds from term loans	5,500	57
Payment on term loans	(8,849)	(1,651)
Debt financing costs	(225)	—
Cash used in financing activities	(3,574)	(1,594)
Net increase (decrease) in cash and cash equivalents	(3,349)	1,235
Beginning cash and cash equivalents	5,770	4,535
Ending cash and cash equivalents	$2,421	$5,770
Supplemental cash flow information:
Cash paid for interest	$1,444	$1,641
Cash paid for taxes	$4	$(4)

See accompanying notes to consolidated financial statements.

34

Access to Money, Inc.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

We are an IAD acting as the source for businesses to purchase, operate and service automated teller machines, or ATMs. We entered the ATM business in 1999 and expanded our ATM operations through internal growth and acquisitions. The Company has made two transformative acquisitions, the first occurring in November 2004 when we acquired 15,000 ATMs from eFunds Corporation (“eFunds”), and the second in April 2008 when we acquired approximately 4,200 ATMs from LJR Consulting Corp. d.b.a. Access To Money (“LJR”). Between 2005 and 2007, the Company encountered financial difficulties and had to sell assets in order to reduce debt. In June 2006, we sold our United Kingdom photocopy business. In January of 2007 we sold our United Kingdom, Canadian and German ATM businesses and our United States photocopy business. In June of 2007, we sold our Canadian photocopy business. The remaining business after the sale of the aforementioned companies and assets was the domestic ATM operations which is now our primary business.

Principles of Consolidation

The consolidated financial statements include the accounts of Access to Money, Inc. and its subsidiaries. Our subsidiaries at December 31, 2010 included TRM ATM Corporation, Access to Money ATM Corporation, Access to Money Acquisition Corporation, LJR Consulting Corp., and Access to Money-SL, Inc. All significant intercompany transactions and accounts are eliminated.

Financial Statement Reclassifications

Certain financial statement reclassifications have been made to prior period amounts to conform to the current period presentation. These changes had no impact on shareholders’ deficit or previously reported net income or loss. Based on the Company maintaining treasury stock we have made a reclassification to identify the value of the treasury stock on the balance sheet and have adjusted common stock and additional paid-in capital to reflect their appropriate balances.

Use of Estimates

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, sales, costs and expenses, and the disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to impairments, depreciation, intangible assets, accounts receivable, inventories, and taxes. We base our estimates and judgments on historical experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value Measurements

We measure and disclose the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. GAAP. The fair value hierarchy has three levels which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The levels are defined as follows:

•	Level 1 — quoted prices for identical instruments in active markets;
•	Level 2 — quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and
•	Level 3 — fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

35

Access to Money, Inc.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

If quoted market prices or inputs are not available, fair value measurements are based upon valuation models that utilize current market or independently sourced market inputs, such as interest rates, option volatilities, credit spreads, market capitalization rates, etc. The primary valuation model we use is the Black-Scholes model.

Financial instruments, including cash equivalents, accounts receivable and accounts payable approximate fair market value because of the short maturity of these instruments. Fair value approximates the carrying value of our borrowings under our variable-rate long-term debt, based upon interest rates available for the same or similar instruments. In 2010, the majority of our debt had fixed interest rates and the fair value was estimated at $22.7 million. This amount includes approximately $3.9 million of interest accounted for in accrued expense in addition to our term loans and other debt.

Cash and Cash Equivalents

For purposes of reporting financial condition and cash flows, cash and cash equivalents include cash in bank and short-term deposit sweep accounts. The Company maintains cash on deposit with a bank that is pledged in support of a specific contract related to our vault cash provider. This balance is classified as restricted cash in current assets on the Consolidated Balance Sheets. As of December 31, 2010 and 2009, there were $600,000 and $800,000, respectively, of restricted cash.

Revenue Recognition and Presentation

We record and report revenue pertaining to the use and operation of ATMs including transaction based sales, service sales, and equipment sales, and net from those sales commissions, which is the amount owed to the merchant where the ATM resides. For revenue we generate from ATM transactions, we receive daily electronic transaction reports from processing companies pertaining to the ATMs we own and operate in addition to machines owned and operated by merchants who contract with us. On a monthly basis, we accumulate the daily transaction data and calculate the gross and net revenue amounts to record. We recognize ATM transaction-based sales upon receipt of transaction data reported by the processing companies which generally correlates with consummation of the transaction.

In addition to transaction sales, we earn revenue from the sale of ATMs and other related equipment and provide service to ATM owners who need repairs to their equipment. For equipment sales, we recognize revenue when the title and risk of loss transfers to the customer, which is typically when the related equipment is shipped. While we expect to derive a minimal profit on the sale of equipment, there are circumstances in which no profit or a loss may be recognized at the time of the sale.

We have contracts with regional and national merchants and numerous independent store operators. As of December 31, 2010 and 2009, we had one customer which accounted for approximately 22.0% and 18.6% of our transaction-based sales.

In situations in which our arrangements combine multiple elements, we allocate revenue to each element based on its fair value and we limit the amount of revenue recognition for delivered elements to the amount that is not contingent on the future delivery of services or future performance obligations.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews the accounts receivable on a regular basis to determine the collectability of each account. The Company maintains allowances for doubtful accounts for estimated losses which may result from the failure of its clients to make required payments. During each reporting period, the Company evaluates the adequacy of the allowance for doubtful accounts and calculates appropriate changes based on historical experience, credit evaluations, specific client collection issues and the length of time a receivable has been past due. When the Company deems the receivable to be uncollectible, the Company charges the receivable against the allowance. Accounts receivable are shown net of the allowance of $78,000 and $272,000 at December 31, 2010 and December 31, 2009, respectively.

36

Access to Money, Inc.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventory consists primarily of ATMs and related parts and equipment. ATMs and parts available for sale are classified as inventory until such time they are sold or installed. Once the ATM or part is sold, it is relieved to cost of sales.

Inventories (in thousands)

	December 31,
	2010	2009
Machines	$753	$439
Parts	164	328
	$917	$767

Long-Lived Assets

We account for long-lived assets, primarily equipment and amortizable intangible assets, in accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which requires us to review the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Whenever events or changes in circumstances indicate that our merchant contracts or equipment may be impaired, we evaluate the recoverability of the asset by measuring the related carrying amounts against the associated estimated undiscounted future cash flows. Should the sum of the expected future net cash flows be less than the carrying values of the tangible or intangible assets being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying values of the tangible or intangible assets exceeded their fair value.

Fixed Assets

Fixed assets are recorded at cost plus installation costs. Depreciation begins when assets are placed in service and is generally calculated using the straight-line method over the estimated remaining useful lives of the particular asset. Estimated useful lives are as follows:

ATMs	3 – 5 years
Computer equipment	2 – 5 years
Furniture and fixtures	5 – 7 years

Upon the sale or disposition of an asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in gain/(loss) on sale of assets.

During 2010, we took a non-recurring charge of $220,000 related to ATMs removed from service as the result of a lost customer. The ATMs taken out of service will not be redeployed due to their age and could potentially be sold for parts.

Income Taxes

We recognize deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement reporting balances of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or reversed. There were no uncertain tax positions at December 31, 2010 or December 31, 2009, as the Company’s tax positions for open years meet the recognition thresholds of more likely than not to be sustained upon examination. The federal and state tax returns for the years ending December 31, 2007, 2008 and 2009 have been filed and are currently open and the tax returns for the year ended December 31, 2010 will be filed by September 15, 2011.

37

Access to Money, Inc.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Share-Based Compensation

Share-based compensation is measured as the fair value of the award at its grant date based on the estimated number of awards that are expected to vest and is recorded over a defined service period. In the absence of an observable market price for a share-based award, the fair value is based upon a valuation methodology that takes into consideration various factors, including the exercise price of the award, the term of the award, the current price of the underlying shares, the expected volatility of the underlying share price, the expected dividends on the underlying shares, and a risk-free interest rate. Compensation expense is recognized based on the estimated grant date fair value method using a Black-Scholes valuation model.

Warrants

Effective January 1, 2009, we adopted new accounting guidance that can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price. Protection provisions reduce the exercise price of a warrant or convertible instrument if the issuer either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price. We have outstanding warrants that contain provisions to protect the holders from declines in stock price. As a result of the provisions, we recognize these warrants as liabilities at their respective fair values on each reporting date.

Net Loss Per Share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which the market price exceeds exercise price, less shares which we could have purchased with related proceeds. All outstanding options and warrants were excluded from the calculation of diluted earnings per share for 2009 and 2010 because their inclusion would have been antidilutive.

2. FIXED ASSETS

Equipment (in thousands):

	December 31,
	2010	2009
ATMs	$5,000	$6,886
Computer equipment	6,029	5,803
Furniture and fixtures	636	697
Vehicles	115	115
Leasehold improvements	334	323
	12,114	13,824
Accumulated depreciation	(9,669)	(10,604)
	$2,445	$3,220

3. VAULT CASH

We do not use our own funds for vault cash, but rather rely upon third party sources to place cash in ATMs which we own or have an arrangement with the merchant to fund the cash. In general, we rent vault cash from financial institutions and pay a negotiated interest rate for the use of the money. The vault cash is never in the possession of or controlled by us but rather cycles from the bank to the armored car carrier and to the ATM. Each day’s withdrawals are settled back to the bank on the next business day. We have a contract with the bank and armored car carriers stating that the vault cash belongs to the bank and that neither we nor the armored car carrier has any legal rights to the funds.

38

Access to Money, Inc.

Notes to Consolidated Financial Statements

3. VAULT CASH  – (continued)

We entered into a series of Cash Provisioning Agreements with U.S. Bank National Association, doing business as Elan Financial Services (“Elan”), and various armored car carriers, dated October 31, 2008 (the “Cash Provisioning Agreements”). The Cash Provisioning Agreements provide that Elan will provide cash, through the use of armored car carriers, for our ATMs. The term of the Cash Provisioning Agreements is for a period of five years and automatically renews for additional one year periods unless either party gives the other parties notice of its intent to terminate. We are responsible for the payment of fees related to the use of the cash based upon the amount of cash used and a rental rate tied to the prime rate. We provided Elan with a subordinated lien and security interest in the ATMs, subject to the security interest of Sovereign Bank, Lampe Conway & Co., LLC, and any third party providing the direct financing of any ATM equipment and any refinancings of any of the foregoing. The Cash Provisioning Agreements also require us to maintain a positive demand account balance with Elan or, at our option, a letter of credit in favor of Elan in an amount not less than $600,000. Elan may draw on the account balance or letter of credit (i) in the event we materially default in the performance of any duties or obligations, which is not cured within 30 days notice; (ii) if we (A) terminate or suspend our business, (B) become subject to any bankruptcy or insolvency proceeding under federal or state statute, (C) become insolvent or become subject to direct control by a trustee, receiver or similar authority, (D) wind up or liquidate, or (E) are required to terminate our involvement in the activities covered by the Cash Provisioning Agreements by order of a court of competent jurisdiction or a regulatory agency which governs the activities of a party; and (iii) in order to obtain payment of any fees, charges or other obligations that have not been paid pursuant to the Cash Provisioning Agreements. The demand account balance or letter of credit must remain open and funded by us for a period of 90 days after the termination of the Cash Provisioning Agreements.

During 2010 the rental rate pertaining to the use of vault cash was 2.75% and the average monthly amount of cash used to vault our ATMs was $38.8 million.

4. GOODWILL

Goodwill is tested for impairment at least annually and whenever a triggering event is identified that may indicate an impairment has occurred by applying a two-step approach. Potential impairment indicators include a significant decline in revenues or a decline in our capitalization below carrying value. Goodwill is tested by comparing the estimated fair value of a reporting unit containing goodwill to its carrying value. If the carrying value exceeds the estimated fair value, the second step of the test is needed to measure the amount of potential goodwill impairment. The second step requires the estimated fair value of the reporting unit to be allocated to all the assets and liabilities of the reporting unit as if it had been acquired in a business combination at the date of the impairment test. The excess estimated fair value of the reporting unit over the estimated fair value of assets and liabilities is the implied value of goodwill and is used to determine the amount of impairment. We perform an annual impairment test as of November 30 each fiscal year. Since December 31, 2010 there have been no indicators of impairment.

The following table summarizes goodwill (in thousands):

Total
Balance December 31, 2008	$10,657
Adjustment to goodwill	(98)
Balance December 31, 2009	$10,559
Changes to goodwill	—
Balance December 31, 2010	$10,559

39

Access to Money, Inc.

Notes to Consolidated Financial Statements

5. INTANGIBLE ASSETS

The following table summarizes Intangible assets (in thousands):

	December 31, 2010			December 31, 2009
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Subject to amortization
Non-compete agreement	$175	$(157)	$18	$175	$(99)	$76
Customer contracts	1,382	(793)	589	1,200	(480)	720
Distributor agreements	225	(101)	124	225	(63)	162
Non-contractual customer base	250	(113)	137	250	(71)	179
	2,032	(1,164)	868	1,850	(713)	1,137
Trademarks not subject to amortization	500	—	500	574	—	574
	$2,532	$(1,164)	$1,368	$2,424	$(713)	$1,711

Amortization of intangible and other assets, which is included in selling, general and administrative expense in operations was approximately $451,000 and $409,000 for 2010 and 2009, respectively. Estimated amortization expense for the next five years for intangible and other assets held at December 31, 2010 is approximately: 2011 — $475,000; 2012 — $280,000; 2013 — $125,000, 2014 — $39,000, and 2015 — $0. Customer contracts increased between 2009 and 2010 due to the acquisition of a small group of ATMs. In 2010 we took a $74,000 charge to writedown a trademark that was no longer in use.

6. ACCRUED AND OTHER EXPENSES

The following table summarizes accounts payable and accrued liabilities (in thousands):

	December 31,
	2010	2009
Accrued payroll expenses	$125	$339
Interest payable	3,946	2,675
ATM maintenance and other expenses	206	438
Other accrued expenses	2,663	2,239
	$6,940	$5,691

7. TERM LOANS PAYABLE AND OTHER DEBT

The following table summarizes term loans payable and other debt (in thousands):

	December 31,
	2010	2009
Sovereign Bank	$5,264	$—
Lampe Loan Facility	3,150	9,900
Cadence Special Holdings II, LLC	350	1,100
Note payable to former owner of LJR Consulting	9,755	9,755
Notemachine	—	324
Other debt	202	991
Debt discount	—	(2,572)
Total	$18,721	$19,498
Less: current portion	1,131	1,092
Total long-term debt, excluding current portion	$17,590	$18,406

40

Access to Money, Inc.

Notes to Consolidated Financial Statements

7. TERM LOANS PAYABLE AND OTHER DEBT  – (continued)

On September 3, 2010 we obtained $5.5 million via a senior secured loan, (the “Senior Loan”), pursuant to a Loan and Security Agreement, (the “Senior Loan and Security Agreement”), by and among us, our subsidiaries, and Sovereign Bank. The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets. We have the right to prepay the then outstanding balance, in whole or in part, at anytime. If we prepay 50.0% or more of the then outstanding balance, we are required to pay a fee initially equal to 5.0% of the amount prepaid which reduces ratably on an annual basis to 1% of the amount prepaid four years after funding. On October 21, 2010 we entered into a First Amendment to the Senior Loan and Security Agreement. The Senior Loan and Security Agreement, as amended, contains standard and customary covenants including, prohibitions on incurring additional indebtedness, making loans or investments, granting security interests in any of our property, or acquiring any business or assets without the consent of Sovereign Bank. Financial covenants require that we maintain minimum liquidity of $2.0 million on deposit with Sovereign Bank, a fixed charge coverage ratio of 1.25 to 1 as of the end of each fiscal quarter, a funded debt to EBITDA ratio of not more than 2 to 1 as of the end of each fiscal quarter. As of December 31, 2010, we were in compliance with all financial covenants.

The proceeds of the Senior Loan, together with $2.0 million of cash on hand, were used to repay $7.5 million of principal due on our existing $11.0 million Senior Secured Notes payable to LC Capital Master Fund, Ltd. (“LC Capital”) and Cadence Special Holdings II, LLC (“Cadence”), (the “2008 Notes”). The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011. In connection with the closing of the Senior Loan, we entered into an Amended and Restated Loan and Security Agreement, dated September 3, 2010, with LC Capital, Cadence and Lampe Conway & Co., LLC as administrative agent and collateral agent (the “Amended and Restated Lampe Loan and Security Agreement”), pursuant to which the 2008 Notes were amended and restated (the “2010 Secured Notes”). The 2010 Secured Notes have an aggregate principal amount of $3.5 million, are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on March 3rd and September 3rd of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank. Pursuant to the Amended and Restated Lampe Loan and Security Agreement and an Amendment, (the “Lampe Amendment”), entered into October 21, 2010, we are prohibited from paying interest on the 2010 Secured Notes unless we have a cash balance of $3.25 million after such payment. The Lampe facility, as amended, also contains financial covenants which require a minimum liquidity of $1.45 million on deposit with Sovereign Bank, a fixed charge coverage ratio of not less than 1.25 to 1 as of the end of each fiscal quarter, and a funded debt to EBITDA ratio of not more than 2.2 to 1 as of the end of each fiscal quarter. As of December 31, 2010, we were in compliance with all financial covenants.

Our existing note payable to Douglas B. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million was also restructured. The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the 2008 Notes. In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the “Subordinated Note”). The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes. The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes. On October 21, 2010, we executed a First Allonge to the Subordinated Note (the “Allonge”). The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year. Mr. Falcone has deferred approximately $3.9 million of interest payments under the note since its inception. The accrued interest is represented in our Consolidated Balance Sheets under accrued expenses.

41

Access to Money, Inc.

Notes to Consolidated Financial Statements

7. TERM LOANS PAYABLE AND OTHER DEBT  – (continued)

In connection with an exchange of warrants, we had a $995,000 loss on debt extinguishment which consisted of $164,000 pertaining to the write-off of deferred financing costs associated with the 2008 Notes which released the lenders as the primary debtor thus extinguishing the liability; approximately $1.2 million which was the remaining unamortized debt discount also associated with the 2008 Notes; and $422,000 representing a gain in value between the warrants exchanged and shares issued. See Note 9 — Shareholders’ Deficit for more detail related to the exchange of warrants.

8. INCOME TAXES

Deferred tax assets (liabilities) are comprised of the following components (in thousands):

	December 31,
	2010	2009
Current:
Accounts receivable allowance	$32	$109
Unrealized exchange gains	—	85
Pantry Contract Discount	173	—
Valuation allowance	(205)	(194)
	$—	$—
Noncurrent:
Net operating losses	$31,749	$23,985
Depreciation and amortization	10	(942)
Goodwill	34,106	38,058
Intangible assets	764	3,265
Non-cash share-based compensation	41	76
Valuation allowance	(66,670)	(64,442)
	$—	$—

We have established a valuation allowance to reduce our deferred tax assets to the amount that we believe we will realize. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, we determined, because of our history of losses, that we may not realize all or part of our net deferred tax assets in the future, and, accordingly, we have recorded a full valuation allowance against our net deferred tax assets. If we determine that we will realize deferred tax assets in the future, we will increase income in the period in which we make the determination.

The effective tax rate for income (loss) from operations differs from the federal statutory tax rate as follows (in thousands except percentage data):

	2010	2009
Statutory federal rate	34.0%	34.0%
Deferred tax asset valuation allowance	(34.0)	(34.0)%

As of December 31, 2010, we have net operating loss carry forwards of approximately $77.3 million available to offset future taxable income for United States federal income tax purposes which expire in the years 2020 through 2029. Utilization of our United States net operating loss carry forwards may be subject to certain limitations in the event of a change in control of our Company.

Accounting for Income Taxes.  ACS 740-10 clarifies the accounting and reporting of income taxes recognized in the financial statements and provides how tax benefits may be recognized. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized in subsequent

42

Access to Money, Inc.

Notes to Consolidated Financial Statements

8. INCOME TAXES  – (continued)

periods. Code also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2010 and 2009 we had no unrecognized tax benefits. We recognize interest and penalty accrued related to unrecognized tax benefits and penalties as income tax expense.

The federal and state tax returns for the years ending December 31, 2007, 2008 and 2009 have been filed and are currently open and the tax returns for the year ended December 31, 2010 will be filed by September 15, 2011.

9. SHAREHOLDERS’ DEFICIT

Common Stock Warrants

In connection with the Amended and Restated Lampe Loan Agreement, we entered into an Exchange Agreement with LC Capital (the “LC Capital Exchange Agreement”) and an Exchange Agreement with Cadence (the “Cadence Exchange Agreement”) and together with the LC Capital Exchange Agreement (the “Exchange Agreements”). Pursuant to the Exchange Agreements, the 2008 Notes and warrants to purchase an aggregate of 15.0 million shares of common stock issued in connection with the 2008 Notes were exchanged for the 2010 Secured Notes described above and an aggregate of 10,636,664 shares of common stock.

The table below provides a reconciliation of the beginning and ending balances for our warrant liability and increase in fair value using significant unobservable inputs (Level 3) as of December 31, 2010 (in thousands).

Balance as of January 1, 2010	$6,747
Exchange of warrants	(3,081)
Decrease in fair value of warrants	3,079
Balance as of December 31, 2010	$587

Following the exchange agreements, we still have warrants outstanding which provide a holder to purchase up to an aggregate of 3.1 million shares of common stock upon exercise. The warrants expire November 2013 and have an exercise price of $0.28. The outstanding warrants are exercisable at any time and we have agreed to register the shares issuable upon the exercise of the warrants. Because these warrants contain provisions that protect the holder from declines in stock price, we recognize these warrants as liabilities at their respective fair value on each reporting date. We use a Black-Scholes valuation model to estimate the fair value of the outstanding warrants. The significant assumptions considered by the model were the amount of outstanding warrants, the remaining term of each warrant, the per share stock price of $0.22, a risk free rate of 0.91%, and a historical volatility of 183.8%.

Share-based Compensation

We have reserved 5,700,000 shares of common stock for use under our stock incentive plan of which 1,185,327 shares remain available for issuance as of December 31, 2010. Under our plan, we are authorized to issue incentive and nonqualified stock options and restricted shares of common stock. All grants terminate no more than ten years from the date of grant and vest over various schedules ranging up to five years.

We calculate the fair value of share-based instruments awarded to employees on the date of grant and recognizes the calculated fair value, net of estimated forfeitures, as compensation expense over the requisite service periods of the related awards.

43

Access to Money, Inc.

Notes to Consolidated Financial Statements

9. SHAREHOLDERS’ DEFICIT  – (continued)

The following table summarizes the total share-based compensation expense amounts included in our Consolidated Statements of Operations for the fiscal years ended December 31, 2010 and 2009 (in thousands):

	Year ended December 31,
	2010	2009
Option grants	$14	$25
Restricted shares	84	113
Total share-based compensation expense	$98	$138

The weighted average fair value of options granted during 2010 and 2009 is calculated using the Black-Scholes option pricing method. The assumptions used are shown in the following table.

	2010	2009
Expected volatility (based on historical data)	—	147.3%
Risk-free interest rate	—	1.86%
Expected life	—	5.0 years

Options:  The following table summarizes stock option activity during the fiscal years ended December 31, 2010 and 2009, as follows:

	Number of shares	Weighted average exercise price
Options Outstanding December 31, 2009	322,500	$1.13
Granted	—	—
Exercised	—	—
Cancelled	—	—
Options Outstanding December 31, 2010	322,500	$1.13

As of December 31, 2010, options to acquire 322,500 shares at a weighted average exercise price of $1.13 per share were exercisable, with an aggregate intrinsic value of $11,250 and a weighted average remaining contractual term of 3.1 years with a range of exercise prices of $0.15 – $12.12.

	Options Outstanding		Options Exercisable
Exercise Prices	As of December 31, 2010	Weighted Average Contractual Life Remaining	As of December 31, 2010
$0.15	150,000	2.9 years	150,000
$0.29	75,000	3.9 years	75,000
$0.98	30,000	6.6 years	30,000
$1.80	2,500	1.7 years	2,500
$2.19	50,000	0.8 years	50,000
$11.75	10,000	1.7 years	10,000
$12.12	5,000	1.7 years	5,000
	322,500		322,500

44

Access to Money, Inc.

Notes to Consolidated Financial Statements

9. SHAREHOLDERS’ DEFICIT  – (continued)

The weighted average per share fair value price of options granted during 2010 and 2009 was $0 and $0.26, respectively. The total intrinsic value of options exercised during 2010 and 2009 was $0 and $0, respectively.

Restricted Stock.  We have issued shares of restricted stock to our directors and certain officers and employees. The restricted shares vest annually over periods of one to four years. The following table summarizes restricted stock activity during the fiscal years ended December 31, 2010 and 2009, as follows:

Shares
Restricted shares January 1, 2009	1,410,000
Granted	150,000
Vested	(600,005)
Forfeited	(125,000)
Restricted shares January 1, 2010	834,995
Granted	105,000
Vested	(483,330)
Forfeited	(103,332)
Restricted shares December 31, 2010	353,333

The weighted average fair market value of restricted shares vested and exercised during 2010 and 2009 was $184,441 and $121,468, respectively. The weighted average per share fair value price of restricted stock granted during 2010 and 2009 was $0.29 and $0.22, respectively.

As of December 31, 2010, there was approximately $47,000 of total unrecognized compensation cost related to share based compensation arrangements granted under our stock award plans that are expected to vest. We expect to recognize that cost over a weighted average period of 1.3 years.

10. Profit Sharing Retirement Plan

We have a profit sharing retirement plan for eligible employees. The plan has profit sharing and 401(k) components. Our contribution under the profit sharing portion of the plan is discretionary. Under the 401(k) part of the plan, each employee may contribute, on a pre-tax basis, up to the maximum allowed under the Internal Revenue Code.

No amounts were accrued or paid for profit sharing for 2009 and 2010. Under the 401(k) component of the Plan we paid matching contributions of approximately $68,000 and $51,000 to our defined contribution plans for the years ended December 31, 2010 and 2009, respectively.

11. Commitments and Contingent Liabilities

We have operating leases, primarily for office and warehouse space, with expiration dates through 2013. Minimum lease payments for our operating leases are: 2011 — $322,000; 2012 — $215,000; and 2013 — $107,000.

Rental expense included in operations for 2010 and 2009 was $347,000 and $304,000, respectively.

As of December 31, 2010, we had a letter of credit issued on our behalf by Wells Fargo Bank, N.A. in the amount of $600,000 in connection with our vault cash agreement. The letter of credit is supported by cash deposited with Wells Fargo Bank, N.A.

45

Access to Money, Inc.

Notes to Consolidated Financial Statements

12. Concentrations and Related Party Transactions

During 2010 we purchased $1.7 million and $1.2 million of ATMs from two suppliers, Hyosung and Hantle USA, respectively. We primarily used two companies, NCR and Solvport, to provide maintenance services for our company-owned installed ATMs and paid $1.5 million and $1.2 million, respectively, for those services in 2010.

In connection with the acquisition of LJR Consulting, we entered into a vault cash agreement with the owner, Douglas Falcone who is now our Chief Operating Officer. The agreement called for us to return vault cash, estimated at the date of closing, as it was replaced with vault cash supplied by our primary vault cash supplier. The vault cash was returned in full as of January 2010.

In connection with the acquisition of LJR Consulting, we entered into a $9.8 million principal amount promissory note payable to Douglas Falcone, the former owner of LJR Consulting who is now our Chief Operating Officer. In connection with the Company’s refinancing of its debt as of September 3, 2010, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the “Subordinated Note”). The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes. The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes. On October 21, 2010, we executed a First Allonge to the Subordinated Note (the “Allonge”). The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.

13. Quarterly Financial Information (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2010:
Sales	$22,203	$21,987	$21,153	$18,842
Net sales	7,631	7,088	6,945	5,829
Gross profit	3,313	3,693	2,983	1,874
Net income (loss) from operations	(716)	2,048	(729)	(1,908)
Basic loss per share	(.03)	.09	(.03)	(.06)
Diluted loss per share	(.03)	.07	(.03)	(.06)
2009:
Sales	$22,245	$23,130	$23,319	$20,654
Net sales	7,264	7,293	8,028	6,837
Gross profit	3,657	3,579	3,911	3,663
Net income (loss) from operations	(597)	(3,232)	(2,628)	(165)
Basic loss per share	(.03)	(.15)	(.12)	(.01)
Diluted loss per share	(.03)	(.15)	(.12)	(.01)

46

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Our management has evaluated, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15(d)-15(e) under the Exchange Act) as of the end of the period covered by this report pursuant to Rule 13a-15(b) under the Exchange Act. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2010, our disclosure controls and procedures were effective to ensure (i) that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, in order to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an assessment of the effectiveness of our internal control over financial reporting. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. Based on management’s assessment based on the criteria of the COSO, we concluded that, as of December 31, 2010, the Company’s internal control over financial reporting is effective at the reasonable assurance level.

Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the U.S. Our internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the U.S., and that receipts and expenditures of the Company are being made only in accordance with authorization of management and directors of the Company; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on our consolidated financial statements.

This report does not include an attestation report of Friedman LLP, our registered public accounting firm, regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, which permits us to provide only management’s report in this report.

Changes in Internal Control Over Financial Reporting

There have not been any changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the fiscal quarter ended December 31, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

47

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by this item will be set forth in our definitive proxy statement with respect to our 2011 annual meeting of shareholders to be filed not later than 120 days after December 31, 2010 and is incorporated herein by this reference.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by this item will be set forth in our definitive proxy statement with respect to our 2011 annual meeting of shareholders to be filed not later than 120 days after December 31, 2010 and is incorporated herein by this reference.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item will be set forth in our definitive proxy statement with respect to our 2011 annual meeting of shareholders to be filed not later than 120 days after December 31, 2010 and is incorporated herein by this reference.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item will be set forth in our definitive proxy statement with respect to our 2011 annual meeting of shareholders to be filed not later than 120 days after December 31, 2010 and is incorporated herein by this reference.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this item will be set forth in our definitive proxy statement with respect to our 2011 annual meeting of shareholders to be filed not later than 120 days after December 31, 2010 and is incorporated herein by this reference.

48

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) Documents filed as part of this report

1. Financial Statements

2. Exhibits:

(a) The exhibits listed below are filed as part of this report

Exhibit Number
2.1	Stock Purchase Agreement dated April 18, 2008 between TRM Corporation and Douglas Falcone (incorporated herein by reference to Exhibit 2.1 of Form 10-Q for the quarter ended March 31, 2008)
2.2	Agreement and Plan of Merger between TRM Corporation and Access to Money, Inc., a wholly-owned subsidiary of TRM Corporation (incorporated herein by reference to Appendix C of the Definitive Proxy Statement filed on April 30, 2009)
3.1	Certificate of Incorporation of Access to Money, Inc. (incorporated herein by reference to Appendix D of the Definitive Proxy Statement filed on April 30, 2009)
3.2	By-laws of Access to Money, Inc. (incorporated herein by reference to Appendix E of the Definitive Proxy Statement filed on April 30, 2009)
4.1	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Form S-3/A filed on August 25, 2004 [No. 333-116748])
4.2	Amended and Restated Warrant to GSO Credit Opportunities Fund (Helios), L.P., dated April 18, 2008 (incorporated by reference to Exhibit 4.5 of Form 10-Q for the quarter ended March 31, 2008)
4.3	Amended and Restated Warrant to GSO Special Situations Overseas Benefit Plan Fund Ltd., dated April 18, 2008 (incorporated by reference to Exhibit 4.6 of Form 10-Q for the quarter ended March 31, 2008)
4.4	Amended and Restated Warrant to GSO Special Situations Fund Ltd., dated April 18, 2008 (incorporated by reference to Exhibit 4.7 of Form 10-Q for the quarter ended March 31, 2008)
4.5	Amended and Restated Warrant to GSO Domestic Capital Funding Partners LP., dated April 18, 2008 (incorporated by reference to Exhibit 4.8 of Form 10-Q for the quarter ended March 31, 2008)
4.6	Warrant to GSO Credit Opportunities Fund (Helios), L.P. (incorporated herein by reference to Exhibit 4.1 of Form 8-K filed on November 22, 2006)
4.7	Warrant to GSO Special Situations Overseas Benefit Plan Fund Ltd. (incorporated herein by reference to Exhibit 4.2 of Form 8-K filed on November 22, 2006)
4.8	Warrant to GSO Special Situations Fund Ltd. (incorporated herein by reference to Exhibit 4.3 of Form 8-K filed on November 22, 2006)

49

Exhibit Number
4.9	Warrant to GSO Domestic Capital Funding Partners LP (incorporated herein by reference to Exhibit 4.4 of Form 8-K filed on November 22, 2006)
10.1	First Amendment to Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, and Sovereign Bank (incorporated herein by reference to Exhibit 10.1 of Form 8-K filed on October 26, 2010).
10.2	First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 21, 2010 and effective as of September 3, 2010, by and among the Company, certain of the Company’s subsidiaries, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, and Lampe Conway & Co., LLC, as administrative and collateral agent (incorporated herein by reference to Exhibit 10.2 of Form 8-K filed on October 26, 2010).
10.3	First Allonge to Amended and Restated Subordinated Promissory Note, dated October 21, 2010 and effective as of September 3, 2010, executed by the Company in favor of Douglas Falcone (incorporated herein by reference to Exhibit 10.3 of Form 8-K filed on October 26, 2010).
10.4	Loan and Security Agreement, dated September 3, 2010, by and among the Company, Sovereign Bank and the other signatories thereof (incorporated herein by reference to Exhibit 10.1 of Form 8-K filed on September 10, 2010).
10.5	$5,500,000 Note, dated September 3, 2010, executed by the Company in favor of Sovereign Bank (incorporated herein by reference to Exhibit 10.2 of Form 8-K filed on September 10, 2010).
10.6	Amended and Restated Loan and Security Agreement, dated September 3, 2010, by and among the Company, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, Lampe Conway & Co., LLC, as administrative and collateral agent, and the other signatories thereto (incorporated herein by reference to Exhibit 10.3 of Form 8-K filed on September 10, 2010).
10.7	$3,150,000 Note, dated September 3, 2010, executed by the Company in favor of LC Capital Master Fund, Ltd. (incorporated herein by reference to Exhibit 10.4 of Form 8-K filed on September 10, 2010).
10.8	$350,000 Note, dated September 3, 2010, executed by the Company in favor of Cadence Special Holdings II, LLC (incorporated herein by reference to Exhibit 10.5 of Form 8-K filed on September 10, 2010).
10.9	Exchange Agreement, dated September 3, 2010, by and between the Company and LC Capital Master Fund, Ltd. (incorporated herein by reference to Exhibit 10.6 of Form 8-K filed on September 10, 2010).
10.10	Exchange Agreement, dated September 3, 2010, by and between the Company and Cadence Special Holdings II, LLC (incorporated herein by reference to Exhibit 10.7 of Form 8-K filed on September 10, 2010).
10.11	$9,754,465 Amended and Restated Subordinated Promissory Note, executed by the Company in favor of Douglas Falcone (incorporated herein by reference to Exhibit 10.8 of Form 8-K filed on September 10, 2010).
10.12	a) Lease dated April 15, 2008 between Christian N. Peter and LJR Inc. T/A Access to Money (incorporated herein by reference to Exhibit 10.1(a) of Form 10-K for the fiscal year ended December 31, 2008)

b)

Lease dated January 9, 2008 between 1101 Associates, LP and TRM Corporation (for Registrant’s executive offices) incorporated herein by reference to Exhibit 10.1 of Form 10-Q for the quarter ended June 30, 2008)

10.13	TRM Omnibus Stock Incentive Plan (incorporated herein by reference to Appendix A of the Definitive Proxy Statement filed on April 30, 2009)

50

Exhibit Number
10.14	Amendment No. 2 to the TRM Omnibus Stock Incentive Plan (incorporated herein by reference to Appendix B of the Definitive Proxy Statement filed on April 30, 2009)
10.15	a) Form of Incentive Stock Option Agreement under TRM Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2(a) of Form 10-Q for the period ended June 30, 2005
b) Form of Non Qualified Stock Option agreement under TRM Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2(b) of Form 10-Q for the period ended June 30, 2005)
c) Form of Award Agreement under TRM Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2(c) of Form 10-Q for the period ended June 30, 2005)
10.16	Employment Agreements:

a)

Amendment No. 1 to the Employment Agreement effective December 1, 2008, by and between TRM Corporation and Richard B. Stern (incorporated herein by reference to Exhibit 10.6(a) of Form 10-K for the fiscal year ended December 31, 2008)

b)

Amendment No. 1 to the Employment Agreement effective December 1, 2008, by and between TRM Corporation and Michael J. Dolan (incorporated herein by reference to Exhibit 10.6(b) of Form 10-K for the fiscal year ended December 31, 2008)

c)

Amendment No. 1 to the Employment Agreement effective December 1, 2008, by and between TRM Corporation and Douglas B. Falcone (incorporated herein by reference to Exhibit 10.6(c) of Form 10-K for the fiscal year ended December 31, 2008)

d) Employment Agreement dated April 18, 2008 by and between TRM Corporation and Douglas Falcone (incorporated herein by reference to Exhibit 10.6 of Form 10-Q for the quarter ended March 31, 2008)
e) Employment Agreement dated May 21, 2007, by and between TRM Corporation and Richard B. Stern (incorporated herein by reference to Exhibit 10.6(c) of Form 10-Q for the period ended March 31, 2007)
f) Employment Agreement dated August 1, 2007 by and between TRM Corporation and Michael Dolan (incorporated herein by reference to Exhibit 10.6(a) of Form 10-Q for the period ended June 30, 2007)
10.17	ATM Vault Cash Purchase Agreement effective June 26, 2008 by and among Genpass Technologies, LLC doing business as Elan Financial Services, TRM Inventory Funding Trust, TRM ATM Corporation, and DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main (incorporated herein by reference of Form 10-Q for the quarter ended June 30, 2008)
10.18	ATM Vault Cash Purchase Agreement, effective November 3, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation, TRM Inventory Funding Trust and DZ Bank, AG, Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main (incorporated herein by reference of Form 10-Q for the quarter ended September 30, 2008)
10.19

a)

Cash Provisioning Agreement by and among Genpass Technologies LLC doing business as Elan Financial Services, TRM ATM Corporation, TRM ATM Corporation, and Pendum, Inc., dated August 28, 2007 (incorporated herein by reference to Exhibit 10.1 of Form 8-K filed on August 14, 2008)

b)

Amendment No. 1 to Cash Provisioning Agreement by and among Genpass Technologies LLC doing business as Elan Financial Services, TRM ATM Corporation, TRM ATM Corporation, and Pendum, Inc., dated May 8, 2008 (incorporated herein by reference to Exhibit 10.2 of Form 8-K filed on August 14, 2008)

51

Exhibit Number

c)

Amendment No. 2 to Cash Provisioning Agreement, dated October 31, 2008, by and among Genpass Technologies LLC, doing business as Elan Financial Services, TRM ATM Corporation and Pendum, Inc. (incorporated herein by reference to Exhibit 10.2 of Form 10-Q for the quarter ended September 30, 2009)

d)

Cash Provisioning Agreement, dated October 31, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation and Brink’s U.S., A Division of Brink’s, Incorporated (incorporated herein by reference to Exhibit 10.3 of Form 10-Q for the quarter ended September 30, 2008)

e)

Cash Provisioning Agreement, dated October 31, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation and Garda Global (incorporated herein by reference to Exhibit 10.4 of Form 10-Q for the quarter ended September 30, 2008)

f)

Cash Provisioning Agreement, dated October 31, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation and Rochester Armored (incorporated herein by reference to Exhibit 10.5 of Form 10-Q for the quarter ended September 30, 2008)

g)

Cash Provisioning Agreement, dated October 31, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation and ATM Solutions, Inc. (incorporated herein by reference to Exhibit 10.6 of Form 10-Q for the quarter ended September 30, 2008)

h)

Cash Provisioning Agreement, dated October 31, 2008, by and among U.S. Bank National Association, doing business as Elan Financial Services, TRM ATM Corporation and Mount Vernon Money Center (incorporated herein by reference to Exhibit 10.7 of Form 10-Q for the quarter ended September 30, 2008)

10.24	Services Agreement dated November 3, 2008, by and among U.S. Bank National Association doing business as Elan Financial Services, TRM ATM Corporation, and eFunds Corporation (incorporated herein by reference to Exhibit 10.9 of Form 10-Q for the quarter ended September 30, 2008)
10.25	Irrevocable Letter of Credit dated October 31, 2008 from Wells Fargo Bank, N.A. in favor of U.S. Bank National Association (incorporated herein by reference to Exhibit 10.10 of Form 10-Q for the quarter ended September 30, 2008)
21.1	Subsidiaries of the Registrant
23.1	Consent of Friedman LLP
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14a and 15d-14a of the Securities and Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14a and 15d-14a of the Securities and Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer of TRM Corporation pursuant to 18 U.S.C. Section 1350
32.2	Certification of Chief Financial Officer of TRM Corporation pursuant to 18 U.S.C. Section 1350

52

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on March 28, 2011.

ACCESS TO MONEY, INC.
By: /s/ Richard B. Stern Richard B. Stern President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 28, 2011:

Signature	Title
/s/ Richard B. Stern Richard B. Stern	President and Chief Executive Officer (Principal Executive Officer)
/s/ Michael J. Dolan Michael J. Dolan	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Douglas B. Falcone Douglas B. Falcone	Director
/s/ Ethan S. Buyon Ethan S. Buyon	Director
/s/ Thomas S. McNamara Thomas S. McNamara	Director
/s/ Kenneth Paull Kenneth Paull	Director
/s/ Michael E. Venezia Michael E. Venezia	Director

53

EXHIBIT INDEX

Exhibit Number
21.1	Subsidiaries of the Registrant
23.1	Consent of Friedman LLP
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14a and 15d-14a of the Securities and Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14a and 15d-14a of the Securities and Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer of TRM Corporation pursuant to 18 U.S.C. Section 1350
32.2	Certification of Chief Financial Officer of TRM Corporation pursuant to 18 U.S.C. Section 1350

54

APPENDIX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2011

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from                                 to

Commission file number                                0-19657

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-0809419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey  08034

(Address of principal executive offices) (Zip Code)

(856) 414-9100

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days).   YES ☒   NO ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulations S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).     YES ☐   NO ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
YES   ☐     NO   ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:  33,294,348 shares of common stock outstanding at August 12, 2011.

i

PART I - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS (UNAUDITED).

Access to Money, Inc.
Condensed Consolidated Balance Sheets
(In thousands, excluding share and per share amounts)

	(Unaudited)
	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash	$1,706	$2,421
Restricted cash	603	601
Accounts receivable, net	1,833	2,552
Leases receivable, net	155	163
Inventories	1,035	917
Prepaid expenses and other	257	440
Deferred financing costs	44	44
Total current assets	5,633	7,138

Property and equipment, net	3,434	2,445
Intangible assets, net	1,147	1,368
Goodwill	10,559	10,559
Deferred financing costs, long term	144	166
Other assets	563	473
Total assets	$21,480	$22,149

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$6,589	$5,667
Accrued expenses	7,231	6,940
Term loans – current portion, net	1,005	1,131
Total current liabilities	14,825	13,738

Long term liabilities:
Term loans and other debt – long term portion, net	17,070	17,590
Warrants	149	587
Total liabilities	32,044	31,915

Shareholders’ deficit:
Common stock, $0.001 par value - 70,000,000 shares authorized; 33,363,652 and 33,205,318 shares issued as of June 30, 2011 and December 31, 2010, respectively, and 33,294,348 and 33,146,333 shares outstanding at June 30, 2011 and December 31, 2010, respectively	33	33
Preferred stock, $0.001 par value 5,000,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	138,728	138,681
Treasury stock	(21)	(21)
Accumulated deficit	(149,304)	(148,459)
Total shareholders’ deficit	(10,564)	(9,766)
Total liabilities and shareholders’ deficit	$21,480	$22,149

See accompanying notes to condensed consolidated financial statements.

2

Access to Money, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Transaction-based revenues	$18,836	$21,453	$37,867	$42,053
ATM equipment and other revenues	805	534	1,404	2,137
Net revenues	19,641	21,987	39,271	44,190
Cost of revenues:
Cost of ATM operating revenues	16,600	18,019	33,544	35,374
Cost of ATM equipment and other revenues	676	275	1,087	1,811
Total cost of revenues	17,276	18,294	34,631	37,185
Gross profit	2,365	3,693	4,640	7,005
Selling, general and administrative expense	2,516	2,816	5,016	5,401
Operating (loss) income	(151)	877	(376)	1,604
Interest expense	504	759	995	1,516
Amortization of debt issuance costs	11	560	22	1,119
Other expense (income)	(31)	(8)	(110)	(21)
Change in fair value of warrants (income) expense	(12)	(2,482)	(438)	(2,342)
Net income (loss) before income taxes	(623)	2,048	(845)	1,332
Provision (benefit) for income taxes	-	-	-	-
Net income (loss)	$(623)	$2,048	$(845)	$1,332

Net income (loss) per common share – basic	$(.02)	$.09	$(.03)	$.06
Net income (loss) per common share – diluted	$(.02)	$.07	$(.03)	$.05

Weighted average common shares outstanding:
Basic	33,267	22,252	33,207	22,163
Diluted	33,267	29,620	33,207	28,706

See accompanying notes to condensed consolidated financial statements.

3

Access to Money, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30, 2011	Six months ended June 30, 2010
Cash flows from operating activities:
Net income (loss)	$(845)	$1,332
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	553	633
Amortization	306	1,470
Non-cash share-based compensation	47	58
Loss on disposal or retirement of equipment	5	9
Provision for doubtful accounts	(2)	132
Change in warrant value	(438)	(2,342)
Changes in assets and liabilities, net of acquisitions:
Restricted cash	(2)	-
Accounts receivable	721	(68)
Lease receivable	8	36
Inventories	(119)	(517)
Prepaid expenses	183	(192)
Other assets	(151)	-
Accounts payable	922	694
Accrued expenses	291	276
Cash provided by operating activities	1,479	1,521

Cash flows from investing activities:
Capital expenditures	(1,548)	(630)
Acquisition of intangible assets	-	(339)
Cash (used in) investing activities	(1,548)	(969)

Cash flows from financing activities:
Payment of term loans	(646)	(950)
Cash (used in) financing activities	(646)	(950)

Net (decrease) increase in cash and cash equivalents	(715)	(398)
Beginning cash and cash equivalents	2,421	5,770
Ending cash and cash equivalents	$1,706	$5,372

Supplemental cash flow information:
Cash paid for interest	$176	$797

See accompanying notes to condensed consolidated financial statements.

4

ACCESS TO MONEY, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Access to Money, Inc. and its subsidiaries (collectively, the "Company," "we" or "us") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial statements, and reflect all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods.  These condensed consolidated financial statements should be read in conjunction with our annual report on Form 10-K for the year ended December 31, 2010.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations.  The results of operations for the periods presented are not necessarily indicative of the results to be expected for any subsequent interim period or for the year ending December 31, 2011.

2.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Description of Business

We are an independent automated teller machine ("ATM") deployer, or "IAD", acting as the source for businesses to purchase, operate and service automated teller machines, or ATMs.  We entered the ATM business in 1999 and expanded our ATM operations through internal growth and acquisitions.  At June 30, 2011, we had approximately 10,382 ATMs under contract.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Access to Money, Inc. and its subsidiaries.  At June 30, 2011, our subsidiaries consisted of Access to Money ATM Corporation, Access to Money Acquisition Corporation, and Access to Money-SL, Inc.  All significant intercompany transactions and accounts are eliminated.

Financial Statement Reclassifications

Certain financial statement reclassifications have been made to prior period amounts to conform to the current period presentation.  In 2011, we made a reclassification to include commissions paid to merchants as a cost of ATM operating revenues to classify them with other costs associated with transaction-based revenues.  As a result of this change, both net revenues and cost of revenues previously reported exclude commissions of approximately $14.9 million and $29.5 million for the three and six months ended June 30, 2010, respectively, and are now included as a cost of ATM operating revenues.  Also in 2011 we made a reclassification of network revenue and other ATM transaction related revenues into transaction related revenues from ATM equipment and Service and other revenues, in the amounts of $435,000 and $918,000 for the three and six months ending June 30, 2010, respectively.  These changes had no impact on shareholders' deficit or the previously reported gross profit and net income (loss).

Use of Estimates

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, sales, costs and expenses, and the disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates and judgments, including those related to impairments, depreciation, intangible assets, accounts receivable, inventories, and taxes.  We base our estimates and judgments on historical experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

5

Fair Value Measurements

We measure and disclose the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. GAAP.  The fair value hierarchy has three levels which are based on reliable available inputs of observable data.  The hierarchy requires the use of observable market data when available.  The levels are defined as follows:

•	Level 1 - quoted prices for identical instruments in active markets;

•
Level 2 - quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3 - fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

If quoted market prices or inputs are not available, fair value measurements are based upon valuation models that utilize current market or independently sourced market inputs, such as interest rates, option volatilities, credit spreads, market capitalization rates, etc.  The primary valuation model we use is the Black-Scholes model.

Financial instruments, including cash equivalents, accounts receivable and accounts payable approximate fair market value because of the short maturity of these instruments.  Fair value approximates the carrying value of our borrowings under our variable-rate long-term debt, based upon interest rates available for the same or similar instruments.  At June 30, 2011, the majority of our debt had fixed interest rates and the fair value was estimated at $22.8 million.  This amount includes approximately $4.8 million of accrued interest expense accounted for in accrued expenses in addition to our term loans and other debt.

Cash and Cash Equivalents

For purposes of reporting financial condition and cash flows, cash and cash equivalents include cash in bank and short-term deposit sweep accounts.  We maintain cash on deposit with a bank that is pledged in support of a specific contract related to our vault cash provider.  This balance is classified as restricted cash in current assets on the Consolidated Balance Sheets.  As of June 30, 2011 and December 31, 2010, there was $603,000 and $601,000, respectively, of restricted cash.

Revenue Recognition and Presentation

We record and report revenue pertaining to the use and operation of ATMs including transaction-based revenue, service revenue, and ATM equipment revenue.  For revenue we generate from ATM transactions, we receive daily electronic transaction reports from processing companies pertaining to the ATMs we own and operate in addition to machines owned and operated by merchants who contract with us.  During a month, we accumulate daily transaction data and record the transaction-based revenue related to those transactions.  We recognize ATM transaction-based revenue upon receipt of transaction data reported by the processing companies which generally correlates with consummation of the transaction.

In addition to transaction revenue, we earn revenue from the sale of ATMs and other related equipment and provide service to ATM owners who need repairs to their equipment.  For ATM equipment sales, we recognize revenue when the title and risk of loss transfers to the customer, which is typically when the related equipment is shipped.

We have contracts with regional and national merchants and numerous independent store operators.  We had one customer which accounted for approximately 25.8% and 22.8%, respectively, of our transaction-based revenue for the six-month period ending June 30, 2011 and 2010, respectively.

6

In situations in which our arrangements combine multiple elements, we allocate revenue to each element based on its fair value and we limit the amount of revenue recognition for delivered elements to the amount that is not contingent on the future delivery of services or future performance obligations.

Accounts Receivable and Allowance for Doubtful Accounts

We review our accounts receivable on a regular basis to determine the collectability of each account.  We maintain allowances for doubtful accounts for estimated losses which may result from the failure of its clients to make required payments.  During each reporting period, we evaluate the adequacy of the allowance for doubtful accounts and calculate appropriate changes based on historical experience, credit evaluations, specific client collection issues and the length of time a receivable has been past due.  When we deem the receivable to be uncollectible, we charge the receivable against the allowance.  Accounts receivable are shown net of the allowance of approximately $16,000 and $78,000 at June 30, 2011 and December 31, 2010, respectively.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  Inventory consists primarily of ATMs and related parts and equipment.  ATMs and parts available for sale are classified as inventory until such time they are sold or installed.  Once the ATM or part is sold, it is relieved to cost of sales.

The following table summarizes inventories (in thousands):

	June 30, 2011	December 31, 2010
Machines	$698	$753
Parts	337	164
	$1,035	$917

Fixed Assets

Fixed assets are recorded at cost plus installation costs.  Depreciation begins when assets are placed in service and is generally calculated using the straight-line method over the estimated remaining useful lives of the particular asset.  Estimated useful lives are as follows:

ATMs	3-5 years
Computer equipment	2-5 years
Furniture and fixtures	5-7 years

Upon the sale or disposition of an asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in gain/(loss) on sale of assets.

Goodwill

As of June 30, 2011 and December 31, 2010, our assets included goodwill of $10.6 million.  Goodwill is tested for impairment annually or whenever a triggering event is identified that may indicate an impairment has occurred.  Potential impairment indicators include a significant decline in revenues or a decline in our capitalization below carrying value.  Goodwill is tested by comparing the estimated fair value of a reporting unit containing goodwill to its carrying value.

7

Intangible Assets

The following table summarizes Intangible assets (in thousands):

	June 30, 2011			December 31, 2010
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Subject to amortization
Non-compete agreement	$175	$(175)	$0	$175	$(157)	$18
Customer contracts	1,382	(957)	425	1,382	(793)	589
Distributor agreements	225	(120)	105	225	(101)	124
Non-contractual customer base	250	(133)	117	250	(113)	137
	2,032	(1,385)	647	2,032	(1,164)	868
Trademarks not subject to amortization	500	-	500	500	-	500
	$2,532	$(1,385)	$1,147	$2,532	$(1,164)	$1,368

Amortization of intangible and other assets, which is included in selling, general and administrative expense in operations was approximately $134,000 and $180,000 for the three months ended June 30, 2011 and 2010, respectively, and $300,000 and $352,000 for the six months ended June 30, 2011 and 2010, respectively.

Income Taxes

We recognize deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement reporting balances of assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or reversed.  There were no uncertain tax positions at June 30, 2011 or December 31, 2010, as our tax positions for open years meet the recognition thresholds of more likely than not to be sustained upon examination.

Share-Based Compensation

Share-based compensation is measured as the fair value of the award at its grant date based on the estimated number of awards that are expected to vest and is recorded over a defined service period.  The fair value is based upon a valuation methodology that takes into consideration various factors, including the exercise price of the award, the term of the award, the current price of the underlying shares, the expected volatility of the underlying share price, the expected dividends on the underlying shares, and a risk-free interest rate.  Compensation expense is recognized based on the estimated grant date fair value method using a Black-Scholes valuation model.

Warrants

Our warrants include provisions that protect the holders from changes in our stock price.  These protection provisions reduce the exercise price of the warrants if an issuer either issues equity shares for a price that is lower than the exercise price of the warrants or issues new warrants or convertible instruments that have a lower exercise price.  As a result of this determination we recognize these warrants as a liability at their respective fair values on each reporting date.

Net Income (Loss) Per Share

The Company reports its earnings per share under both the basic and diluted methods.  When calculating basic income (loss) per share, net income (loss) is divided by the weighted average number of common shares outstanding for the period.  Diluted income per share reflects the assumed exercise or conversion of all dilutive securities, such as options, restricted shares and warrants.  No such exercise or conversion is assumed where the effect is anti-dilutive, such as when there is a net loss from operations or when the exercise price of the potentially dilutive securities is greater than the market price of the Company's stock.  For the three and six month periods ended June 30, 2011, the Company incurred net losses and the exercise price for outstanding warrants and options was greater than the average market price.  Accordingly, all were excluded from the calculation of diluted earning per share as their impact on the net loss available to common stockholders was anti-dilutive.  Dilutive securities consisting of 6.8 million warrants, 411,980 shares of restricted stock, and 128,333 stock options were included in the calculation of diluted income per share for the three months ended June 30, 2010 since the Company reported net income for this period.  Dilutive securities consisting of 6.0 million warrants, 397,479 shares of restricted stock, and 121,429 stock options were included in the calculation of diluted income per share for the six months ended June 30, 2010.

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Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  The ASU does not prescribe a specific method of calculating the carrying value of a reporting unit in the performance of step 1 of the goodwill impairment test (i.e. equity-value-based method or enterprise-value-based method).  However, it requires entities with a zero or negative carrying value to assess, considering qualitative factors such as those used to determine whether a triggering event would require an interim goodwill impairment test (listed in ASC 350-20-35-30, Intangibles – Goodwill and Other – Subsequent Measurement), whether it is more likely than not that a goodwill impairment exists and perform step 2 of the goodwill impairment test if so concluded.  ASU 2010-28 was effective for the Company beginning January 1, 2011.  The adoption of this guidance did not have a material impact on our condensed consolidated financial statements.

In May 2011, FASB issued ASU No. 2011-04 "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs".  The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs.  Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements.  Some of the amendments clarify the Board's intent about the application of existing fair value measurement requirements.  Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.  ASU 2011-04 shall be effective for public entities for interim and annual periods beginning after December 15, 2011 and should be applied prospectively.  Early adoption is not permitted for public entities.  For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011, and should be applied prospectively.  Nonpublic entities may elect to apply the amendments early, but no earlier than interim periods beginning after December 15, 2011.  The Company does not expect that the adoption of ASU 2011-04 will have a material effect on its financial statements.

3.	ACCRUED AND OTHER EXPENSES

The following table summarizes accounts payable and accrued liabilities (in thousands):

	June 30, 2011	December 31, 2010
Accrued payroll expenses	$160	$125
Accrued interest expense	4,766	3,946
Accrued ATM maintenance and other expenses	175	206
Other accrued expenses	2,130	2,663
	$7,231	$6,940

4.	TERM LOANS AND OTHER DEBT:

The following table summarizes term loans and other debt (in thousands):

	June 30, 2011	December 31, 2010
Sovereign Bank	$4,786	$5,264
Lampe Loan Facility	3,150	3,150
Cadence Special Holdings II, LLC	350	350
Note payable to former owner of LJR Consulting	9,755	9,755
Other debt	34	202
Total	$18,075	$18,721
Less: current portion	1,005	1,131
Total long-term debt, excluding current portion	$17,070	$17,590

On September 3, 2010, we obtained $5.5 million via a senior secured loan, (the "Senior Loan"), pursuant to a Loan and Security Agreement (the "Senior Loan and Security Agreement"), by and among us, our subsidiaries, and Sovereign Bank.  The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets.  We have the right to prepay the then outstanding balance, in whole or in part, at anytime.  If we prepay 50.0% or more of the then outstanding balance, we are required to pay a fee initially equal to 5.0% of the amount prepaid which reduces ratably on an annual basis to 1% of the amount prepaid four years after funding.  On October 21, 2010, we entered into a First Amendment to the Senior Loan and Security Agreement and on May 11, 2011, we entered into a Second Amendment to the Senior Loan and Security Agreement.  The Senior Loan and Security Agreement, as amended, contains standard and customary covenants including, prohibitions on incurring additional indebtedness, making loans or investments, granting security interests in any of our property, or acquiring any business or assets without the consent of Sovereign Bank.  The Second Amendment modified the financial covenants for the quarters ending on or after June 30, 2011, to require that we maintain (i) minimum liquidity of $1.0 million on deposit with Sovereign Bank, increasing to $1.5 million on December 31, 2011, (ii) a fixed charge coverage ratio of not less than .65 to 1 as of the quarter ending June 30, 2011, increasing to 1.25 to 1 for quarters ending on or after December 31, 2011, and (iii) a funded debt to EBITDA ratio of not more than 2.35 to 1 for the quarter ending June 30, 2011, decreasing to 2.0 to 1 for quarters ending on or after September 30, 2011.  We did not meet the fixed charge coverage ratio or the funded debt to EBITDA ratio for the quarter ending June 30, 2011, however the violations were waived by the lender.  We did meet the minimum liquidity covenant as of June 30, 2011.

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The proceeds of the Senior Loan, together with $2.0 million of cash on hand, were used to repay $7.5 million of principal due on our existing $11.0 million Senior Secured Notes payable to  LC Capital Master Fund, Ltd. ("LC Capital") and Cadence Special Holdings II, LLC ("Cadence"), (the "2008 Notes").  The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011.  In connection with the closing of the Senior Loan, we entered into an Amended and Restated Loan and Security Agreement, dated September 3, 2010, with LC Capital, Cadence and Lampe Conway & Co., LLC as administrative agent and collateral agent (the "Amended and Restated Lampe Loan and Security Agreement"), pursuant to which the 2008 Notes were amended and restated (the "2010 Secured Notes").  The 2010 Secured Notes in the aggregate principal amount of $3.5 million, are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on March 3rd and September 3rd of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank.  Pursuant to the Amended and Restated Lampe Loan and Security Agreement, as amended on October 21, 2010 and May 11, 2011, we are prohibited from paying interest on the 2010 Secured Notes unless we have a cash balance of $3.25 million after such payment.  The Second Amendment modified the financial covenants for the quarters ending on or after June 30, 2011, to require that we maintain (i) a minimum liquidity of $800,000 on deposit with Sovereign Bank increasing to $1.2 million on December 31, 2011, (ii) a fixed charge coverage ratio of not less than .525 to 1 as of the quarter ending June 30, 2011, increasing to 1.125 to 1 for quarters ending on or after December 31, 2011, and (iii) a funded debt to EBITDA ratio of not more than 2.55 to 1 for the quarter ending June 30, 2011, decreasing to 2.2 to 1 for quarters ending on or after September 30, 2011.  As of December 31, 2010, we were in compliance with all financial covenants.  We did not meet the fixed charge coverage ratio or the funded debt to EBITDA ratio for the quarter ending June 30, 2011, however the violations were waived by the lender.  We did meet the minimum liquidity covenant as of June 30, 2011.

Our existing note payable to Douglas B. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million was also restructured.  The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the 2008 Notes.  In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the "Subordinated Note").  The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes.  The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes.  On October 21, 2010, we executed a First Allonge to the Subordinated Note (the "Allonge").  The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.  Mr. Falcone has deferred approximately $4.8 million of interest payments under the note since its inception.  The accrued interest is represented in our Consolidated Balance Sheets under accrued expenses.

The following table summarizes future principal repayments of term loans and other debt (in thousands):

2011	$502
2012	1,051
2013	1,125
2014	1,196
2015	14,201
$18,075

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5.	WARRANTS

Common Stock Warrants

In connection with the Amended and Restated Lampe Loan Agreement, we entered into an Exchange Agreement with LC Capital (the "LC Capital Exchange Agreement") and an Exchange Agreement with Cadence (the "Cadence Exchange Agreement") and together with the LC Capital Exchange Agreement (the "Exchange Agreements").  Pursuant to the Exchange Agreements, the 2008 Notes and warrants to purchase an aggregate of 15.0 million shares of common stock issued in connection with the 2008 Notes were exchanged for the 2010 Secured Notes described above and an aggregate of 10,636,664 shares of common stock.

Following the exchange agreements, we have outstanding warrants to purchase up to an aggregate of 3.1 million shares of common stock upon exercise.  The warrants expire November 2013 and have an exercise price of $0.28.  The outstanding warrants are exercisable at any time and we have agreed to register the public resale of the shares issuable upon the exercise of the warrants.  Because these warrants contain provisions that protect the holder from declines in stock price, we recognize these warrants as liabilities at their respective fair value on each reporting date.  We use a Black-Scholes valuation model to estimate the fair value of the outstanding warrants.  The significant assumptions considered by the model were the amount of outstanding warrants, the remaining term of each warrant, the per share stock price of $0.22, a risk free rate of 0.91%, and a historical volatility of 183.8%.

The table below provides a reconciliation of the beginning and ending balances for our warrant liability and increase in fair value using significant unobservable inputs (Level 3) as of June 30, 2011 (in thousands).

Balance as of January 1, 2011	$587
Decrease in fair value of warrants	(438)
Balance as of June 30, 2011	$149

6.	VAULT CASH

In general, we rent vault cash under a bailment arrangement from financial institutions and pay negotiated fees for the use of that money when it is placed in ATMs we operate.  Vault cash is controlled by employees of the financial institutions and armored car carriers who we contract to deliver the cash to our ATMs.  As cash withdrawals are made at the ATMs, processing companies settle the transactions and send the cash back to the financial institutions from which it was rented.  We have contracts with financial institutions and armored car carriers stating that the vault cash belongs to the bank and that neither we nor the armored car carrier has any legal rights to the funds.

During the six months ending June 30, 2011, the rental rate pertaining to the use of vault cash, for which the cost is recorded as a component of cost of revenue, was 2.75% and the average monthly amount of cash used to vault our ATMs was $38.3 million.

7.	SHARE-BASED COMPENSATION

We calculate the fair value of stock-based instruments awarded to employees on the date of grant and recognize the calculated fair value, net of estimated forfeitures, as compensation expense over the requisite service periods of the related awards.  The following table reflects the total share-based compensation expense included in selling, general and administrative expense of our Condensed Consolidated Statements of Operations for the three and six month periods ended June 30, 2011 and 2010 (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Options	$-	$-	$-	$14
Restricted shares	9	20	47	55
Total share-based compensation expense	$9	$20	$47	$69

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Options:  The following table summarizes stock option activity during the three months ended June 30, 2011 and 2010, as follows:

	Number of shares	Weighted average exercise price
Options Outstanding December 31, 2010	322,500	$1.13
Granted	-	-
Exercised	-	-
Cancelled	-	-
Options Outstanding June 30, 2011	322,500	$1.13

As of June 30, 2011, options to acquire 322,500 shares at a weighted average exercise price of $1.13 per share were exercisable.

The Company did not grant any options during the six months ended June 30, 2011 and 2010, respectively.

Restricted Stock.  The following table summarizes restricted stock activity during the six months ended June 30, 2011, as follows:

Shares
Restricted shares December 31, 2010	353,333
Granted	-
Vested	(158,334)
Forfeited	(16,666)
Restricted shares June 30, 2011	178,333

8.	PROVISION FOR INCOME TAXES

We have not recorded an income tax benefit for the three-month periods ended June 30, 2011 or 2010 because we are uncertain that we will be able to realize the benefit of our net operating loss carryforwards.  As of June 30, 2011, we have net operating losses of approximately $82.6 million available to offset future taxable income for United States federal and state income tax purposes which expire in the years 2020 through 2028.  We have established a valuation allowance for all of our net deferred tax assets based on our review for expected utilization using the "more likely than not" approach in assessing the available positive and negative evidence surrounding their realization.

9.	CHANGES IN SHAREHOLDERS' DEFICIT

The following table provides the transactions for the three-month period ended June 30, 2011 concerning shareholders deficit (in thousands):

	Common		Treasury		Additional Paid-in	Accumulated	Total Shareholders
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balances December 31, 2010	33,205	$33	59	$(21)	$138,681	$(148,459)	$(9,766)
Net income	-	-	-	-	-	(845)	(845)
Share-based compensation	-	-	-	-	47	-	47
Shares issued	159	-	10	-	-	-	-
Balances June 30, 2011	33,364	$33	69	$(21)	$138,728	$(149,304)	$(10,564)

10.	SUBSEQUENT EVENTS

On August, 15, 2011 we announced that we entered into a definitive merger agreement with Cardtronics USA, Inc. ("Cardtronics"), a wholly-owned subsidiary of Cardtronics, Inc. Under the terms of the agreement, Cardtronics will acquire all of the Company's outstanding shares for a cash payment of $0.285 per share and the satisfaction of our total indebtedness of $22.8 million.  The total cash consideration at closing will be approximately $21.2 million.  The transaction is subject to approval by the Company's shareholders and the satisfaction of customary closing conditions.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Cautionary Statements Regarding Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included or incorporated by reference in this quarterly report on Form 10-Q, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, a failure by third parties to service our ATMs, regulatory changes, changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, and statements of assumption underlying any of the foregoing, as well as other factors set forth in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010, in other reports filed with the Securities and Exchange Commission, and in "Item 2 - Management’s Discussions and Analysis of Financial Condition and Results of Operation" below.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements.

Overview

We are an independent automated teller machine ("ATM") deployer, or "IAD" acting as the source for businesses to purchase and operate automated teller machines, or ATMs.  Since 1999, we have expanded our ATM sales, service and operations through internal growth and acquisitions.

As of June 30, 2011, we manage, own and operate 10,382 ATMs in the United States.  We locate our ATMs in high traffic retail environments through national merchants such as The Pantry, Inc., and through regional and locally-owned supermarkets, convenience and other stores.  In addition to providing our merchant customers with supplemental revenues from transaction fees, we believe that the presence of an ATM in a merchant’s store helps to promote higher foot traffic, increase impulse purchases and shopping times, and improve customer retention since the presence of an ATM will likely entice customers to make return visits to the retail site knowing they can obtain cash in the future.  We attempt to maximize ATM usefulness for our customers by participating in as many electronic funds transfer networks, or EFTNs, as practical, including NYCE, Visa, MasterCard, Cirrus, Plus, American Express, Discover/Novus, STAR, Allpoint, and Moneypass.

Products and Services

Historically we have deployed and operated ATMs under two programs, Full placement and Merchant-owned:

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•	Full placement program. Under this program there are three basic arrangements under which an ATM is operated:

•	We own the ATM and are responsible for all of the operating expenses including maintenance, cash management and loading, supplies, signage and telecommunication services;

•	We own the ATM and are responsible for all operational aspects of the unit except for cash management and loading; or

•	We are responsible for all operational aspects of the unit but the ATM is owned by another party.

•
Merchant-owned program.  Under this program, a merchant typically buys an ATM from us and is responsible for the operating expenses, such as maintenance, cash management, supplies, and telecommunication services.  We provide access to transaction processing services and act as a source for procuring maintenance services in the event a machine needs to be repaired.

In 2010, we began offering a third arrangement under which we deploy ATMs on a fully outsourced basis for a minimum fixed fee, primarily to local and community banks and regional credit unions.  While similar to the full placement model, these machines are typically located in professional settings such as office complexes, legal firms, hospitals, and other non-retail professional settings.  Our offering has provided participating financial institutions the ability to expand banking services to their customers with no capital outlay while giving customers the same benefits they would have banking at their local branch or member office.

We also offer prospective retailers a program under which they can rent an ATM and source maintenance support and supplies from us.

Strategic Outlook

During 2011, we will experience the full year impact of the loss of a major customer that occurred during the third quarter of 2010.  We believe our growth opportunities will be in the areas of:

•	Deployment of ATMs at nationwide franchise locations of a leading quick service restaurant (“QSR”) specializing in coffee and donuts;

•	Expansion of our surcharge free ATM solution at our full-placement locations with The Pantry;

•	The generation of alternative revenues by deploying content advertising; and

•	Placing fully outsourced ATMs in professional non-retail locations.

In addition to the activities listed above, we will continue to search for opportunities to:

•	Increase the number of deployed devices with existing as well as new merchant relationships;

•	Increase transaction levels at our existing locations; and

•	Acquire ATM portfolios that complement our installed base.

We continue to evaluate the profitability of our ATMs on a regular basis to maximize the value of each unit.
Recent Developments

On August, 15, 2011 we announced that we entered into a definitive merger agreement with Cardtronics USA, Inc. ("Cardtronics"), a wholly-owned subsidiary of Cardtronics, Inc. Under the terms of the agreement, Cardtronics will acquire all of the Company's outstanding shares for a cash payment of $0.285 per share and the satisfaction of our total indebtedness of $22.8 million.  The total cash consideration at closing will be approximately $21.2 million.  The transaction is subject to approval by the Company's shareholders and the satisfaction of customary closing conditions.

Developing Trends in the ATM Industry

Managed Services.  While many banks own significant networks of ATMs that serve as extensions of their branch networks and increase the level of service offered to their customers, large ATM networks are costly to operate and typically do not provide significant revenue for banks and smaller financial institutions.  Operating a network of ATMs is not a core competency for the majority of banks, other financial institutions, or retailers.  We believe there is an opportunity for large non-bank ATM operators with lower costs and an established operating history, to contract with financial institutions and retailers to manage their ATM networks.  Such outsourcing arrangements could reduce a financial institution’s operational costs while extending their customer service.

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           Decrease in Interchange Rates.  The interchange rates paid to independent ATM deployers, are set by the various EFT networks over which the underlying transactions are routed.  Recently, certain networks have reduced the net interchange fees paid to ATM deployers for transactions routed through their networks.  If additional financial institutions move to take advantage of the lower interchange rate, or if additional networks reduce the interchange rates they currently pay to ATM deployers or increase their network fees, our future revenues and gross profits would be negatively impacted.

Financial Regulatory Reform in the United States  The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"), which contains broad measures aimed at overhauling existing financial regulations within the United States, was signed into law on July 21, 2010.  Among many other things, the Act includes provisions that (1) call for the establishment of a new Bureau of Consumer Financial Protection, (2) limit the activities that banking entities may engage in, and (3) give the Federal Reserve the authority to regulate interchange transaction fees charged by electronic funds transfer networks for electronic debit transactions.  Many of the detailed regulations required under the Act are or have recently been finalized.  The Act, among other things, limits fees that financial institutions can charge retailers for use of debit cards.  Based on the interpretations of the current language contained within the Act, it appears that the regulation of interchange fees for electronic debit transactions will not apply to ATM cash withdrawal transactions.  While we do not believe that the regulations will have a material impact on our operations, if ATM cash withdrawals were to be considered a transaction that falls under the Act, interchange fees could be reduced from their current levels and negatively impact our future revenues and operating profits.  There is also language in the proposed regulations aimed at providing merchants with flexibility for point-of-sale transactions, for which cash would have to be paid versus payment by debit or credit cards.  Implementation of this change could result in increased use of cash and could positively impact our future revenues and operating profits (through increased transaction levels at our ATMs).  The Act also requires debit cards to be recognized (or authorized) over at least two non-affiliated networks and provides for rules that would allow merchants greater flexibility in routing transactions across networks which could be economical for the merchant.  The Federal Reserve requested comments as to whether these network and routing provisions should apply to ATM transactions.  If the final rules apply to ATM transactions and allow flexible routing, we and other ATM operators may be able to manage transactions so it is more economical for more parties.

Operational Metrics

Revenue Components

We derive most of our revenue from ATM transactions.  We also generate revenue from the sale of ATM equipment and service calls.  A description of these revenue sources is provided below.

Transaction-based revenue — sales we derive from withdrawal fees and interchange fees.

•
Withdrawal fees — fees we receive from a processor derived from a customer making an ATM withdrawal.  Withdrawal fees are sometimes referred to as surcharge or convenience fees in the industry.  We collect those fees on a daily basis via deposits from processing companies with whom we have contracts.

•
Interchange fees — fees that an EFTN charges the customer’s financial institution for routing a withdrawal transaction or an account balance inquiry.  The interchange fee is shared based on an agreement between us and the EFTN.  Interchange fees are typically earned on all transactions, in addition to withdrawal transactions, on ATMs owned by both us and our merchants.

Service and other revenue — fees we charge for providing repair, maintenance, other services, parts and supplies to merchants who purchase or rent ATMs from us.

ATM equipment revenue — sales of ATM equipment to an independent operator or merchant.

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Cost of Sales

Our cost of sales primarily consists of costs directly associated with transactions that occur on ATMs we and our merchants own and operate.  These costs include commissions to merchants, vault cash rental expense, service costs, armored car costs, communications expense, transaction processing costs, ATM equipment costs, and other direct operations expense.

Commissions.  The principal cost related to the operation of an ATM is the commission we pay to a merchant or the ATM owner.  The amount of the commission paid is dependent on a number of factors the most important of which is whether we provide cash for the machine.  Under our merchant-owned model, the merchant supplies the ATM with cash to operate the unit and retains the majority or all of the surcharge which is the primary component of commission.  For ATMs we deploy under our full placement model where we pay the costs to operate the unit, the merchant receives a smaller amount of commission than those in our merchant-owned model.  Full placement machines typically generate more income on a per unit basis compared to a merchant-owned unit.

Vault Cash Rental Expense.  We pay a fee to our vault cash provider for renting cash that is used in our full-placement ATMs.  See Note 6 – Vault Cash in our Notes to Consolidated Financial Statements included in Part I Item 1 of this report, for more detail related to our vault cash.

Armored Car Costs. We contract with armored courier services to transport and transfer the cash we use to fill our full-placement ATMs.  We use industry leading armored couriers such as Brinks, Garda and Pendum.  Per our agreements, the armored couriers pick up bulk cash and, using instructions received from our cash management team, prepare the cash for delivery to each ATM on the designated fill day.  Following a predetermined schedule, the armored couriers visit each location on the designated fill day, load cash into each ATM by swapping out the remaining cash for a new fully loaded cassette, and then balance each machine and provide reporting to the vault cash provider who in turn provides us with information regarding the machine balances.

Service Costs.  Depending on the type of arrangement with the merchant, we may be responsible for the maintenance of ATMs we operate.  We typically use third parties with national operations to provide these services but also have staff technicians who perform repairs.  Our primary service vendors are NCR Corporation and Solvport.

Communications.  For our full-placement ATMs, we are responsible for providing telecommunications capabilities, allowing them to connect with the applicable EFT network.

Transaction Processing.  We pay fees to third-party processors to conduct transactions to EFT networks for authorization by the cardholders’ financial institutions and to settle transactions.  We have contracts with Fidelity Information Services , WorldPay™ and First Data Retail ATM Services, L.P.

Cost of ATM Equipment. In connection with the sale of equipment to merchants, we incur costs associated with purchasing equipment from manufacturers, as well as delivery and installation expenses.

Selling, General and Administrative Expense

Our sales, general and administrative expenses include salaries, benefits, advertising and marketing, depreciation, amortization of intangible assets, freight and postage, professional services such as legal and accounting, administrative costs, travel related expenses, telecommunications, and other corporate related costs.

Key Operating Metrics

We rely on certain key measures to monitor our operating performance, including total transactions, total withdrawal transactions, number of transacting ATMs, withdrawals per ATM per month, gross sales per withdrawal transaction, commission per withdrawal, and net transaction based sales per withdrawal per month.

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The following table sets forth information regarding these key measures for the three-month and six-month periods ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total transactions	9,537,704	10,633,907	18,758,448	20,820,811
Withdrawal transactions	7,405,773	8,551,655	14,759,017	16,746,364
Average number of transacting ATMs	10,406	11,014	10,373	10,999
Average withdrawals per ATM per month	237	259	237	254
Average gross transaction-based revenue per withdrawal	$2.54	$2.51	$2.57	$2.51
Average commission per withdrawal	$1.92	$1.74	$1.92	$1.76
Average net transaction-based revenue per withdrawal	$.62	$.77	$.65	$.75

The average number of transacting ATMs in our network during the three months ended June 30, 2011 decreased by 608 from 11,014 in the three months ended June 30, 2010 compared to 10,406 in 2011.  This decrease was primarily due to normal attrition and the removal of 465 ATMs due to the non-renewal of a customer contract in June 2010.  The decrease in the number of transacting machines contributed to 1.1 million, or 13.4%, decrease in the number of withdrawal transactions between the first six months of 2011 and 2010.

The number of transacting ATMs in our network at June 30, 2011 was 10,382 compared to 11,000 at June 30, 2010.

We experienced a decrease in the average net transaction-based revenue per withdrawal of $0.15 to $0.62 in the three months ended June 30, 2011 from $0.77 in the three months ended June 30, 2010.  This decrease was primarily due to the removal of units that contributed larger per unit margins and new contracts that were installed with higher commission structures.  We experienced a decrease in the average net transaction-based revenue per withdrawal of $0.10 to $0.65 in the six months ended June 30, 2011 from $0.75 in the six months ended June 30, 2010.  This decrease was primarily due to the removal of units that contributed larger per unit margins and new contracts that were installed with higher commission structures.  Net transaction-based revenues were also impacted by lower interchange revenue as a result of networks increasing their fees per transaction.  While a majority of these fees are being fully passed through to the ATM merchant/operator, the fee reduction directly reduces revenue on our full placement units.  We expect future network fee increases will impact margins on units on which the fees cannot be passed forward to the ATM merchant/operator.

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Results of Operations

The following table sets forth our Consolidated Statements of Operations information as percentages.  The percentages for transaction-based revenue and ATM equipment and other revenue are calculated as a percentage of total revenues.  The percentages for cost of ATM operating revenue, cost of ATM equipment and other revenue, and total cost of revenue are a percentage of their corresponding revenue.  The percentages for gross profit, selling, general and administrative expenses, operating income, and net loss are calculated as a percentage of total revenues.  Percentages may not add due to rounding.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	%	%	%	%
Revenues:
Transaction-based revenue	95.9	97.6	96.4	95.2
ATM equipment and other revenue	4.1	2.4	3.6	4.8
Total revenues	100.0	100.0	100.0	100.0

Cost of revenues:
Cost of ATM operating revenue	88.1	84.0	88.6	84.1
Cost of ATM equipment and other revenue	84.0	51.5	77.5	84.7
Total cost of revenue	88.0	83.2	88.2	84.1

Gross profit	12.0	16.8	11.8	15.9

Sales, general and administrative expenses	12.8	12.8	12.8	12.2

Operating income (loss)	(0.8)	4.0	(1.0)	3.6

Net income (loss)	(3.2)	9.3	(2.2)	3.0

Comparison of Results of Operations for the Three and Six Month Periods Ended June 30, 2011 to the Three and Six Month Periods Ended June 30, 2010.

Revenues

The following table sets forth selected information from our Condensed Consolidated Statements of Operations.  The results are in thousands, except for percentages.

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Revenues:
Transaction-based revenues	$18,836	$21,452	(12.2)	$37,867	$42,053	(10.0)

Service and other revenues	153	287	(46.7)	333	560	(40.5)

ATM equipment revenues	652	248	162.9	1,071	1,577	(32.1)

Total revenues	$19,641	$21,987	(10.7)	$39,271	$44,190	(11.1)

Transaction-based revenues were approximately $18.8 million during the three months ended June 30, 2011 compared to $21.1 million for the corresponding period of 2010.  This $2.6 million, or 12.2%, decrease was primarily attributable to fewer transacting units between the periods.

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Transaction-based revenues were approximately $37.9 million during the six months ended June 30, 2011 compared to $42.1 million for the corresponding period of 2010.  This $4.2 million, or 10.0%, decrease was primarily attributable to fewer transacting units between the periods.

Service and other revenues decreased by $134,000, or 46.7%, to $153,000 during the three-month period ended June 30, 2011 compared to $287,000 in the corresponding period in 2010.  The decrease was primarily due to fewer billable service calls as a result of the replacement of older ATMs with newer equipment and lower build out revenue associated with installations of ATMs and other related equipment at financial institution locations.

Service and other revenues decreased by $227,000, or 40.5%, to $333,000 during the six-month period ended June 30, 2011 compared to $560,000 in the corresponding period in 2010.  The decrease was primarily due to fewer billable service calls as a result of the replacement of older ATMs with newer equipment and lower build out revenue associated with installations of ATMs and other related equipment at financial institution locations.

ATM equipment revenues increased by $404,000, or 162.9%, to approximately $652,000 during the three months June 30, 2011 from $248,000 during the corresponding period of 2010.  This increase was the result of hardware sales to several large customers in 2011 that were not made in 2010.

ATM equipment revenues decreased by $506,000, or 32.1%, to approximately $1.1 million during the six months June 30, 2011 from $1.6 million during the corresponding period of 2010.  This decrease was the result of hardware sales to several large customers in 2010 that were not made in 2011.

Cost of Revenues

The following table sets forth selected costs of sales data from our Condensed Consolidated Statements of Operations.  The results are in thousands, except for percentages.

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Cost of ATM operating revenues:
Commissions	$14,187	$14,899	(4.8)	$28,415	$29,471	(3.6)
Processing costs	727	647	12.4	1,472	1,096	34.3
Armored car service	338	727	(53.5)	853	1,203	(29.1)
Cost of cash	505	517	(2.3)	940	1,030	(8.7)
Service costs	538	805	(33.2)	1,235	1,663	(25.7)
Machine depreciation	193	219	(11.9)	365	450	(18.9)
Communication costs	79	168	(53.0)	195	396	(50.8)
Other costs	33	37	(10.8)	69	65	6.2
Total cost of ATM operating revenues	$16,600	$18,019	(7.9)	$33,544	$35,374	(5.2)

Cost of ATM equipment and other revenues:
ATM equipment cost	558	127	339.4	887	1,522	(41.7)
Other revenue cost	118	148	(20.3)	200	289	(30.8)
Total cost of ATM equipment and other revenues	$676	$275	145.8	$1,087	$1,811	(40.0)

Total cost of revenues	$17,276	$18,294	(5.6)	$34,631	$37,185	(6.9)

Cost of ATM operating revenues consist primarily of commissions, cost of vault cash, service costs, processing costs, armored car service costs, communication costs and machine depreciation.  Cost of ATM equipment and other revenue is directly related to machine sales and varies period to period based on sales volumes.  Cost of ATM operating revenues decreased approximately $1.4 million, or 7.9%, to $16.6 million during the three months ended June 30, 2011 compared to $18.0 million in the same period in 2010.  Costs of ATM operating revenues decreased approximately $1.8 million, or 5.2%, to $33.5 million during the first six months of 2011 as compared to $35.4 million in the first six months of 2010.  The reasons for the changes between the three and six month periods ended June 30, 2011 and June 30, 2010 are described below.

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Commissions decreased from $14.9 million during the three-month period ended June 30, 2010 to $14.2 million in the three-month period ended June 30, 2011.  This decrease of approximately $712,000, or 4.8%, resulted primarily from fewer withdrawal transactions due, in part, to the loss of a principal customer in June 2010.  Commissions decreased from $29.5 million during the six-month period ended June 30, 2010, to $28.4 million in the six-month period ended June 30, 2011.  This decrease of approximately $1.1 million, or 3.6%, resulted primarily from fewer withdrawal transactions due, in part, to the loss of a principal customer in June 2010.  Commissions as a percentage of transaction based sales were 75.3% and 69.4% for the three month periods ended June 30, 2011 and 2010, respectively, and 75.0% and 70.1% for the six month periods ended June 30, 2011 and 2010, respectively.

Processing fees increased $80,000, or 12.4%, to approximately $727,000, in the three months ended June 30, 2011 compared to $647,000 in the corresponding period of 2010.  The increase is due to higher fees being charged by the networks which facilitate ATM transactions.  Processing fees increased $376,000, or 34.3%, to approximately $1.5 million, in the six months ended June 30, 2011 compared to $1.1 million in the corresponding period of 2010.  These charges are partially offset by corresponding increases in network pass-thru fee revenue of $166,000 between the three months ended June 30, 2011 and 2010, and $295,000 between the six months ended June 30, 2011 and 2010, which represents the amount of the increased fees we pass along to the ATM operators under our merchant-owned program.

Armored car costs decreased $389,000, or 53.5%, to $338,000 in the three months ended June 30, 2011 from $727,000 in the corresponding period of 2010.  This decrease is attributable to the removal of approximately 465 ATMs from service in 2010 for which there is no corresponding cost in 2011.  Armored car costs decreased $350,000, or 29.1%, to $853,000 in the six months ended June 30, 2011 from $1.2 million in the corresponding period of 2010.  This decrease is attributable to the removal of approximately 460 ATMs from service in 2010 for which there is no corresponding cost in 2011.

Our cost of vault cash decreased by $12,000, or 2.3%, to $505,000 during the three months ended June 30, 2011 from $517,000 in the same period of 2010.  This decrease consisted of a $281,000 decrease associated with the reduction of units during 2010 which was offset by an increase in the cost of vault cash insurance and the addition of costs for new units that were added to replace the units which came out of service.  Our cost of vault cash decreased by $90,000, or 8.7%, to approximately $940,000 million during the first six months of 2011 from approximately $1.0 million in the first six months of 2010.  The reason for the decrease in this period is similar to that of the second quarter.  The average amount of vault cash we utilized for ATMs we supply cash to decreased by $8.2 million, or 18.6%, to $35.8 million for the first six months of 2011 from $44.0 million for the first six months of 2010.  The interest rate on our vault cash facility remained constant at 2.75%.

Maintenance and third party service costs decreased $267,000, or 33.2%, to approximately $538,000 during the second quarter of 2011 compared to $805,000 in the second quarter of 2010.  The reduction is primarily attributable to the removal of 465 ATMs under a contract that was not renewed in June 2010.  Maintenance and third party service costs decreased $428,000, or 25.7%, to approximately $1.2 million in the first six months of 2011 compared to $1.6 million in the first six months of 2010.  The reduction in this period is similar to that of the second quarter.

ATM equipment cost of revenue increased $431,000, or 339.4%, to $558,000 in the second quarter of 2011 from approximately $127,000 in the second quarter of 2010 due to equipment sales to several large customers in 2011 which did not occur in 2010.  ATM equipment revenue cost decreased $635,000, or 41.7%, to $887,000 in the first six months of 2011 from approximately $1.5 million in the first six months of 2010 due to equipment sales to several large customers in 2010 that were not repeated in 2011.

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Gross Profit (in thousands, except for percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Gross profit	$2,365	$3,693	(36.0)	$4,640	$7,005	(33.8)

During the three months ended June 30, 2011, gross profit was approximately $2.4 million compared to $3.6 million in the same period of 2010.

During the six months ended June 30, 2011, gross profit was approximately $4.7 million compared to $7.0 million in the same period of 2010.

The reasons for the decrease in gross profit between the three and six month periods of June 30, 2011 and 2010, are identified in the revenues and cost of revenues explanations previously discussed in this report.

Selling, General, and Administrative Expenses (in thousands, except for percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Selling, general and administrative	$2,516	$2,816	(10.7)	$5,016	$5,401	(7.1)

Selling, general and administrative expense decreased by $300,000, or 10.7%, to $2.5 million for the three months ended June 30, 2011 from approximately $2.8 million for the three months ended June 30, 2010.  The primary reduction in selling, general and administrative expense was related to lower legal, accounting, and other expenses of approximately $223,000 for the three months ended June 30, 2011.  Selling, general and administrative expense as a percent of total revenues for the second quarters of 2011 and 2010 was 12.8%, respectively.

Selling, general and administrative expense decreased by $385,000, or 7.1%, to approximately $5.0 million in the first six months of 2011 from approximately $5.4 million in the first six months of 2010.  The primary reduction in selling, general and administrative expense was related to lower legal, accounting, and other expenses of approximately $343,000 in the first six months of 2011 compared to the first six months of 2010.  Selling, general and administrative expense as a percent of total revenues increased to 12.8% in the first six months of 2011 from 12.2% in the first six months of 2010.

Operating Income (Loss) (in thousands, except for percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Operating income (loss)	$(151)	$877	(117.2)	$(376)	$1,604	(123.4)

During the three months ended June 30, 2011, we had an operating loss of $151,000, compared to operating income of $877,000 for the three months ended June 30, 2010.  The reasons for the decreases have been discussed above in sales and costs.  During the first six months of 2011, we had an operating loss of $376,000 compared to operating income of $1.6 million.

Depreciation and Amortization (in thousands, except for percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Depreciation expense	$286	$311	(8.0)	$553	$633	(12.6)
Amortization expense	129	739	(82.5)	306	1,470	(79.2)

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Depreciation is accounted for in both cost of sales and selling, general and administrative expense.  Machine depreciation for ATMs that we own is included in cost of sales while all other depreciation related to furniture fixtures and equipment, computer related assets and automobiles is included in selling, general and administrative expense.  Amortization listed above is related to intangible assets and debt issuance.  Debt issuance amortization is accounted for below operating income and included in interest expense.

The decrease in depreciation between the three and six month periods ended June 30, 2011 and 2010 reflects additional depreciation for new equipment and lower depreciation as the result of equipment that was written off during 2010.

The decrease in amortization expense is the result of the acceleration of debt issuance amortization as a result of our debt refinancing in September of 2010.

Interest Expense (in thousands except for percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Interest expense	$504	$759	(33.6)	$995	$1,516	(34.4)
Amortization – debt issuance	11	560	(98.0)	22	1,119	(98.0)
Total interest related expense	$515	$1,319	(61.0)	$1,017	$2,635	(61.4)

Interest expense for the three months ended June 30, 2011 decreased by $255,000, or 33.6%, to $504,000 from $759,000 in the corresponding period of 2010.  Interest expense for the six months ended June 30, 2011 decreased by $521,000, or 34.4%, to $995,000 from $1.5 million in the corresponding period of 2010.  This decrease was the result of refinancing our credit facility and restructuring other long-term indebtedness in the third quarter of 2010.

Change in Fair Value of Warrants

Effective January 1, 2009, we adopted new accounting guidance that can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price.  Protection provisions reduce the exercise price of a warrant or convertible instrument if the issuer either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price.  We evaluated and determined that outstanding warrants to acquire our stock contain provisions that protect holders from declines in the stock price and as a result, recognized these warrants as liabilities at their respective fair values on each reporting date.  For a complete description of the loss on warrant value, see our consolidated financial statements contained elsewhere in this report.

We have outstanding warrants to purchase up to an aggregate of 3.1 million shares of common stock.  The warrants expire November 2013 and have an exercise price of $0.28.  The outstanding warrants are exercisable at any time and we have agreed to register the public resale of the shares issuable upon the exercise of the warrants.  We use a Black-Scholes valuation model to estimate the fair value of the outstanding warrants.

The table below provides a reconciliation of the beginning and ending balances for our warrant liability and increase in fair value using significant unobservable inputs (Level 3) as of June 30, 2011 (in thousands).

Balance as of January 1, 2011	$587
Decrease in fair value of warrants	438
Balance as of June 30, 2011	$149

We determined the fair value of our warrants using a Black-Scholes model.  The significant assumptions considered by the model were the amount of outstanding warrants, the remaining term of each warrant, the per share stock price of $0.09 a risk free rate of 0.43%, and a historical volatility of 138.4%.

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Net Income (Loss) (in thousands, except for percentages)

We experienced a decrease in Net income (loss) between the three and six month periods ended June 30, 2011 and 2010 of approximately $2.7 million and $2.2 million.

To supplement the GAAP presentation of net income (loss), the table below provides a reconciliation of GAAP net income (loss) to adjusted net income (loss).  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the Non-GAAP financial measure included below may be different from, and, therefore, not comparable to, similar measures used by other companies.  The Company's Non-GAAP measure of net income (loss) is adjusted for the change in warrant valuation.  We believe this Non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding the impact of the warrant valuation as it may be counter indicative to our core business operating results.  We also believe investors could benefit from referring to this Non-GAAP financial measure when assessing performance, planning, forecasting and analyzing future periods.  This Non-GAAP financial measure also allows management alternative comparisons to historical performance and its competitors' operating results in addition to providing greater transparency with respect to supplemental information used by management in its financial and operational decision making.

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Net income (loss)	$(623)	$2,048	(130.4)	$(845)	$1,332	(163.4)
Change in warrant value	(12)	(2,482)	(99.5)	(438)	2,342)	(81.3)
Adjusted net loss	$(635)	$(434)	46.3	$(1,283)	$(1,010)	27.0

We recognized an adjusted net loss after adjustments of approximately $635,000 for the three months ended June 30, 2011 compared to an adjusted net loss after adjustments of $434,000 for the corresponding period of 2010.

We recognized an adjusted net loss after adjustments of approximately $1.3 million for the six months ended June 30, 2011 compared to an adjusted net loss after adjustments of $1.0 million for the corresponding period of 2010.

Provision for Income Taxes

We have recorded no benefit from our losses for the first quarters of 2011 and 2010 because we are uncertain that we will be able to realize the benefit of our net operating loss carryforwards.

Liquidity and Capital Resources

Our principal ongoing funding requirements are for working capital to finance operations, make debt payments, and fund capital expenditures.  We believe that our cash resources are adequate for our currently anticipated needs over the next twelve months.

Net cash provided by operating activities during the six months ended June 30, 2011 and 2010 was approximately $1.5 million.

Net cash used in investing activities during the six months ended June 30, 2011 was approximately $1.5 million compared to $969,000 in the six months ended June 30, 2010.  Cash used in both periods consisted primarily of capital expenditures for ATMs and equipment.

Net cash used in financing activities was $646,000 during the six months ended June 30, 2011 and consisted of repayment of term loans.  Net cash used in financing during the six months ended June 30, 2010 was $950,000 and consisted of repayment of term loans.

We had cash and cash equivalents of approximately $1.7 million at June 30, 2011 compared to $5.4 million at June 30, 2010.  At June 30, 2011, we had a net working capital deficit of approximately $9.0 million compared to a net working capital deficit of $6.6 million at December 31, 2010.

On August, 15, 2011 we entered into a definitive merger agreement with Cardtronics USA, Inc. ("Cardtronics"), a wholly-owned subsidiary of Cardtronics, Inc., a Houston, Texas, based provider of automated teller machine services.

Under the terms of the agreement, Cardtronics will acquire all of the outstanding shares of the Company for a cash payment of $0.285 per share and satisfy the Company's total indebtedness of $22.8 million.  The total cash consideration at closing will be approximately $21.2 million.  The companies expect an early fourth quarter completion date for the transaction.

On September 3, 2010, we obtained $5.5 million via a senior secured loan, (the "Senior Loan"), pursuant to a Loan and Security Agreement (the "Senior Loan and Security Agreement"), by and among us, our subsidiaries, and Sovereign Bank.  The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets.  We have the right to prepay the then outstanding balance, in whole or in part, at anytime.  If we prepay 50.0% or more of the then outstanding balance, we are required to pay a fee initially equal to 5.0% of the amount prepaid which reduces ratably on an annual basis to 1% of the amount prepaid four years after funding.  On October 21, 2010, we entered into a First Amendment to the Senior Loan and Security Agreement and on May 11, 2011, we entered into a Second Amendment to the Senior Loan and Security Agreement.  The Senior Loan and Security Agreement, as amended, contains standard and customary covenants including, prohibitions on incurring additional indebtedness, making loans or investments, granting security interests in any of our property, or acquiring any business or assets without the consent of Sovereign Bank.  The Second Amendment modified the financial covenants starting for the quarters ending on or after June 30, 2011, to require that we maintain (i) minimum liquidity of $1.0 million on deposit with Sovereign Bank, increasing to $1.5 million on December 31, 2011, (ii) a fixed charge coverage ratio of not less than .65 to 1 as of the quarter ending June 30, 2011, increasing to 1.25 to 1 for quarters ending on or after December 31, 2011, and (iii) a funded debt to EBITDA ratio of not more than 2.35 to 1 for the quarter ending June 30, 2011, decreasing to 2.0 to 1 for quarters ending on or after September 30, 2011.  We did not meet the fixed charge coverage ratio or the funded debt to EBITDA ratio for the quarter ending June 30, 2011, however the violations were waived by the lender.  We did meet the minimum liquidity covenant as of June 30, 2011.

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           The proceeds of the Senior Loan, together with $2.0 million of cash on hand, were used to repay $7.5 million of principal due on our existing $11.0 million Senior Secured Notes payable to  LC Capital Master Fund, Ltd. ("LC Capital") and Cadence Special Holdings II, LLC ("Cadence"), (the "2008 Notes").  The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011.  In connection with the closing of the Senior Loan, we entered into an Amended and Restated Loan and Security Agreement, dated September 3, 2010, with LC Capital, Cadence and Lampe Conway & Co., LLC as administrative agent and collateral agent (the "Amended and Restated Lampe Loan and Security Agreement"), pursuant to which the 2008 Notes were amended and restated (the "2010 Secured Notes").  The 2010 Secured Notes in the aggregate principal amount of $3.5 million, are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on March 3rd and September 3rd of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank.  Pursuant to the Amended and Restated Lampe Loan and Security Agreement, as amended on October 21, 2010 and May 11, 2011, we are prohibited from paying interest on the 2010 Secured Notes unless we have a cash balance of $3.25 million after such payment.  The Second Amendment modified the financial covenants starting for the quarters ending on or after June 30, 2011, to require that we maintain (i) a minimum liquidity of $800,000 on deposit with Sovereign Bank increasing to $1.2 million on December 31, 2011, (ii) a fixed charge coverage ratio of not less than .525 to 1 as of the quarter ending June 30, 2011, increasing to 1.125 to 1 for quarters ending on or after December 31, 2011, and (iii) a funded debt to EBITDA ratio of not more than 2.55 to 1 for the quarter ending June 30, 2011, decreasing to 2.2 to 1 for quarters ending on or after September 30, 2011.  As of December 31, 2010, we were in compliance with all financial covenants.  We did not meet the fixed charge coverage ratio or the funded debt to EBITDA ratio for the quarter ending June 30, 2011, however the violations were waived by the lender.  We did meet the minimum liquidity covenant as of June 30, 2011.

Our existing note payable to Douglas B. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million was also restructured.  The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the 2008 Notes.  In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the "Subordinated Note").  The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes.  The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes.  On October 21, 2010, we executed a First Allonge to the Subordinated Note (the "Allonge").  The Allonge amends the dates in which interest shall be paid from April 18 and October 18 of each year to March 3 and September 3 of each year.  Mr. Falcone has deferred approximately $4.8 million of interest payments under the note since its inception.  The accrued interest is represented in our Consolidated Balance Sheets under accrued expenses.

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The following table summarizes future principal repayments of term loans and other debt (in thousands):

2011	$502
2012	1,051
2013	1,125
2014	1,196
2015	14,201
$18,075

Off-Balance Sheet Arrangements

As of June 30, 2011, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies and Estimates

Our critical accounting policies and estimates as of June 30, 2011 are consistent with those discussed in our Annual Report on Form 10-K for the year ended December 31, 2010.

ITEM 4.	CONTROLS AND PROCEDURES

As of June 30, 2011, we carried out the evaluation of the effectiveness of our disclosure controls and procedures required by Rule 13a-15(e) under the Exchange Act under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2011, our disclosure controls and procedures were effective to ensure that information we are required to disclose in reports that we file or submit under the Exchange Act is: (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

There has been no change in our internal control over financial reporting identified in connection with this evaluation that occurred during our fiscal quarter ended June 30, 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

ITEM 6.	EXHIBITS

31.1
Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2
Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCESS TO MONEY, INC.

Date: August 15, 2011	By:	/s/ Michael J. Dolan
Michael J. Dolan
Chief Financial Officer

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ACCESS TO MONEY, INC.
PROXY
Special Meeting of Stockholders, October 28, 2011
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Access to Money, Inc., a Delaware corporation (the “Company”), hereby appoints Richard B. Stern and Michael J. Dolan, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the special meeting of stockholders of the Company to be held on Friday, October 28, 2011 at 9:00 a.m., at Crowne Plaza New Jersey, 2349 West Marlton Pike, Cherry Hill, New Jersey 08002, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. If signed and no direction is given for any item, the shares represented by this Proxy will be voted “FOR” the approval and the adoption of the Agreement and Plan of Merger, “FOR” the non-binding proposal regarding certain merger-related executive compensation arrangements, and “FOR” any adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

The undersigned hereby revokes all previous proxies and acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on October 28, 2011 and the Proxy Statement.

SPECIAL MEETING PROXY CARD

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.
		FOR	AGAINST	ABSTAIN

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 15, 2011 by and among Access to Money, Inc., Cardtronics USA, Inc., CATM Merger Sub, Inc., LC Capital Master Fund, Ltd., and Cardtronics, Inc.
		☐	☐	☐

2.	To consider and vote upon an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.	☐	☐	☐

3.
To consider and vote upon a proposal to adjourn the special meeting, if necessary, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.
		☐	☐	☐

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as an attorney, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date: